UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

AEROBIC CREATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51091	20-0781155
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

547 Boulevard
Kenilworth, New Jersey	07033
(Address of Principal Executive Offices)	(Zip Code)

1 (908) 497-0280
(Registrant’s telephone number, including area code)

47 School Avenue
Chatham, New Jersey 07928

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report on Form 8-K and other materials we will file with the Securities and Exchange Commission contain, or will contain, disclosures which are forward-looking statements. Forward-looking statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; proposed acquisitions, our expectations concerning regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

➢	our ability to integrate the companies we acquired;

➢

failure on our part to maintain and expand our existing relationships with customers, including customers of the companies we acquired, and develop new customer relationships, including new customers of the companies we acquired;

➢	the level of acceptance of integrated third party logistics services;

➢	industry competition;

➢	our ability to continue to execute our growth strategies;

➢	litigation, legislation, regulation or technological developments affecting logistics services;

➢	general economic conditions; and

➢	other factors discussed under the headings “Risk Factors,” “Financial Information” and “Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should also read, among other things, the risks and uncertainties described in the section of this current report on Form 8-K entitled “Risk Factors.”

EXPLANATORY NOTE

Upon the consummation of the recapitalization (as described more fully below), Maritime Logistics US Holdings Inc. became our wholly-owned subsidiary and our business operations became those of Maritime Logistics US Holdings Inc. and its subsidiaries. We refer to Maritime Logistics US Holdings Inc. as Maritime Logistics throughout this current report on Form 8-K. Maritime Logistics is an ocean transportation intermediary logistics company. Unless otherwise indicated or the context otherwise requires, the terms the “Company,” “we,” “us,” and “our” refer to Aerobic Creations, Inc. and its subsidiaries after giving effect to the recapitalization, the financings and the acquisitions described below. This current report contains summaries of the recapitalization, the financings and the acquisitions and certain agreements executed in connection with those transactions. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, which are exhibits hereto and are incorporated herein by reference. Unless otherwise provided, all of the share numbers and per share prices in this current report give effect to a reverse stock split approved by written consent of more than a majority of our stockholders, in connection with the recapitalization (both as described below). Upon the effectiveness of the reverse split, each 11.2261585365 shares of our common stock will be combined into one share of common stock. We anticipate that the reverse stock split will be effected in approximately 60 days.

Item 1.01. Entry into a Material Definitive Agreement

On November 8, 2006, Maritime Logistics merged with our wholly-owned subsidiary pursuant to an agreement and plan of merger and, as a result, Maritime Logistics is now our wholly-owned subsidiary. Immediately following the merger, referred to as the recapitalization, we consummated (i) a $65 million senior credit facility, (ii) a $33.1 million private placement of our common stock and warrants to purchase common stock, (iii) a $65 million private placement of secured notes and warrants to purchase common stock and (iv) the acquisition of two businesses. Please see Item 2.01 of this current report on Form 8-K for a description of these transactions and the material agreements entered into in connection therewith. The disclosure in Item 2.01 is incorporated herein by reference.

Item 2.01. Completion of Acquisitions or Dispositions of Assets

SUMMARY OF THE RECAPITALIZATION, THE FINANCINGS AND THE ACQUISITIONS

The recapitalization

On November 8, 2006, Maritime Logistics entered into an agreement and plan of merger with a wholly-owned subsidiary of Aerobic and closed the merger the same day. In connection with the recapitalization, the former stockholders of Maritime Logistics received an aggregate of approximately 1.451 million shares of our common stock, after giving effect to the reverse stock split.

We will treat the merger as a recapitalization for financial accounting purposes. Maritime Logistics will be treated as the acquirer for accounting purposes, whereas Aerobic will be treated as the acquirer for legal purposes. Accordingly, historical financial statements of Aerobic before the recapitalization will be replaced with the historical financial statements of Maritime Logistics in this current report and all future filings with the Securities and Exchange Commission, or SEC.

Reverse stock split and other actions by written consent

Immediately after the merger and prior to the financings and acquisitions, our board and more than a majority of our stockholders approved a one for approximately 11.226 share reverse stock split by written consent. Unless otherwise indicated, all share numbers, per share information and share price information contained herein gives effect to this reverse stock split. Following the completion of the recapitalization, in addition to approving the reverse split, more than a majority of our stockholders, by written consent, also agreed to amend our certificate of incorporation, to, among other things, change our corporate name to Summit Global Logistics, Inc. and approve certain benefits plans. The reverse stock split, name change and other actions will not become effective until we comply with Regulation 14C of the Securities Exchange Act of 1934. We expect to file a Schedule 14C relating to the reverse split and other actions on or about November 20, 2006. Assuming that the filing is not reviewed by the SEC, we expect to have complied with Regulation 14C and to consummate the reverse split, name change and other actions contemplated by the information statement within 60 days.

Issuance of new securities

Following the recapitalization, to raise working capital, fund the acquisitions and satisfy certain existing obligations, we issued the following securities, solely to accredited investors, in two private placements:

▪	Notes and warrants. In exchange for $65 million, we issued $65 million in aggregate principal amount of the notes and warrants to purchase 2,363,636 shares of common stock at an exercise price of $11.00 per share for no additional consideration. We refer to this part of the financing as the “note financing.” The senior notes are secured by a second lien on substantially all of our assets and, based on the current conversion price of $11.00 per share, are convertible into 5,909,091 million shares of our common stock subject to adjustment as provided in the notes. Pursuant to a registration rights agreement with the purchasers of the notes, we are required to file a shelf registration statement for the resale of the common stock issuable upon conversion of the notes and exercise of the warrants by January 7, 2007. The terms of the notes and warrants are described further under “Description of notes” and “Description of warrants.”

▪

Common stock and warrants. In exchange for approximately $33.1 million, we issued 3,307,759 shares of common stock and warrants to purchase 2,480,819 shares of common stock, at an exercise price of $10.00 per share. We refer to this part of the financing as the “common stock financing.” Pursuant to a registration rights agreement with the purchasers of the common stock, we are required to file a shelf registration statement for the resale of the common stock issued to the investors and the common stock issuable upon exercise of the warrants by January 7, 2007. Certain additional purchasers have not yet funded their subscription commitment. If and when we receive these funds, we will issue additional shares and warrants. The additional funds from these subscriptions are not included n this current report nor in the financial information contained herein.

▪

Warrants Issued to Placement Agent. In connection with the note financing we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 354,545 shares of our common stock on the same terms as the warrants issued in the note financing. Additionally, in connection with the common stock financing, we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 171,000 shares of our common stock on the same terms as the warrants issued in the common stock financing.

In addition to the 1.451 million shares of common stock issued to the stockholders of Maritime Logistics in the recapitalization and the securities issued in the private placements described above, we also issued the following securities in private placements in connection with the recapitalization and the acquisitions:

▪	Common stock to our former stockholders. We issued 62,500 shares of common stock in satisfaction of certain of our pre-merger contractual obligations to certain of our stockholders.

▪

Common stock in connection with the acquisitions. We issued 2.55 million shares of common stock in connection with the acquisitions of the two businesses as described below and in satisfaction of certain obligations relating to Maritime Logistics earlier acquisition of SeaMaster Logistics (Holding) Limited.

Senior secured credit facility

In addition to the note financing and common stock financing, we also obtained a senior secured credit facility from Fortress Credit Corp. and certain other lenders, consisting of (i) a $10 million revolver and (ii) a $55 million term loan. We refer to these loans as the “senior credit facility.” As of the date of this filing, the entire amount of the term loan is outstanding ($55 million) and the availability of the revolver has been reduced by approximately $4.2 million as a result of covering existing letters of credit. The senior credit facility is secured by a first lien on substantially all of our assets (subject to certain other liens permitted under the senior credit facility). See “Management’s discussion and analysis of financial condition and results of operations.”

The common stock financing, the note financing and the senior credit facility are sometimes collectively referred to as the “financings.”

Acquisitions

Immediately following the recapitalization and simultaneously with the consummation of the financings, we acquired through Maritime Logistics (i) all of the equity interests of FMI Holdco I, LLC (referred to as FMI) and its parent company FMI Blocker, Inc.; and, then (ii) substantially all of the assets of the TUG Logistics group of companies, including TUG Logistics, Inc., TUG Logistics (Miami), Inc. and Glare Logistics, Inc. (collectively, referred to as the TUG Assets) and all of the equity interests of Clare Freight, Los Angeles, Inc. and TUG New York, Inc. (referred to as the TUG companies, and together with the TUG Assets, referred to as TUG). FMI and TUG are together referred to herein as the acquired companies. FMI is a full-service United States logistics company specializing in the apparel and footwear industries. TUG is a full-service, asset-light, ocean transportation intermediary, logistics provider and customs clearance broker with operations in the United States and agency relationships in China. In addition, prior to the recapitalization, in September, 2006, Maritime Logistics acquired SeaMaster Logistics (Holding) Limited or SeaMaster. SeaMaster is a Hong Kong based, asset-light, ocean transportation intermediary and logistics provider with offices in Hong Kong and an exclusive agency network in China. Each of these businesses is described in more detail under “Item 1, Business.”

The purchase price of FMI was approximately $130 million, of which $115 million was paid in cash and the remainder was paid by issuance of approximately 1.55 million shares of our common stock (232,500 shares of which were issued to FMI employees). The purchase price for TUG was approximately $10 million in cash, of which $4 million was paid in cash on the closing date and an estimated $6 million may be paid pursuant to an earn-out based on the performance of TUG in accordance with the terms of the TUG Acquisition Agreement. Additionally, selling stockholders of TUG received 550,000 shares of our common stock and 50,000 stock options for shares of our common stock. The purchase price of SeaMaster was 450,000 shares and $15 million in cash to be paid over five years as an “earn-out” based on the performance of SeaMaster. In addition, we have granted employees of SeaMaster stock options exercisable for 50,000 shares our of common stock.

We used $119 million of the net proceeds from the financings to acquire the acquired companies. Under the senior secured credit facility, we are permitted to incur additional indebtedness. We intend to draw upon such indebtedness, if available, the revolving line of credit under the senior secured credit facility, certain of the proceeds from the note financing and the common stock financing and any free cash flow generated from operations, for ongoing working capital needs and to the extent we determine advisable to purchase additional logistic companies.

Share ownership

The following table shows the allocation of our share ownership, as of the date of this filing, on an actual and a fully diluted basis (in each case after giving effect to the one for approximately 11.226 reverse stock split):

Owner	Outstanding Shares of Common Stock	Shares of Common Stock (fully diluted) (1)

Pre-recapitalization stockholders of Aerobic	246,000	246,000
Former stockholders of Maritime Logistics	1,451,000	1,451,000
Former equity holders and employees of FMI	1,550,000	1,550,000
Former stockholders of TUG	550,000	550,000
Former stockholders of SeaMaster	450,000	450,000
Investors in common stock offering	3,307,759	3,307,759
Holders of warrants issued in the common stock financing (upon exercise of the warrants) (2)		2,480,819
Holders of the notes (on conversion of the notes)(3)		5,909,091
Holders of warrants issued in the notes financing (upon exercise of warrants)(2)		2,363,636
Holders of options (upon exercise of outstanding stock options)		1,205,000
Placement agent warrants (upon the exercise of warrants)(2)		525,545

TOTAL	7,554,759	20,038,850

(1)	Assuming exercise of outstanding options and warrants (at current exercise price) and conversion of the convertible notes (at the current conversion price).
(2)	Share number subject to adjustment in accordance with warrants.
(3)	Share number subject to adjustment in accordance with the notes.

Furthermore, we approved an equity plan for future key employees which currently provides for the issuance of options or restricted stock for up to 195,000 shares of common stock and for stock appreciation rights. See “Executive Compensation.”

Disclosure

As disclosed elsewhere in this report, on November 8, 2006, we acquired Maritime Logistics in a reverse acquisition transaction. Item 2.01(f) of Form 8–K states that if the registrant was a shell company, as Aerobic was immediately before the transaction disclosed under Item 2.01 (i.e., the reverse acquisition), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or Form 10SB. Accordingly, we are providing below the information that would be included in such form. Please note that the information provided below relates to the combined company after the merger with Maritime Logistics, the reverse split, the financings and the acquisitions, except that information relating to periods prior to the date of the recapitalization only relate to Aerobic unless otherwise specifically indicated.

1.          BUSINESS

Overview of our business

Through our operating subsidiary, Maritime Logistics, and its subsidiaries, we are an international third party logistics provider specializing in ocean transportation intermediary services for Asia and North America. We maintain offices on the East and West Coasts of the United States, major ports in China (through an exclusive agency network), Hong Kong, and have operations in Russia, Turkey and Georgia. Currently, we operate a global network of freight forwarding and ocean transportation intermediaries in 25 key transportation hubs, and have over 11 logistics centers with over 1.9 million square feet of warehouse space in the United States. In addition, we serve over 40 independent agent-owned offices. Our business is managed from four principal support offices in Kenilworth, New Jersey; Los Angeles, California; St. Petersburgh, Russia; and Hong Kong, as well as through our exclusive agent in Shanghai, China.

Our history

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our common stock is quoted on the OTC Bulletin Board. We were formed as a Nevada corporation on February 25, 2004, under the name “Aerobic Creations, Inc.” Aerobic’s initial business plan was to produce and sell aerobics workout DVDs, but Aerobic never had any meaningful business operations. In June 2006, Bartley Loethen acquired 1,000,000 pre-split shares of common stock from some of Aerobic’s founders. On June 14, 2006, R&R Biotech Partners, LLC and Arnold Kling acquired 1,300,000 pre-split shares of the common stock of Aerobic from Aerobic’s existing stockholders (including acquiring all of the shares held by Mr. Loethen) pursuant to a stock purchase agreement. At that time, Aerobic also sold an additional 8,200,000 pre-split shares of Aerobic’s common stock in a private placement to R&R Biotech Partners, LLC and Arnold Kling. R&R Biotech Partners, LLC and Mr. Kling thereby became the owners of approximately 92.4% of the issued and outstanding capital stock of Aerobic. Aerobic was reincorporated as a Delaware corporation in July 2006 through a migratory merger. From July 2006 until the recapitalization as described in more detail below, Aerobic engaged in no active operations.

On November 8, 2006, Maritime Logistics merged with our wholly-owned merger subsidiary. Maritime Logistics was the surviving corporation of the merger and became a wholly-owned subsidiary of Aerobic. The stockholders of Maritime Logistics exchanged their shares of common stock of Maritime Logistics for the common stock of Aerobic, and became the owners of approximately 97.3% of the issued and outstanding capital stock of Aerobic (prior to the financings and acquisitions).

Upon the effectiveness of the merger and prior to the financings and the acquisitions, our stockholders voted, by written consent, to amend and restate our certificate of incorporation, to, among other things, change our corporate name from Aerobic to Summit Global Logistics, Inc. and effect the reverse split, as described below. In addition, our stockholders voted to approved certain executive compensation arrangements and to adopt a new stock incentive plan and certain other benefit plans (as described herein). We intend to file an information statement with the Securities and Exchange Commission under Regulation 14C of the Securities Exchange Act, as amended with respect to these stockholder consents.

After completion of the merger, we joined the common stock financing, the note financing and the senior credit facility commitments arranged by Maritime Logistics. With the proceeds of the financings, we acquired FMI and TUG. As a result, the former stockholders and employees of Maritime Logistics, FMI and TUG own approximately 53.0% of our issued and outstanding capital stock, the holders of common stock issued in the common stock financing own approximately 43.8% of our issued and outstanding capital stock and the previous stockholders of Aerobic hold the remainder of our outstanding common stock.

History of our operating company Maritime Logistics

In connection with the merger, we acquired the businesses of Maritime Logistics, FMI and TUG.

Maritime Logistics, a Delaware corporation, was established on February 6, 2006 as an ocean transportation intermediary logistics company by former executives of P&O Nedlloyd, North America, a subsidiary of P&O Nedlloyd Ltd. P&O Nedlloyd Ltd. was one of the world’s largest intermodal transportation companies, prior to its merger with A.P. Møller/Maersk in August, 2005.

Since its inception, an integral part of Maritime Logistics’ growth strategy has been to continuously evaluate acquisition opportunities in all the markets in which it operates and to expand its service offerings to its customers. During 2006, Maritime Logistics completed several acquisitions, including AmeRussia Shipping Company Inc., AmeRussia Ltd., and SeaMaster Logistics (Holding) Ltd. In addition, Maritime Logistics entered into agreements to acquire TUG and FMI.

Effective May 4, 2006, Maritime Logistics acquired through AMR Investments Inc, all of the issued and outstanding shares of each of AmeRussia Shipping Company Inc. and AmeRussia Ltd. Maritime Logistics financed the acquisition of AmeRussia Shipping Company Inc. and AmeRussia Ltd. with a combination of cash from operations, earnouts and borrowings. AmeRussia Shipping Inc. is an ocean transportation intermediary with operations in Kenilworth, New Jersey and Houston, Texas. AmeRussia Ltd. is a Russian freight forwarder. AmeRussia Shipping Company, Inc. and AmeRussia Ltd. are collectively referred to as AmeRussia. AMR Investments Inc is licensed in the United States as an ocean transportation intermediary and freight forwarder. Maritime Logistics began providing logistics services in conjunction with its acquisition of AmeRussia Shipping and AmeRussia Ltd., initially through access to AmeRussia Shipping’s ocean transportation intermediary license and diversified client base. AmeRussia provided a platform around which the management team of Maritime Logistics could execute its strategy to complete the acquisition of SeaMaster Logistics (Holding) Limited, referred to as SeaMaster, and eventually the recapitalization with Aerobic and the acquisitions of FMI and TUG. Maritime Logistics formed Summit Logistics International Inc. in February 2006 to act as its principal ocean transportation intermediary, referred to as Summit Logistics. Summit Logistics is trading as an ocean transportation intermediary in the United States under the AMR Investments, Inc. and AmeRussia Shipping Company Inc. licenses.

In June 2006, Maritime Logistics entered into exclusive letters of intent to acquire each of FMI, TUG and SeaMaster, and in August 2006, the management team of Maritime Logistics entered into discussions to acquire Aerobic.

Maritime Logistics, through its wholly-owned subsidiary, SeaMaster Logistics Inc., acquired SeaMaster Logistics (Holding) Limited on September 28, 2006. SeaMaster is a Hong Kong/China based asset-light, ocean transportation intermediary and logistics provider with offices in Hong Kong and an exclusive agency network in China. SeaMaster Logistics Inc. is licensed in the United States as an ocean transportation intermediary. We financed the acquisition of SeaMaster through the issuance of our stock and an earnout. SeaMaster was formed in September, 2006 by its former stockholders, and had no operations and other than a stockholder’s promise to loan it money, no assets and no liabilities, prior to its acquisition by Maritime Logistics.

Maritime Logistics executed a definitive acquisition agreement to purchase TUG on October 2, 2006, and executed a definitive agreement to purchase FMI on October 23, 2006. We acquired FMI and TUG, immediately following the merger, pursuant to agreements arranged by Maritime Logistics. We acquired, through Maritime Logistics, (i) all of the equity interests of FMI Holdco I, LLC and its parent company; and, then (ii) substantially all of the assets or equity interest of the TUG Logistics group of companies, including substantially all of the assets of TUG Logistics, Inc., TUG Logistics (Miami), Inc. and Glare Logistics, Inc., as well as all of the equity interests of Clare Freight, Los Angeles, Inc. and TUG New York, Inc., which collectively we refer to as TUG. We immediately dissolved the parent company of FMI Holdco I, LLC, FMI Blocker, Inc., after the recapitalization. FMI Blocker, Inc. was a pass-through entity with no assets other than its interest in FMI Holdco I, LLC.

FMI, a limited liability company based in New Jersey, is a leading logistics provider to the apparel and footwear industries. FMI is a full service United States ocean transportation intermediary, logistics provider and trucking company specializing in the footwear and apparel industries. It operates in six locations in the United States with approximately 1.9 million square feet of warehouse space and over 700 non-union employees. FMI was founded by Ernest DeSaye in 1979 as a non-asset based ocean transportation intermediary operation focused on the apparel market. FMI expanded its service offering in 1986 by opening a warehouse in close proximity to the Newark, New Jersey airport, which also provided proximity to the New York/New Jersey piers. As a result of the continued increase in the quantity of imported freight handled by FMI, in 1986, FMI introduced local ground transportation services, which gave FMI control over the quality of service provided in retrieving and delivering imported goods.

TUG was founded in 1994 by Messrs. Robert Lee and Robert Wu as a non-asset based ocean transportation intermediary operation focused on imports and exports between the United States and Asia. TUG is a full-service, asset-light, ocean transportation intermediary, logistics provider and customs clearance broker with operations in the United States and agency operations in China. TUG was initially named Trans-Union Group but was renamed TUG Logistics, Inc. in 2001. TUG operates in six locations in the United States. TUG has approximately 50,000 square feet of warehouse space in Carson, California and over 155 non-union employees. We financed the acquisition of TUG and FMI through a combination of our common stock and cash, and in the case of TUG, an earnout.

Additional information regarding our acquisitions is set forth under the heading “Acquisitions,” in our combined financial statements included in this 8-K and under the caption, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” elsewhere herein.

Organizational Structure

We are a holding company and all of our operations are conducted through our subsidiaries. Our direct and indirect subsidiaries, along with their countries of incorporation and our ownership interests, are listed on Exhibit 21.1, included with this report. We own, directly or indirectly all the capital stock (equity interests) of each of our subsidiaries.

Industry Overview

The logistics industry is an important sector in the United States economy. Effective supply chain management has increased in importance as business demands more efficient and cost-effective distribution services. Businesses increasingly perform manufacturing and assembly operations in multiple locations far from the markets for their products, distribute products to numerous distant destinations and strive to minimize inventory. As a result of the growing demand for just-in-time distribution, companies frequently require expedited transportation services. Utilizing a third-party logistics provider, businesses can benefit from enhanced distribution services while reducing premiums paid for expedited services on an independent basis. The fragmentation in the logistics industry has historically forced businesses to procure their transportation service needs through a disparate network of providers, each focused on a discrete element of their transportation needs such as freight forwarders, non-vessel operating common carriers (“NVOCC”) and fully-integrated carriers. As a result, moving a product from an international port into the United States and to the customer’s distribution center or store typically involves multiple vendors which can result in inconsistent service, reduced supply chain visibility and cost inefficiencies.

Customers historically had three choices to move their cargo: (i) an ocean transportation intermediary (i.e. freight forwarder/ non-vessel operating common carriers), (ii) a contract logistics provider or (iii) an integrated ocean carrier. An ocean transportation intermediary procures shipments from customers and arranges transportation of the cargo on a carrier. Contract logistics companies provide pick up and delivery service, primarily through their own captive fleets of ships, trucks and/or aircraft and integrated supply chain management services to customers. An integrated ocean carrier typically does not provide many of the logistics services provided by a contract logistics provider or an ocean transportation intermediary, focusing primarily on owning ships to transport cargo by sea rather than arranging for the actual cargo move from source to destination. The emergence of third-party logistics providers gives customers a new choice. A third-party logistics provider offers services that overlap those provided by an ocean transportation intermediary and a contract logistic provider. The third-party logistics provider selects from various transportation options in routing customer shipments, and is often able to serve customers less expensively and with greater flexibility than integrated carriers. Like the freight forwarder, a third-party logistics provider avoids the high fixed expenses associated with owning, operating and maintaining equipment utilized by integrated carriers as well as the significant restrictions on delivery schedules and shipment weight, size and type. In addition, a global third-party logistics provider typically offers value-added warehousing, drayage and other services that a freight forwarded/ non-vessel operating common carriers may not offer.

We seek to use our global network, relationships with ocean common carriers and other transportation providers, and expertise in outsourced logistics services to improve our customers’ visibility into their supply chains while reducing their logistics costs.

Business Overview – Our Services

We offer domestic and international ocean, air and ground third-party logistics services. Our revenues will ultimately be generated from a number of diverse services, including air freight forwarding, ocean freight forwarding and intermediary transportation, customs brokerage, logistics, warehousing, local and line-haul trucking, and other value-added services.

Specifically, we provide value added services in each of the following areas.

▪

Ocean Freight. We forward freight via ocean from the country of manufacture, primarily China and India, to most cities in the United States through our major offices in Houston, Los Angeles, San Francisco, Miami and New York. We also unload and reload ocean cargo.

▪

Air Freight. We forward freight via air from the place of manufacture, primarily Asia, to our major hubs in Los Angeles, Miami and New York. These services include the pickup and delivery of cargo from airlines and airport terminals as well as trans-loading. Freight that is trans-loaded is typically not stored, but rather is repacked for immediate shipment on outbound trailers.

▪

Consolidation. We are a full-service logistics provider that manages purchase order information and inventory throughout the global supply chain for our clients. We manage cargo according to our client’s instruction from the point of manufacture to the United States by ocean, air and ground transportation to its specified final destination. We also manage the documentation and provide full inventory visibility for the cargo, including:

¡	vendor education and management;

¡	multi-country consolidation;

¡	distribution services: warehousing, ticketing & labeling and deconsolidation;

¡	transportation management; and

¡	landed cost per unit reporting and analysis.

Our customers are able to track the movement of their cargo with off-the-shelf tools and proprietary software developed in-house which typically has features such as barcode scanning and electronic data interchange.

▪

Customs Clearance Brokerage. We provide our customers with customs documentation and services for United States Customs clearance. This service includes classification and valuation, duties payment, taxes, or other charges assessed or collected by United States Customs for a product’s importation, or the refund, rebate, and drawback on any customer merchandise. This service helps customers expedite their shipments through to the “last mile” and avoid penalties.

▪

Preference & Military Cargo. The United States Maritime Administration and the Department of Defense oversee the movement of military and preference cargo. We expect to perform preference cargo transportation services for the United States government.

▪

Supply Chain Technology. We provide customers with third-party logistics services and supply chain management capabilities that are supported by widely accepted industry standard Internet-based software applications (principally Log-Net). These services maximize a customer’s in-transit inventory visibility, which facilitates the reduction of inventory carrying costs and can contribute to increased operating flexibility. These services can provide customers with the ability to generate substantial cost savings. We intend to invest in commercial and proprietary IT development to enhance our capabilities and to expand our logistics services business.

▪

Contract Logistics. We provide customized logistics services that enable our clients to improve the performance of their supply chain by assisting them in analyzing and managing their supply chain. Specific services offered include procurement services, cost management and global inventory flow management. We also have the ability to maximize the use of our supply chain, including optimization of mode and route network. In addition, we intend to implement total supply chain solutions combining our capabilities with select partners.

▪

Intermodal. We provide a range of inter-modal (rail-based), truck-brokerage and information services for North American and international customers shipping full-truckload shipments to or from points in Asia and the United States. We expect to be able to co-ordinate inter-modal shipments from door-to-door, door-to-ramp or ramp-to-ramp, using competitive transportation services in the market. Management maintains contracts with ocean carriers that provide rail service in North America and we have access to hundreds of trucking operators, as well as FMI owned and operated trucks, to facilitate the transition between international and domestic transportation. Domestic moves offered by our subsidiaries include the pickup and delivery of loose cargo on a local level, typically less than 500 miles. Our line-haul service includes the transport of freight for long distance moves, typically in excess of 500 miles. In addition, we offer an outbound delivery service. This service includes the pickup of cargo from wholesalers and subsequent delivery to either metropolitan consolidators or retailers. We also offer pier drayage via FMI and other third-party operators. This service includes the pickup and delivery of full or empty containers to or from local piers or terminals and is integrally linked to our maritime focused business strategy.

▪

Warehousing & Distribution. We now lease approximately 1.9 million square feet of warehouse space in the United States. We have an extensive warehouse-based, freight management and distribution system in North America, servicing the needs of specialty retail, consumer durables, consumer packaged goods and consumer electronics customers. We offer handling services which include the unloading of inbound cargo, sorting into defined lots, transferring of cargo onto pallets into warehouse locations, pulling part or all of the cargo for shipping, labeling the cargo, and tendering and/or loading the cargo into an outbound truck. We provide these services in New Jersey, New York, Los Angeles, Mira Loma and Miami. We also offer storage services, which consist of warehousing of cargo, within facilities leased by the Company. Storage tends to be short-term (three to six weeks). In addition, we offer a multitude of value-added-services. Value-added-services include a variety of services such as ticketing of garments, label removal, quality inspection, pressing and a host of other services that are required to correct mistakes made at the factory or shipper level to prepare the garments for the store floor. Our operations in New Jersey, Los Angeles and Miami offer specialized “pick & pack” services to our customers. Through the use of advanced hand-held scanners, pick & pack services are used to support store-level replenishments at certain major retailers. Our pick & pack services have been an area of growth within our warehouse operations. We believe a competitor would have to make substantial investments in specialized racking and technology to replicate our services at the same service levels. Container freight station services include the unloading of bonded import cargo prior to United States customs clearance, the temporary staging of the cargo in a customs authorized area of the facility, the release and tender of the cargo upon verification of customs delivery authorized documentation, and all handling, documentation, storage and other fees associated with this service. We operate container freight station services in New Jersey, Los Angeles, and New York.

▪	Insurance. The Import/Export of cargo requires the shipper to purchase insurance to protect its cargo. We arrange this insurance and charge a premium for such coverage.

In addition, FMI Trucking, a wholly-owned indirect subsidiary of FMI, provides local ground transportation within a 500 mile radius of the Carteret, New Jersey facility. FMI Trucking services the New York, New Jersey, and Philadelphia piers, and works in conjunction with our other subsidiaries to provide air freight retrieval and delivery from the John F. Kennedy airport. To support a major customer, FMI Trucking recently opened a small operation in Charleston, South Carolina. Through FMI Express, a wholly-owned indirect subsidiary of FMI, we provide integrated long distance ground transportation for freight originating in both New Jersey and Los Angeles, CA. We focus on providing line-haul to customers of all our operating subsidiaries, including Summit International, AmeRussia, SeaMaster, and TUG. On a purely standalone basis we do not believe the profit margins associated with the line-haul trucking are as attractive as the profit margins on ocean/air ocean transportation intermediary, trans-loading and warehousing services. To maximize its return on assets, FMI Express utilizes owner-operators or third party carriers for approximately 60% of the miles driven. FMI operates approximately 470 trailers and approximately 240 tractors and trucks for ground transportation.

Our Strategy and Competitive Advantages – How we plan to succeed

We are seeking to achieve a market leadership position in the maritime third-party logistics provider sector by (i) combining and integrating the contract logistic services of Maritime Logistics and FMI with the ocean transportation intermediary services of TUG; (ii) maximizing the anticipated strategic synergy between Maritime Logistics, FMI and TUG; (iii) capitalizing on the strong market position of FMI in the apparel, footwear and specialty retail sectors; (iv) increasing market share through superior service and implementation of technology; (v) reducing costs through scale and purchasing power efficiencies, as well as outsourcing certain operations; (vi) expanding into expected areas of high growth and taking advantage of expected favorable industry dynamics in 2007; and (vii) expanding service offering(s) to our customers.

Our objective is to be a premier global third-party logistics provider. As such, we plan to transform the acquired companies from niche operations into global, integrated, high performance, international logistics service providers that are maritime-intensive, asset-light, technology-driven and scalable. We plan to leverage Maritime Logistics’ expertise, relationships and sales force in the maritime sector to significantly augment the ocean transportation intermediary and logistic services of the acquired companies. We expect to provide ocean transportation intermediary and logistic services from the place of manufacture, primarily Asia and India, into the United States, with a wide variety of services including custom brokerage, insurance, trans-loading, warehousing, value-added warehousing services, distribution and local and long distance ground transportation. We plan to grow our logistics services by integrating supply chain offerings into a “one stop shop” or sole source third-party logistics provider service. We expect to generate business opportunities with the established customers of the acquired companies and to attract new customers. We believe our fully integrated third-party logistics provider service offering will be a point of competitive differentiation and advantage.

We plan to continue to analyze opportunities to consolidate complementary ocean intermediary and third-party logistics providers servicing market verticals we believe are high growth in the United States, Asia (including, China, Taiwan, Thailand and Vietnam), Russia, the Middle East and India.

Financial Information about Services and Geographic Segments

Additional information regarding our operations by geographic segment and gross revenue and net revenue attributable to our principal services is set forth in “Geographic Segments Operating Results” in our combined financial statements included in this current report and in this report appearing under the caption, “Management’s discussion and analysis of financial condition and results of operations,” elsewhere herein.

We conduct much of our business outside of the U.S. and we anticipate that revenue from foreign operations will account for a significant amount of our future revenue. Our global operations are directly related to and are dependent upon the volume of international trade and are subject to various factors, risks and uncertainties, including those described elsewhere in this report, including under the caption, “Risk Factors.”

Our Customers

We plan to grow our third-party logistics business by integrating the entire logistics supply chain offering into a sole source third logistic provider offering the additional ocean transportation intermediary and custom clearance brokerage services to FMI’s customers and offering contract logistics, trucking and value-added warehouse services to TUG’s customers.

We produce customized supply chain solutions that provide the logistics services our clients require. We use our planning and optimization systems to identify the needs of our customers and to develop supply chain solutions tailored to our customers’ industry-specific requirements. In this way, we attempt to become our customers’ primary logistics partner for supply chain services, thereby increasing the range and volume of transactions and services provided to our clients. For fiscal 2005, after giving effect to the reorganization and the acquisitions, no single customer accounted for more than 10% of our gross revenue. Our top ten customer account for approximately one-third of our business.

Seasonality

Historically, our operating results have been subject to seasonal trends when measured on a quarterly basis. Our first and second fiscal quarters are traditionally weaker compared with our other fiscal quarters. This trend is dependent on numerous factors, including the markets in which we operate, holiday seasons, climate, economic conditions and numerous other factors. A substantial portion of our revenue is derived from customers in industries whose shipping patterns are tied closely to consumer demand or are based on just-in-time production schedules. We cannot accurately predict the timing of these factors, nor can we accurately estimate the impact of any particular factor, and thus we can give no assurance that these historical seasonal patterns will continue in future periods.

Sales and Marketing

Our sales force is divided into geographic regions that complement our strategy. Salespeople are generally paid a base salary plus a commission on the business they generate. Currently, we employ approximately 25 full-time salespersons who receive assistance from our senior management and regional and local managers. World-wide, we maintain three principal geographic regions: Europe, North America and Asia, and each regional manager is responsible for the financial performance of his or her region. Our sales force and customer service is centralized, and our senior management insures customer service and sales is uniform and efficient. Each of our regional managers focuses on our ocean transportation intermediary and freight forwarding, contract logistics and customs brokerage services. Our centralized team of senior managers focuses on marketing all our supply chain solutions services.

Our sales and marketing efforts are directed at both global and local customers. Our global solutions sales and marketing teams focus their efforts on obtaining and developing large volume global accounts with multiple shipping locations which require comprehensive solutions. These accounts typically impose numerous requirements on their providers, such as electronic data interchange, Internet-based tracking and monitoring systems, proof of delivery capabilities, customized shipping reports and a global network of offices. During our initial review of a customer’s requirements, we determine the current status of the customer’s supply chain process. We analyze the supply chain requirements of our customer and determine improvements through modification or re-engineering. After discussing with the customer the various supply chain solutions which could be implemented for them, we implement the desired solutions. The requirements imposed by our large volume global accounts often limit the competition for these accounts to large freight forwarders, third-party logistics providers and integrated carriers with global operations. We expect our global solutions sales and marketing teams to also target companies operating in specific industries with unique supply chain requirements, such as the apparel and high technology electronics industries.

Our local sales and marketing teams focus on selling to and servicing smaller-and medium-sized customers who primarily are interested in selected services, such as freight forwarding, contract logistics and customs brokerage. These sales and marketing teams may work together on larger accounts.

Research and Development

We currently do not conduct research and development activities.

Suppliers

We are dependent on contracts from multiple intermodal containerized transportation carrier companies to transport the containers containing our customers cargo primarily for transpacific and transatlantic moves. We do not depend on any single carrier. The role of such carriers is to transport containers from port to port. Our customers demand a global network of services, including ocean, truck and rail transportation. Currently, there are approximately 20 major containerized transportation companies serving the transatlantic and transpacific sectors. Many other smaller carriers serve these sectors, north-south trade lanes and feeder services on shorter routes.

Competition

Competition within the ocean transportation intermediary, logistics and supply chain management industries is intense. While the maritime logistics industry in the United States is fragmented, we believe our primary competition consists of a relatively small number of international firms that have the worldwide capabilities to provide the breadth of services that we offer. Primary competitors include A.P. Møller/Maersk, American President Line/GATX; Expeditors International of Washington, Inc.; and Panalpina World Transport Holding Ltd. We also expect to encounter competition from regional and local third-party logistics providers, integrated transportation companies that operate their own aircraft, cargo sales agents and brokers, surface freight forwarders and carriers, airlines, associations of shippers organized to consolidate their members’ shipments to obtain lower freight rates, and Internet-based freight exchanges. We believe it is becoming increasingly difficult for smaller regional competitors or providers with a more limited service offering to compete, which we expect to result in further industry consolidation and business opportunities for us.

Generally, we believe that successful companies in our industry must provide customers with integrated, global supply chain solutions. Among the factors that we believe are impacting our industry are the outsourcing of supply chain activities, increased global trade and sourcing, increased demand for time-definite delivery of goods, and the need for advanced information technology systems that facilitate real-time access to shipment data, customer reporting and transaction analysis. In addition, the most important competitive factors in our sector are quality of service, including reliability, responsiveness, scope of operations, geographic coverage and price. Furthermore, as supply chain management becomes more complicated, we believe companies are increasingly seeking full-service solutions from a single or limited number of partners that are familiar with their requirements, processes and procedures and that can provide services globally.

The apparel logistics industry in which FMI competes is fragmented with a number of companies providing many of the services offered by FMI in the supply chain process, but very few offering an end-to-end comprehensive menu of services like FMI. We do not believe there is any single competitor that provides comparable performance across all of the services and gateways that FMI offers. Furthermore, FMI’s focus on the apparel industry, in particular garments on hangers, provides a distinct barrier to entry for competitors who do not possess this expertise. FMI’s competitors include the logistics divisions of ocean liners such as A.P. Møller/Maersk and APL, as well as non-asset based logistics companies, such as Expeditors International of Washington, Inc. and UTI Worldwide Inc.

We are an asset-light third-party logistics provider, and we believe that we will, through our well-positioned global network, be able to provide cost-effective, integrated, superior supply chain management services to our customers. We believe few competitors offer the end-to-end comprehensive menu of services for small to mid-size importers we offer. We believe that, upon execution of our strategy, there will be few independently aligned, competitors that offer comparable services in its markets. We believe our competitive advantages include: (i) our scalable, cost-efficient, asset-light third-party logistics provider business model; (ii) our diverse customer base; (iii) our global network, particularly in Asia; and (iv) our experienced management team.

Technology

We seek to compete by utilizing the strengths of our global network and proprietary information technology, and by integrating technologies from strategic third party outsourced logistics systems service providers. Our goal is to ensure the seamless integration of systems while simultaneously reducing internal operating costs and improving the customers’ supply chain visibility. We will implement E-Freight Technologies core product, E-Cargo as our global operating platform across all origin offices. This product is extremely robust in the maritime third party logistics sector and offers us the ability to provide data direct to Customs via their Automated Manifest System module. We will build Electronic Data Interchange interfaces to incorporate data from the operating platform directly to LOGNET as our visibility product for all customers. This product is a recognized industry leader in providing integrated supply chain visibility tools to customers. Execution of our technology platform will be important to achieve our overall goals. We plan to have a single point for data entry thus ensuring data quality and accuracy. We believe this strategy will be a key strategic advantage in the market. We have entered into off-the-shelf license agreements with E-Freight Technologies to implement our logistics technology platform. There can be no assurance that we will fully implement or integrate such platform into our operations. See Risk Factors elsewhere herein.

Working capital practices

See the discussion contained under the heading “Liquidity and capital resources” in Item 2.01 of this current report on Form 8-K, which is incorporated herein by reference.

New market segments

We are not currently developing any new segments. However, we review acquisition opportunities as they arise. While growth through acquisition is an element of our overall strategic growth plan, there can be no assurance that any additional acquisitions will be completed in the foreseeable future, or that any future acquisitions will have a positive effect on our financial performance. Certain of the operative documents related to our note financing and our senior credit facility limit our ability to consummate further acquisitions.

Licenses, Franchises and Concessions

Other than the licenses identified under “Regulatory,” we have no material licenses, franchise contracts or concessions.

Intellectual Property

We intend to apply for federal trademark or service mark registration of the marks TUG, SeaMaster, Summit Global Logistics, and FMI. These marks are currently being registered in selected foreign countries. We have no patents nor have we filed any patent applications. While we may seek further trademarks or service marks and perhaps patents on inventions or processes in the future, we believe our success depends primarily on factors such as the skills and abilities of our personnel rather than on any trademarks, patents or other intellectual property registrations we may obtain.

Employees

At November 8, 2006, we employed a total of 833 persons. A breakdown of our employees by region is as follows:

Region	No. of Employees

Americas	822
Asia Pacific	5
Europe	6

Total	833

None of our employees are subject to collective bargaining or trade union arrangements.

Regulation

The Federal Maritime Commission regulates ocean transportation intermediary and non-vessel operating common carrier operations to and from the United States. The Federal Maritime Commission licenses intermediaries (combined ocean freight forwarders and non-vessel operating common carrier operators). Indirect ocean carriers are subject to regulation by the Federal Maritime Commission regulation, under its tariff publication and surety bond requirements, and under the Shipping Act of 1984 and the Ocean Reform Shipping Act of 1998, particularly those terms proscribing rebating practices. For ocean shipments not originating or terminating in the United States, the applicable regulations and licensing requirements typically are less stringent than those that originate or terminate in the United States.

We are licensed as a customs broker by the U.S. Customs and Border Protection office of the Department of Homeland Security (CBP) in United States’ customs districts in which we do business. All U.S. customs brokers are required to maintain prescribed records and are subject to periodic audits by the CBP. As a certified and validated party under the self-policing Customs-Trade Partnership Against Terrorism (C-TPAT), we are also subject to compliance with security regulations within the trade environment that are enforced by the CBP. We are also subject to regulations under the Container Security Initiative, which is administered by the CBP. Since February 1, 2003, TUG has been submitting manifests automatically to U.S. Customs from foreign ports 24 hours in advance of vessel departure. Our foreign customs brokerage operations are licensed in and subject to the regulations of their respective countries. We must comply with export regulations of the U.S. Department of State, including the International Traffic in Arms Regulations, the U.S. Department of Commerce and the CBP regarding what commodities are shipped to what destination, to what end-user and for what end-use, as well as statistical reporting requirements.

Some portions of our warehouse operations require authorizations and bonds by the United States Department of the Treasury and approvals by the CBP.

Certain of our United States trucking and truck brokerage operations are subject to regulation by the Federal Motor Carrier Safety Administration (the FMCSA), which is an agency of the United States Department of Transportation, and by various state agencies. The FMCSA has broad regulatory powers with respect to activities such as motor carrier operations, practices and insurance. Interstate motor carrier operations are subject to safety requirements prescribed by the FMCSA. Subject to federal and state regulation, we may transport most types of freight to and from any point in the United States. The trucking industry is subject to possible regulatory and legislative changes (such as the possibility of more stringent environmental, safety or security regulations or limits on vehicle weight and size) that may affect the economics of the industry by requiring changes in operating practices or the cost of providing truckload services.

Our air transportation activities in the United States are subject to regulation by the Department of Transportation as an indirect air carrier and by the Federal Aviation Administration. We are also subject to security measures and strict shipper and customer classifications by the Department of Homeland Security through the Transportation Security Administration (TSA). Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation, as necessary. Our indirect air carrier status is also subject to the Indirect Air Carrier Standard Security Program administered by the TSA.

We are subject to a broad range of foreign and domestic environmental and workplace health and safety requirements, including those governing discharges to air and water and the handling and disposal of solid and hazardous wastes. In the course of our operations, we may be asked to store, transport or arrange for the storage or transportation of substances defined as hazardous under applicable laws. If a release of hazardous substances occurs on or from our facilities or while being transported by us or our subcontracted carrier, we may be required to participate in, or have liability for, the remedy of such release. In such case, we also may be subject to claims for personal injury and natural resource damages.

Although we have not been affected by compliance with, or liability arising under, these environmental, health and safety laws, we cannot predict what impact future environmental, health and safety regulations might have on our business.

We believe that we are in substantial compliance with applicable material regulations and that the costs of regulatory compliance have not had a material adverse impact on our operations to date. However, our failure to comply with the applicable regulations or to maintain required permits or licenses or should a U.S. governmental agency prohibit a transfer of a license in connection with any of the acquisitions it could result in substantial fines or revocation of our operating permits or licenses. We cannot predict the degree or cost of future regulations on our business. If we fail to comply with applicable governmental regulations, we could be subject to substantial fines or revocation of our permits and licenses.

Available Information

We are a reporting company under the Securities Exchange Act of 1934. Our website address is https://www.summitgl.com. The information included in our website is not included as a part of, or incorporated by reference into, this current report. We will make available through our website our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have filed or furnished such material to the SEC.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and in formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

1A.     RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals, including those described below. You should carefully consider risks described below and the other information included in this current report, including our financial statements and related notes. Our business, financial condition and results of operations could be harmed by any of the following risks. However, the risks and uncertainties described below are not the only ones we face. If any of the events or circumstances described below were to occur, our business, financial condition and results of operations could be materially adversely affected. As a result, the trading price of our common stock could decline, and our stockholders could lose part or all of their investment.

Risks Related To Our Business

We are implementing a new and untested business plan that may not produce the results that we expect.

We have adopted a business plan involving the development of a non-asset based, global, third-party logistics services provider, largely through acquisitions. We began executing our new business plan in May 2006. We have no operating history as a combined company under our current business model. As a result, even though we are being managed by senior executives with significant experience in the industry, our lack of operating history as a combined company makes it difficult to predict whether our business plan will be successful.

We were formed through the combination of several existing businesses and we plan to grow, in part, through acquisitions of complementary businesses. Growth by acquisitions involves risks and we may not be able to identify or acquire companies consistent with our growth strategy or successfully combine and integrate acquired businesses into our operations.

We are the result of the combination of several existing businesses and we intend to continue pursuing opportunities to expand our business through acquisitions in the future. Our acquisition strategy involves numerous risks, including, but not limited to, those relating to:

•	identifying appropriate acquisition candidates and negotiating acquisitions on favorable terms and valuations,

•	integrating accounting management information, human resources and other administrative systems to permit effective management, as well as business processes and services,

•	implementing or remediating controls, procedures and policies appropriate for a public company at companies that prior to the acquisition lacked these controls, procedures and policies,

•	possible write-offs or impairment charges resulting from acquisitions,

•	distracting management from existing operations,

•	limits contained in the documents relating to the note financing and the senior credit facility,

•	retaining employees and customers, and

•	unexpected or unanticipated costs, expenses and liabilities.

Our strategy to grow in part through acquisitions may affect our financial condition, short-term cash flow and net income as we expend funds, increase indebtedness and incur additional expenses in connection with pursuing acquisitions. We also may issue securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of securities that we may issue could in turn be significant which could dilute the interests of existing stockholders. In addition, we may also grant registration rights covering the securities issued in connection with such acquisitions and investments. If we fail to successfully integrate the acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, and our operating results may be adversely affected.

Our obligation to make earn-out payments in connection with our acquisitions may adversely impact our liquidity and could result in future dilution to our stockholders.

Under the acquisition agreements for the TUG group of companies and SeaMaster we are required to pay a portion of the purchase price over a number of years in the form of earn-out installments. Earn-out installments are payable, in cash and shares of common stock, based upon the future earnings of TUG and SeaMaster. We will be required to make significant payments in the future if the earn-out installments become due. The performance of these businesses could vary substantially from our performance as a whole. If this happens, we could be obligated to make substantial earn-out payments even though our business as a whole is not performing well. Moreover as the earn-out installments will be based upon earnings, and not cash flow, we cannot assure that any of the acquired companies will otherwise generate sufficient cash flow to pay the earn-out installments related to such company without regard to our performance as a whole. We therefore may have to secure additional financing to fund the remainder of any cash-based earn-out payments as they become due. We cannot assure that such financing would be available on favorable terms, if at all. Our obligations to pay future earn-out installments could therefore negatively impact our financial condition and results of operations and if financed through the issuance of additional equity, may be dilutive to our stockholders.

We might require additional capital to support business growth. If we are not able to obtain such capital, our business will be adversely affected.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges or opportunities, including the need to develop new services or to enhance our existing service, enhance our operating infrastructure or acquire complementary businesses and technologies. We may finance some portion of our future acquisitions by using shares of our common stock for all or a substantial portion of the consideration to be paid. In the event that our common stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources, if available, in order to maintain our acquisition program. Accordingly, we may need to engage in equity or debt financings to secure additional funds. Due to restrictive covenants in our current financing documents, the seniority of the security interests granted to the financing investors and the seniority of the senior credit facility and note financing, we may not be able to obtain such financing on acceptable terms if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.

Any debt financing secured by us in the future could involve additional restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

Our planned growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures, we may not be able to successfully implement our business plan.

Our plans provide for rapid growth in headcount and operations, which will place significant strain on our management and our administrative, operational and financial infrastructure. We anticipate that further infrastructure growth will be required to address expected increases in our customer base, as well as our expansion into new geographic areas. Our success will depend in part upon the ability of our senior management to manage this growth effectively. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount we expect to add and the capital investments we expect to make will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls through expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

Our new management team may not be able to meet our business objectives, including integrating the acquired companies. There can be no assurance that we will be able to successfully manage future expansion, and any inability to do so could have a material adverse effect on our business, results of operations and financial condition.

Our industry is consolidating and, if we cannot gain sufficient market presence in our industry, we may not be able to compete successfully against larger, global companies in our industry.

There currently is a trend within our industry toward consolidation of niche players into larger companies which are attempting to increase their global operations through the acquisition of ocean transportation intermediaries, contract logistics providers and other supply chain management companies. If we cannot gain sufficient market presence in our industry through internal expansion and additional acquisitions, we may not be able to compete successfully against larger, global companies in our industry.

We depend upon others to provide equipment and services. If the third party providers do not perform on a timely and in an adequate manner, it may have an adverse impact on our yields and we may incur additional liabilities. The services provided by third party providers may also not be sufficient to meet our needs.

We do not own or control all of the transportation assets required to deliver our customers’ freight. We are dependent on independent third parties to provide the majority of our required truck, rail, ocean and air services. Reductions in ocean freight capacity could negatively impact our yields. Material interruptions in service or stoppages in transportation, whether caused by wars, civil unrest, acts of terrorism and other conflicts, or strike, work stoppage, lock-out, slowdown or otherwise, could adversely impact our business, results of operations and financial condition. Additionally, we depend on independent third parties to report certain events to us including delivery information and freight claims. This reliance could cause delays in reporting certain events, including recognizing revenue and claims. If we are unable to secure sufficient equipment or other transportation services to meet our commitments to our customers, our operating results could be materially and adversely affected, and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control including, but not limited to:

•	potential liability to third parties and customers as a result of accidents involving our employees, independent contractors or third party carriers,

•	increased insurance premiums or the unavailability of adequate insurance coverage,

•	dependence on independent sales agents,

•	adverse weather and natural disasters,

•	interruptions in services or stoppages in transportation as a result of labor disputes,

•	changes in fuel costs and taxes,

•	the extremely competitive and fragmented nature of the logistics industry,

•	changes in governmental regulations or legislation impacting the transportation or logistics industry and unanticipated changes in transportation rates, and

•	a carrier’s failure to deliver freight pursuant to customer requirements.

We face intense competition in the logistics industry.

Competition in the transportation services industry is intense and broad based. We compete against other non-asset based logistic companies as well as contract logistics companies and other freight forwarders. We also compete against intermodal carriers’ internal sales forces. There are a large number of companies competing in one or more segments of the industry. We also encounter competition from regional and local third-party logistics providers, ocean transportation intermediaries and integrated transportation companies. In addition, customers increasingly are seeking competitive bids from a number of competitors, including competitors that are larger and have more resources than we do. Increased competition could result in reduced revenues and margins or loss of market share, any of which could damage the long-term or short-term prospects of our business and our financial results. Increased competition could create downward pressure on freight rates, and continued rate pressure may adversely affect our gross profit and income from operations.

If we are not able to sell container space that we purchase from ocean shipping lines, capacity that we charter from our air freight carriers, or not able to utilize our truck capacity, we will not be able to recover our out-of-pocket costs and our profitability will suffer.

As a non-vessel operating common carrier, we contract with ocean shipping lines to obtain transportation for a fixed number of containers between various points during a specified time period at variable rates and air carriers to obtain air charter capacity. We then solicit freight from our customers to fill the ocean containers and air charter capacity. When we contract with ocean shipping lines to obtain containers and with air carriers to obtain charter aircraft capacity, we become obligated to pay for the container space or charter aircraft capacity that we purchase. If we are not able to sell all of our purchased container space or charter aircraft capacity on a timely basis, we may not be able to recover our out-of-pocket costs for such purchases and our results may be adversely affected.

Our owned trucking assets reflect a meaningful fixed cost of our business. If we are not able to utilize these assets at attractive rates, or dispose of underutilized assets at attractive values, it would adversely impact our financial results. Furthermore, our relationships with owner-operators and third-party carriers are partially dependent upon our ability to provide them with consistent business. Fluctuations in our demand for owner-operator or third-party trucking services may adversely impact our access to these networks, result in increased pricing for these services or hamper our ability to meet future increases in volume from our customers.

If we lose certain of our contract logistics customers or we cannot maintain adequate levels of utilization in our warehouses, then we may experience revenue losses and decreased profitability.

We anticipate that revenues from our contract logistics services will account for an increasing portion of our consolidated revenues and may continue to increase as we further seek to develop and expand our contract logistics, distribution and outsourcing services.

We lease warehouses and distribution facilities under leases with terms longer than the contract logistics services contracts we have with our customers at these facilities. We are required to pay rent under these real property leases even if our customers decide not to renew or otherwise terminate their contracts with us and we are not able to obtain new customers for these facilities. We have letters of credit and security deposits at risk if we do not make such payments. As a result, our revenues, earnings and cash flows may be adversely affected. In addition, if we experience a decline in demand for space in our warehouses, then our revenues and earnings may decline as we would continue to be obligated to pay the full amount of the underlying leases.

We conduct business throughout the world and our results of operations may be impacted by fluctuations in trade volumes and by global, regional and local economic conditions.

Our business is related to and dependent on general world economic conditions, and the local, regional, national and international conditions that affect trade in the specific regions or countries that we serve. We are affected by adjustments in our clients’ inventory levels, recessionary economic cycles and downturns in our customers’ business cycles, particularly in market segments and industries such as retail, apparel, and high technology electronics, where we have significant customer concentration.

As we expand our business in foreign countries, we will be exposed to increased risk of loss from foreign currency fluctuations and exchange controls as well as longer accounts receivable payment cycles. We have limited control over these risks, and if we do not correctly anticipate changes in international economic and political conditions, we may not alter our business practices in time to avoid material adverse effects.

Our business is subject to seasonal fluctuations which may negatively impact our earnings and our stock price.

Historically, our industry and our operating results have been subject to seasonal trends, when measured on a quarterly basis. The first and second quarters have traditionally been the weakest and the third and fourth quarters have traditionally been the strongest. This pattern has been the result of, or influenced by, numerous factors including climate, national holidays, consumer demand, economic conditions and other similar and subtle forces. In addition, we expect that this historical quarterly trend will be influenced by the growth and diversification of our international network and service offerings. We cannot accurately forecast many of these factors, nor can we estimate accurately the relative influence of any particular factor and, as a result, there can be no assurance that historical patterns will continue in future periods.

A significant portion of our revenues are expected to be derived from customers in industries whose shipping patterns are tied closely to consumer demand and from customers in industries whose shipping patterns are dependent upon just-in-time production schedules. Therefore, the timing of our revenues are expected to be, to a large degree, impacted by factors out of our control, such as shifting consumer demand for retail goods and manufacturing production delays. Additionally, many customers ship a significant portion of their goods at or near the end of a quarter, and therefore, we may not learn of a shortfall in revenues until later in a quarter. To the extent that a shortfall in revenues or earnings was not expected by securities analysts, any such shortfall from levels predicted by securities analysts could have an immediate and adverse effect on the trading price of our stock.

Because we conduct business throughout the world and deal with a multitude of currencies other than the United States dollar, we are subject to the risks inherent in the international currency markets and these risks are exacerbated because our obligations under the senior credit facility and the note financing will be denominated in United States dollars.

The nature of our operations necessitate that we deal with a multitude of currencies other than the United States dollar. Therefore, we are exposed to the inherent risks of international currency markets and government interference. Many of the countries where we conduct or plan to conduct business have strict currency control regulations which impact our ability to hedge foreign currency exposure. Our business can result in revenue billings issued in countries or currencies which differ from those where the expenses related to the service are incurred. In the ordinary course of business, we create numerous intercompany transactions. Additionally, there may be limitations on our ability to transfer funds from one jurisdiction to another. All these factors bring market risk to our earnings and to our compliance with our covenants under the financing documents. Because our obligations under the senior credit facility and note financing will be denominated in United States dollars and do not vary with the various currencies we deal with, our market risk is exacerbated.

Our international presence exposes us to potential difficulties and risks associated with distant operations and to various economic, regulatory, political and other uncertainties and risks.

We expect to conduct a significant percentage of our business outside of the United States and we anticipate that revenue from foreign operations will continue to account for a significant amount of our future revenue. Our international operations are directly related to and dependent on the volume of trade and the social, economic and political conditions in various countries. Our international operations and international commerce (including in China) are influenced by many factors, including:

•	changes in a specific country’s or region’s economic, social and political conditions or governmental policies,

•	changes in international and domestic customs regulations,

•	changes in trade laws, tariffs, export quotas and other trade restrictions or licenses,

•	difficulties in managing or overseeing foreign operations, including the need to implement appropriate systems, policies, benefits and compliance programs,

•	potentially adverse changes in tax laws and regulations,

•	limitations on the repatriation of earnings or assets, including cash, and

•	different liability standards and less developed legal systems that may be less predictable than those in the United States.

The occurrence or consequences of any of these factors may restrict our ability to operate in the affected region and/or decrease the profitability of our operations in that region which may also have a secondary impact on our domestic operations that receive freight from these regions.

Restrictions and controls on investments and acquisitions outside of the United States may restrict our ability to operate in foreign countries.

Investments in joint ventures or businesses outside of the United States have been and will continue to be restricted or controlled to varying degrees. These restrictions or controls have and may continue to limit or preclude our investments in proposed joint ventures or business acquisitions outside of the United States or increase our costs and expenses in seeking to effect such transactions. Various governments require governmental approval prior to investments by foreign persons and limit the extent of any such investments. Furthermore, various governments restrict investment opportunities by foreign persons in some industries or may require governmental approval for the repatriation of capital and income by foreign investors. There can be no assurance that such approvals will be forthcoming in the future. There also can be no assurance that additional or different restrictions or adverse policies applicable to us or our investments in various countries will not be imposed in the future or, if imposed, as to the duration or impact of any such restrictions or policies.

We are dependent on our relationships with our agents, key employees and third-party carriers in various countries around the world.

We will conduct business in some countries using local agents who can provide knowledge of the local market conditions and facilitate the acquisition of necessary licenses and permits. We rely in part upon the services of these agents, as well as our country-level executives, branch managers and other key employees, to market our services, to act as intermediaries with customers and to provide other services on our behalf. We will also utilize the services of a number of third-party carriers in our operations. We cannot assure that we will continue to be successful in maintaining our relationships with our agents or key employees in various foreign countries, or that we will find qualified replacements for agents and key employees who may terminate their relationships with us. Because our agents and employees may occasionally have the primary relationship with certain of our customers, we could lose some customers if a particular agent or key employee were to terminate his or her relationship with us. The loss of or failure to obtain qualified agents or employees in a particular country or region could result in the temporary or permanent cessation of our operations and/or the failure to develop our business in that country or region.

Because we will manage our business on a localized basis in many countries around the world, our operations and internal controls may be materially adversely affected by inconsistent management practices.

We will manage our business in many countries around the world, with local and regional management retaining responsibility for day-to-day operations, profitability and the growth of the business. Our operating approach may make it difficult for us to implement strategic decisions and coordinated practices and procedures throughout our global operations. In addition, some of our subsidiaries operate with management, sales and support personnel that may be insufficient to support growth in their respective businesses without regional oversight and global coordination. Our decentralized operating approach could result in inconsistent management practices and procedures and adversely affect our overall profitability, and ultimately our business, results of operations, financial condition and prospects.

If we are not able to limit our liability for customers’ claims through contract terms and limit our exposure through the purchase of insurance, we could be required to pay large amounts to our customers as compensation for their claims and our results of operations could be materially adversely affected.

Loss or damage to goods in transit can be significant. In general, we seek to limit by contract and/or international conventions and laws our liability to our customers for loss or damage to their goods and seek to further limit our exposure for such losses through the purchase of insurance. We cannot assure these contractual or applicable international convention limitations on liabilities will be honored in each jurisdiction in which we do business. Moreover, we cannot assure that our insurance will provide us with adequate coverage for such claims or that the maximum amounts for which we are liable in connection with our services will not change in the future or exceed our insurance levels. As with every insurance policy, there are limits, exclusions and deductibles that apply. In addition, significant increases in insurance costs could harm our business and results of operations.

Our trucking business exposes us to potential liability to third parties if an accident results in the loss of life, injury, or damage to property.

We own and manage a fleet of tractors and trucks. In the course of operating that fleet, we will be at risk for potential accidents that could cause loss of life, significant bodily injury or property loss and damage. FMI maintains various insurance for these risks with varying exclusions, deductibles and stop loss coverages. Our ability to control losses resulting from our trucking operations will have a direct impact on these insurance costs. As a result, higher than historical loss experience would have an adverse effect on the financial results and ultimately our insurance program. In addition, significant increases in insurance costs unrelated to our historical loss experience could reduce our profitability. Moreover, we cannot assure that our insurance will provide us with adequate coverage for such claims or that the maximum amounts for which we are liable in connection with our services will not change in the future or exceed our insurance levels.

We expect to maintain FMI’s high deductible insurance programs and unexpected losses could result in uninsured or under-insured losses which could have a negative impact on our business and results of operations.

FMI has entered into a variety of high deductible insurance programs. We expect to assume and continue these programs. These programs include auto/truck liability, workmen’s compensation and employee medical insurance. Each program has individual loss and overall program stop-loss insurance coverage. FMI currently provides for reserve liabilities based on the insurance carriers actuarial projections, the claims adjusters’ loss estimates and historical losses in establishing these reserves. Should we experience losses in greater numbers than historically incurred or settle losses at higher dollar amounts than estimated by the claims adjusters, we would incur escalating loss expenses and premiums on our stop-loss coverage. These escalating costs would have a negative impact on our results of operation.

Unionization efforts could increase our costs or create material labor problems for our business.

None of our employees currently belong to unions. Truck operators and warehousemen in our industry have been the subject of unionization efforts in the past. If our work force becomes unionized, we may be subject to increased costs and work interruptions or stoppages, which could have a material adverse effect on our business.

The failure of our policies and procedures which are designed to prevent the unlawful transportation or storage of hazardous, explosive or illegal materials or stowaways could subject us to large fines, penalties or lawsuits.

We are subject to a broad range of foreign and domestic (including state and local) environmental, health and safety and criminal laws and regulations, related to the storage, handling and disposal of solid and hazardous waste and the shipment of explosive or illegal substances and other activities. In the course of our operations, we may be asked to store, transport or to arrange for the storage or transportation of substances defined as hazardous under applicable laws. As is the case with any such operations, if a release of hazardous substances occurs on or from our facilities or equipment or from the transporter, we may be required to participate in the remediation of, or otherwise bear liability for, such release or be subject to claims from third parties whose property or person is injured by the release. In addition, if we store, transport or arrange for the storage or transportation of hazardous, explosive or illegal materials in violation of applicable laws or regulations, we may face civil or criminal fines or penalties, including bans on making future shipments in particular geographic areas. In the event we are found to not be in compliance with applicable environmental, health and safety laws and regulations or there is a future finding that our policies and procedures fail to satisfy requisite minimum safeguards or otherwise do not comply with applicable laws or regulations, we could be subject to large fines, penalties or lawsuits and face criminal liability. In addition, if any damage or injury occurs as a result of our storage or transportation of hazardous, explosive or illegal materials, we may be subject to claims from third parties, and bear liability, for such damage or injury even if we were unaware of the presence of the hazardous, explosive or illegal materials. Additionally, we could incur significant costs for repatriation of stowaways and lose our security status with the United States Government (called C-TPAT) should stowaways be found in an ocean container.

If we fail to comply with applicable governmental regulations, we could be subject to substantial fines or revocation of our permits and licenses and we may experience increased costs as a result of governmental regulation.

We require several foreign, state and federal government licenses in order to operate our business. See “Business—Regulation.” We may experience an increase in operating costs, such as costs for security, as a result of governmental regulations that have been and will be adopted in response to terrorist activities and potential terrorist activities. Compliance with changing governmental regulations can be expensive. No assurance can be given that we will be able to pass these increased costs on to our customers in the form of rate increases or surcharges. We cannot predict what impact future regulations may have on our business. Additionally, our licenses are currently held in the name of the companies we acquired and may need to be renewed or transferred as a result of the change in control provisions. Failure to secure any such required renewal or transfer on a timely basis could restrict our ability to conduct our business at one or more locations which may have an adverse affect on our financial performance and prospects. Our failure to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or the revocation of our operating permits and licenses.

If we are not reimbursed for amounts which we advance for our customers, our net revenue and profitability may decrease.

We make significant disbursements on behalf of our customers for transportation costs concerning freight and customs duties and taxes and in connection with our performance of other contract logistics services. The billings to our customers for these disbursements may be several times larger than the amount of net revenue and fees derived from these transactions. If we are unable to recover a significant portion of these disbursements, or if our customers do not reimburse us for a substantial amount of these disbursements in a timely manner, we may experience net revenue losses, decreased profitability and cash flow shortages.

If we fail to integrate information technology systems or we fail to upgrade or replace our information technology systems to meet the demands of our customers and to protect against disruptions of our operations, we may lose customers, which could seriously harm our business.

The failure of our information technology systems supporting our services could significantly disrupt our operations, prevent customers from placing orders, or cause us to lose inventory items, orders or customers. If our information technology systems are unable to handle additional volume for our operations as our business and scope of services grow, our service levels, operating efficiency and future transaction volumes will decline. In addition, we expect customers to continue to demand more sophisticated, fully-integrated information technology systems from their supply chain services providers. If we fail to upgrade or replace our information technology systems to handle increased volumes and levels of complexity, to meet the demands of our customers and to protect against disruptions of our operations, we may lose inventory items, orders or customers, which could seriously harm our business.

Our information technology systems are subject to risks which we cannot control.

Our information technology systems are dependent upon global communications providers, web browsers, telephone systems and other aspects of the Internet infrastructure which have experienced significant system failures and electrical outages in the past. Our systems are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. Unplanned systems outages or unauthorized access to our systems could materially and adversely affect our business.

We depend on key personnel and must attract and retain qualified personnel to be successful.

Our success depends upon the continued contributions of our senior management, sales and professional services personnel, who perform important functions and would be difficult to replace. Also, we believe that our future success is highly dependent on Robert Agresti, our chief executive officer, and Christopher Dombalis, Paul Shahbazian, James Madden and William Knight, our executive officers.

Additionally, the loss of either Robert O’Neill or Gregory DeSaye from FMI would be detrimental to the business. Messrs. O’Neill and DeSaye handle the critical customer and employee relations for FMI and some of the key employees working for FMI are related to these individuals. Furthermore, Mr. DeSaye intends to retire from the day-to-day operations of the business on or around May 2007. To the extent Mr. DeSaye’s responsibilities are not successfully transitioned, his departure could materially and adversely impact FMI.

The loss of Robert Lee or Robert Wu from TUG would also be difficult to overcome. Some of the key individuals working at TUG are related to Messrs. Lee and Wu. The loss of the services of any key personnel, particularly senior management, sales or professional services personnel could seriously harm our business.

Our liquidity and financial position could be harmed by our obligations under our senior credit facility and our long-term leases for our facilities.

Our obligations under our senior credit facility and our notes and our long-term leases for our facilities could adversely affect our ability to obtain additional financing for acquisitions, working capital or other purposes and could make us more vulnerable to economic downturns and competitive pressures. These obligations could also adversely affect our liquidity and, in the event of a cash shortfall, we could be forced to reduce other expenditures to be able to meet such requirements. Moreover, our senior credit facility, notes and long-term leases contain financial and other covenants. The covenants in certain of our financing documents restrict our ability to raise additional capital and make further acquisitions. If we do not comply with our covenants our obligations could be accelerated and our liquidity and financial position could be harmed. Our ability to meet our obligations under our senior credit facility, notes and leases will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations. If we are unable to generate sufficient cash flow from operations in the future to service our debt and make our lease payments, we may be required to refinance all or a portion of such obligations, or obtain additional financing and our liquidity and financial position could be harmed. The financings also contain covenants that restrict our ability to pay earnouts and special incentive bonuses. Such restrictions may have a negative impact upon our ability to (i) secure additional business from those parties who are entitled to payments on account of such earnouts and/or special incentive bonuses and (ii) execute their business plan.

Our senior credit facility and notes contain financial covenants that may limit our activities, including making further acquisitions, and our ability to borrow additional money.

The terms of our senior credit facility and notes require that we comply with certain financial and other covenants and restrictions which may limit the amount otherwise available under our senior credit facility and limit our activities, including making further acquisitions. See “Financial Information—Acquisition.” Principal among these are financial covenants relating to (i) minimum trailing twelve months (“TTM”) earnings before interest, taxes, depreciation and amortization, (“EBITDA”), (ii) a maximum total net senior debt outstanding divided by the TTM EBITDA multiple, (iii) a minimum fixed charge coverage ratio, and (iv) maximum capital expenditures. Our ability to generate EBITDA will be critical to our ability to use the full amount of the senior credit facility. If we are not able to generate sufficient cash flow from the operations of the acquired companies to make scheduled payments of principal and interest on the indebtedness, then we will be required to use our capital for such payments. This will restrict our ability to make additional acquisitions. We may also be forced to sell an acquired company in order to satisfy indebtedness. We cannot be certain that we will be able to operate profitably once we sell an acquired company or that we will be able to generate a sufficient amount of proceeds from the ultimate disposition of such acquired companies to repay the indebtedness incurred to make these acquisitions.

The financings contain covenants which restrict our ability to invest and otherwise make capital contributions in their subsidiaries that do not constitute borrowers under the senior credit facility or guarantors under the note financing. Such restrictions may hinder our ability to fully execute its business plan.

The financings contain covenants which restrict our ability to issue dividends except in the form of certain common stock or preferred stock provided that such stock is not in the form of redeemable preferred capital stock requiring any payment prior to the final maturity date under the financings.

The financings also contain covenants which restrict our ability to redeem, repurchase, retire, defease or make any similar payment, purchase or other acquisition for value of any capital stock of any borrower or guarantor, in the case of the senior credit facility or us or any guarantor, in the case of the note financing, now or hereafter outstanding provided that borrowers and guarantors, in the case of the senior credit facility, and we and the guarantors, in the case of the note financing, may repurchase capital stock on account of special incentive bonuses otherwise permitted under the financings and capital stock consisting of common stock held by employees, officers and/or directors pursuant to any equity compensation plan, restricted stock plan, employee stock ownership plan or employment agreement upon the termination, retirement or death of any such employee, officers and/or directors in accordance with the provisions of such plan or agreement, provided, that, as to any such repurchase, each of the following conditions is satisfied: (1) as of the date of the payment for such repurchase and after giving effect thereto on a pro forma basis, no default or event of default shall exist or have occurred and be continuing under the respective financing, (2) such repurchase shall be paid with funds legally available therefor, (3) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which we or such borrower or guarantor is a party or by which we or such borrower or guarantor or its or their property are bound, and (4) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $2,000,000.

Our failure to comply with any covenants under our note financing documents could lead to an event of default under the agreements covering our indebtedness that we may have outstanding at that time, permitting our lenders to accelerate our borrowings and to foreclose on any collateral, and triggering other adverse consequences.

Control by our management will limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

Management currently beneficially holds, directly or indirectly, 2,596,250 shares or approximately 34.4% of the issued and outstanding shares of our common stock. Three of our executive officers and seven of our stockholders (including some significant employees) executed a voting agreement pursuant to which they have agreed to, among other things, vote for each of the current members of our board. 2,664,368 shares are subject to the voting agreement. Therefore, our management will have the ability to materially influence the election of our board and the outcome of any matter presented for a vote to our stockholders. This concentration of voting power could also have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

Our earnings will be adversely affected by non-cash charges relating to the amortization of intangibles and embedded derivatives.

Under applicable accounting standards, purchasers are required to allocate the total consideration paid in a business combination to the identified acquired assets and liabilities based on their fair values at the time of acquisition. The excess of the consideration paid in a business combination over the fair value of the identifiable tangible assets acquired is to be allocated among identifiable intangible assets and goodwill. The amount allocated to goodwill is not subject to amortization. However, goodwill is tested at least annually for impairment. If an impairment is determined to have occurred, there will be a corresponding charge to our earnings. The amount allocated to identifiable intangibles, such as customer relationships and the like, is amortized over the life of these intangible assets. Purchase accounting will therefore subject us to periodic charges against our earnings to the extent of the amortization incurred for that period. Because our business strategy focuses on growth through acquisitions, our future earnings will be subject to greater non-cash amortization charges than a company whose earnings are derived organically. As a result, we will experience an increase in non-cash charges related to the amortization of intangible assets acquired in our acquisitions. This will create the appearance, based on our financial statements, that our intangible assets are diminishing in value, when in fact they may be increasing because we are growing the value of our intangible assets (e.g., customer relationships).

We expect to have additional non-cash charges because our warrants and notes have terms that are characterized as embedded derivatives. The investment community generally measures a public company’s performance by its net income. Thus, while we believe EBITDA provides a meaningful measure of our financial performance, should the investment community elect to place more emphasis on our net income, the future price of our common stock could be adversely affected by charges arising from accounting for embedded derivatives.

We will incur increased costs as a result of being an operating public company, compared to the historical operations of Maritime Logistics and the acquired companies.

As a public operating company, we will incur significant legal, accounting and other expenses that Maritime Logistics and the acquired companies did not incur as private companies and that Aerobic did not incur as a nonoperating company. In addition, the Sarbanes-Oxley Act of 2002, Sarbanes-Oxley Act, as well as new rules implemented by the SEC, require changes in corporate governance practices of public companies. If our stock is listed on Nasdaq or another major exchange, we will also incur additional compliance expenses. It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act and exchange compliance requirements. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. In addition, we will incur additional costs associated with our public company reporting requirements which will significantly increase as a result of us becoming an operating public company with a larger group of stockholders. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified persons to serve on our board or as executive officers.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for the 2007 fiscal year, we will be required to furnish a report by our management on our internal controls over financial reporting and, subject to certain conditions relating to the Company’s public float, a statement that our registered public accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of 2007. Compliance with Section 404 is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management expects to expend significant resources in an effort to complete this important project, we cannot assure that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management’s assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or to complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal controls over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure also could adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act of 2002. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

A significant amount of common stock will be eligible for resale upon our compliance with our obligations under the registration rights agreements relating to the financings and on the, second, third and fourth year anniversaries following November 8, 2006, and the sale of such share of common stock could depress the market price of our common stock.

We are obligated to register the common stock underlying the securities sold in connection with the financing and common stock held by the stockholders of Aerobic before the merger within 150 days after November 8, 2006. All of the common stock sold in the common stock financing and all shares issuable upon the conversion of the notes and the exercise of the warrants may be sold anytime after being registered. Substantially all of our stockholders are subject to Rule 144 under the Securities Act, which, in general, permits a person who has held restricted shares for a period of one year, upon filing with the SEC a notification on Form 144, to sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly trading volume of our common stock in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years. Members of our senior management and owners of the acquired companies are prohibited from selling most of their common stock until the second year and in some cases the fifth year, pursuant to the terms of a lockup agreement. See “Security Ownership of Certain Beneficial Owners and Management—Terms of Lockup Agreement.” Notwithstanding the foregoing, material amounts of such stock belonging to the senior management and owners of the acquired companies may be sold on the second, third and fourth anniversary of November 8, 2006 if the market price of our common stock is sufficiently high or in the event of a change in control. Sales of a significant number of shares of common stock in the public market commencing in a year could lower the market price of our common stock.

Provisions of our amended and restated charter and Delaware law may make more difficult a contested takeover of our Company.

Certain provisions of our amended and restated certificate of incorporation and Delaware General Corporation Law, or the DGCL, could deter a change in our management or render more difficult an attempt to obtain control of us, even if such a proposal is favored by a majority of our stockholders. For example, the DGCL contains provisions that prohibit a public corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns a significant portion of the corporation’s outstanding voting shares (an “interested stockholder”) for some period after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Finally, our amended and restated certificate of incorporation include provisions which enable our board to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise.

Risks Relating to our Common Stock

There is no public market for our common stock, nor is there any assurance that a public market will ever develop. Our shareholders may not be able to resell their shares at or above the purchase price paid by such shareholders, or at all.

Our common stock is quoted on the Over-the-Counter Bulletin Board, or the OTC Bulletin Board. The OTC Bulletin Board is generally highly illiquid. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•	the absence of consistent administrative supervision of “bid” and “ask” quotations;

•	lower trading volume; and

•	market conditions.

In addition, the value of our common stock could be affected by:

•	actual or anticipated variations in our operating results;

•	changes in the market valuations of other similarly situated companies providing similar services or serving similar markets.;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;

•	introduction of new products or services by us or our competitors;

•	sales of our common stock or other securities in the open market;

•	changes in financial estimates by securities analysts;

•	conditions or trends in the market in which we operate;

•	changes in our earnings estimates and recommendations by financial analysts;

•	our failure to meet financial analysts’ performance expectations; and

•	other events or factors, many of which are beyond our control.

Stockholders may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent a stockholder from obtaining a market price equal to the purchase price such stockholder paid when the stockholder attempts to sell our securities in the open market. In these situations, the stockholder may be required either to sell our securities at a market price which is lower than the purchase price the stockholder paid, or to hold our securities for a longer period of time than planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration or to recruit and retain managers with equity-based incentive plans.

We cannot assure our stockholders that our common stock will become listed on the American Stock Exchange, Nasdaq or any other securities exchange.

We plan to seek listing of our common stock on the American Stock Exchange or Nasdaq as soon as reasonably practicable.  We may not currently meet the initial listing standards of either of those or any other stock exchange, and cannot assure you as to when or if we will meet the listing standards, or that we will be able to maintain a listing of the common stock on any stock exchange. Pending listing, if any, we expect that our common stock would be eligible for continued quotation on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where an investor may find it difficult to dispose of shares or obtain accurate quotations as to the market value of the common stock.  In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity.

Our quarterly revenue and operating results are volatile and difficult to predict, and if we fail to meet the expectations of investors, the market price of our common stock would likely decline significantly. The impact of embedded derivatives created by the structure of the notes and warrants sold in the note and common stock financing, will create additional volatility in our reported earnings which could contribute to volatility in the market price of our common stock.

Our revenue and operating results are likely to fluctuate significantly from quarter to quarter, due to a number of factors. These factors include:

•	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers’ requirements;

•	technical difficulties or interruptions in our service;

•	the rate of expansion and effectiveness of our sales force;

•	the length of the sales cycle for our service;

•	costs or potential limitations on our business activities resulting from litigation and regulatory developments in our industry, which could be significant;

•	our ability to obtain additional customers or to derive additional revenue from our existing customers;

•

the adverse impact on our profit and loss statement due to amortization of intangible assets of the acquired companies and the valuation of embedded derivatives in the financing documents and related earnings charges;

•	downward pricing pressures;

•	costs associated with any future acquisitions;

•	our ability to respond to technological developments in our industry; and

•

fluctuations in economic and market conditions, particularly those affecting the market for technology spending or the industries of our customers, such as manufacturing, insurance and financial services.

Many of these factors are largely outside of our control, and there are many facets of each of these factors over which we have limited control. As a result of the factors above and the evolving nature of our business and industry, we may be unable to forecast our revenue accurately. We plan our expenses based on operating plans and estimates of future revenue. We may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfalls. Additionally, a failure to meet our revenue or expense projections would have an immediate and negative impact on our operating results. If this were to happen, the market price of our common stock would likely decline significantly.

The influx of additional shares of our common stock onto the market may create downward pressures on the trading price of our common stock.

We issued a large number of shares of common stock and securities convertible into common stock in connection with the merger, the acquisitions and the financings. We agreed to register the public resale of substantially all of these shares. The secondary resale of substantial amounts of our common stock in the public markets, when and if these shares are registered, could have an adverse effect on the market price of our common stock. Such an adverse effect on the market price would make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate or to use our shares as currency for future acquisitions.

If our stock trades down in the future, it may be considered a “penny stock” and it may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. If a market for our common stock develops and the market price of the common stock falls below $5.00 per share, the SEC’s penny stock rules require a broker-dealer, before executing a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock is executed, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may adversely impact the liquidity of our common stock and may affect the ability of our stockholders to sell their shares.

Securities analysts may not initiate coverage or continue to cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock may depend significantly on the research and reports that securities analysts publish about us or our business, competitors, or markets. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price and liquidity. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

2.          FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes and other information included elsewhere in this Form 8-K. This discussion contains forward-looking statements that are based on management’s current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements and as a result of the factors we describe under “Risk factors” and elsewhere in this Form 8-K report. See “Special note regarding forward-looking statements” and “Risk factors.” The Company undertakes no obligation to update publicly any forward looking statements for any reason, even if new information becomes available or other events occur in the future.

Introduction

This management’s discussion and analysis of financial condition and results of operations is intended to provide investors with an understanding of our financial condition, changes in financial condition and results of operations. We will discuss and provide our analysis in the following order:

•	Overview

•	Discussion of Operating Results

•	Liquidity and Capital Resources

•	Off-Balance Sheet Arrangements

•	Impact of Inflation

•	Critical Accounting Policies and Use of Estimates

•	Contractual Obligations

Overview

On November 8, 2006, Aerobic Creations, Inc., its wholly-owned subsidiary, and Maritime Logistics US Holdings Inc. entered into an agreement and plan of merger, pursuant to which Maritime Logistics merged with a wholly-owned subsidiary of Aerobic. As a result of the merger, Maritime Logistics became a wholly-owned subsidiary of Aerobic, referred to as the recapitalization and the stockholders of Maritime Logistics received an aggregate of 1,451,000 shares (postsplit) (16,289,156 shares presplit) of Aerobic’s common stock. As a result of the merger and the issuance of stock to the stockholders of Maritime Logistics, Maritime Logistics stockholders held a majority interest in Aerobic, immediately after the merger and prior to the financings. Accounting principles generally accepted in the United States generally require that a company whose stockholders retain the majority voting interest in the combined business be treated as the acquirer for financial reporting purposes. The acquisition was accounted for as a reverse acquisition whereby Maritime Logistics was deemed to be the “accounting acquirer.” Additionally, upon the effectiveness of the merger, the officers and directors of Aerobic were replaced by individuals associated with Maritime Logistics. Maritime Logistics was formed on February 6, 2006 in the state of New Jersey and migrated to Delaware in October 2006.

On November 8, 2006, Maritime Logistics, through its subsidiaries, simultaneously acquired (i) all of the equity interests of FMI Holdco I, LLC referred to as FMI and its parent company, FMI Blocker, Inc. and, (ii) substantially all of the assets of the TUG Logistics group of companies, including TUG Logistics, Inc., TUG Logistics (Miami), Inc. and Glare Logistics, Inc. (collectively, referred to as the TUG Assets) and all of the equity interests of Clare Freight, Los Angeles, Inc. and TUG New York, Inc. (referred to as the TUG Companies, together with the TUG Assets, referred to as TUG). FMI and TUG are together referred to as the Acquired Companies. It should be noted that we immediately dissolved the parent company of FMI Holdco I, LLC, FMI Blocker, Inc., after the recapitalization. FMI Blocker, Inc. was a pass-through entity with no assets other than its interest in FMI Holdco I, LLC, and therefore as such, we did not include any analysis or discussion of FMI Blocker, Inc., in the forthcoming analysis of the financial results of operations. FMI is a full-service United States logistics company specializing in the apparel and footwear industries. TUG is a full-service asset-light ocean transportation intermediary, logistics provider and customs clearance broker with operations in the United States and agency relationships in China. In addition, Maritime Logistics owns AmeRussia Shipping Company Inc. and AmeRussia Ltd., ocean transportation intermediaries with operations in St. Petersburg, Russia, Kenilworth, New Jersey and Houston, Texas; Summit Logistics International Inc., a licensed ocean transportation intermediary in the United States; SeaMaster Logistics (Holding) Limited, a Hong Kong/China based asset-light, ocean transportation intermediary and logistics provider with offices in Hong Kong and an exclusive agency network in China and SeaMaster Logistics Inc. and TUG USA, Inc., holding companies for SeaMaster Logistics (Holding) Limited and TUG.

The acquisition of each of the acquired companies was effected through the purchase of all of the equity of the particular company or the purchase of the assets of the particular company, each in accordance with the terms of the acquisition agreement. The purchase price of FMI is $114.0 million in cash and 1,317,500 shares postsplit (14,790,464 share presplit) of common stock of the Company. In addition, certain FMI employees will receive $1 million in cash and 232,500 shares (postsplit) (2,610,082 shares presplit) of common stock of the Company. The purchase price for TUG is approximately $15.5 million in cash and stock of the Company, subject to the earn-out and per share price of the Common Stock of the Company, of which $4.0 million is payable in cash, an estimated $6.0 million may be paid in cash pursuant to an earn-out agreement based on the performance of TUG, and the remainder is payable in up to 550,000 shares (postsplit) (6,174,387 shares presplit) of common stock. In the event we undergo a change in control, the selling shareholders of TUG shall receive their unrealized earn-out payments up to approximately $15.5 million in cash and stock and a pro rata amount thereof if the change in control occurs prior to November 8, 2009. See “Contractual Obligations” for a discussion of the earn-out.

In September, 2006, Maritime Logistics, through its wholly-owned subsidiary, SeaMaster Logistics Inc., a Delaware corporation, purchased Sea Master Logistics (Holding) Limited, a Hong Kong-based full service NVOCC and logistics provider. SeaMaster had no operations and no assets or liabilities (other than a stockholder promise to loan money to SeaMaster) prior to its acquisition by Maritime Logistics. Maritime Logistics, through SeaMaster Inc., consummated the acquisition of SeaMaster pursuant to a stock purchase agreement with the sellers of SeaMaster pursuant to which Maritime Logistics acquired all of the outstanding equity interest in SeaMaster in exchange for a potential earn-out payment of approximately $15,500,000 in cash, based on the volume of business we currently expect SeaMaster to generate and the per share price of our common stock. The potential earn-out payments are payable annually over five (5) years in accordance with the terms of the stock acquisition agreement. In addition, 450,000 shares (postsplit) (5,051,771 shares presplit) of our common stock and employee ownership stock options exercisable for 50,000 shares postsplit (561,308 shares presplit) of our common stock have been issued in accordance with the terms of the SeaMaster stock acquisition agreement. In the event we undergo a change in control of the Company, the principal selling stockholder of SeaMaster will receive its unrealized earn-out payment (up to approximately $22,500,000), provided, that, if the change in control occurs within 3 years of the date of consummation of the acquisition, it shall receive six times the three year average EBITDA (as defined in the SeaMaster stock acquisition agreement) of SeaMaster. These provisions could substantially reduce the amount of funds available for distribution to stockholders in the event of a change in control.

Aerobic, Maritime Logistics US Holdings Inc. and subsidiaries, including the Acquired Companies, collectively are referred to as the “Company,” “we,” “us,” or “our.” We intend to change our name to Summit Global Logistics, Inc.

As a merged business, we intend to build a premier international transportation and supply-chain management company offering a full range of domestic and international freight management services, as well as warehousing and distribution services, and other value added supply chain management services. We seek to achieve a recognized market leadership position in the maritime third-party logistics sector by (i) combining and integrating the contract logistic services of Maritime Logistics and FMI with the ocean transportation intermediary services of TUG (ii) maximizing expected strategic synergy; (iii) capitalizing on the strong market position of FMI in the apparel, footwear and specialty retail sectors; (iv) increasing market share through superior service and implementation of technology; (v) reducing costs through scale and purchasing power efficiencies, as well as outsourcing certain operations; (vi) expanding into expected areas of high growth and taking advantage of expected favorable macro industry dynamics; and (vii) expanding service offering(s) to our customers. As part of our strategy, we may seek to acquire additional asset-light, full-service logistics providers and freight forwarders that add services, customers, geographies or capabilities to enhance our business.

As a third-party logistics services provider, we will seek to limit our investment in equipment, facilities and working capital through contracts and preferred provider arrangements with various transportation vendors which generally are expected to provide us with favorable rates, minimum service levels, capacity assurances and priority handling status. Our asset-light based approach will allow us to maintain a high level of operating flexibility and leverage a cost structure that is highly variable in nature while the volume of our flow of freight will enable us to negotiate attractive pricing with our transportation providers.

Our principal source of income will continue to be derived from freight management services. As an international and domestic logistics provider, we will arrange for the shipment of our customers’ freight from point of origin to point of destination. Our price quote will often depend upon the customer’s time-definite needs, special handling needs, and the means of transport (truck, air, ocean or rail). In turn, we assume the responsibility for arranging and paying for the underlying means of transportation.

We face numerous challenges in trying to achieve our objectives under our business plan, including challenges involving attempts to leverage client relationships, improve margins and integrate acquisitions and operating systems. We also face challenges developing, training and recruiting personnel. Our success requires that we successfully manage our new operations and expected growth. There can be no guarantee that we will be successful in developing or implementing our long term-plan. Our industry is extremely competitive and our business is subject to numerous factors beyond our control. We may not be able to successfully implement our operating plan, and no assurances can be given that our efforts associated with our operating plans will result in increased revenues, improved margins or profitability. If we are not able to increase our revenues and improve our operating margins in the future, our results of operations could be adversely affected.

Our operating results also will be subject to seasonal trends when measured on a quarterly basis. The impact of seasonality on our business will depend on numerous factors, including the markets in which we operate, holiday seasons, consumer demand and economic conditions. Since our revenue will be largely derived from customers whose shipments are dependent upon consumer demand and just-in-time production schedules, the timing of our revenue will be often beyond our control. Factors such as shifting demand for retail goods and/or manufacturing production delays could unexpectedly affect the timing of our revenue. As we increase the scale of our operations, seasonal trends in one area of our business may be offset to an extent by opposite trends in another area. We cannot accurately predict the timing of these factors, nor can we accurately estimate the impact of any particular factor, and thus we can give no assurance that historical seasonal patterns will continue in future periods.

General Industry Trends

The primary macroeconomic growth indicators of our business include general growth in the economy, international trade, particularly out of Asia, and the increase in outsourcing of logistics projects.  Business drivers that we control and focus on internally are our ability to (i) cross-sell our services to existing and prospective customers and (ii) collaboration with our customers to provide flexible, cost-effective and profitable supply chain solutions.

Effective supply chain management has increased in importance as business demands more efficient and cost-effective distribution services.  Businesses increasingly perform manufacturing and assembly operations in multiple locations far from the markets for their products, distribute products to numerous distant destinations and strive to minimize inventory.  As a result of the growing demand for just-in-time distribution, companies frequently require expedited transportation services. Utilizing us, businesses can benefit from enhanced distribution services while reducing premiums paid for expedited services on an independent basis. The fragmentation in the logistics industry has historically forced businesses to procure their transportation service needs through a disparate network of providers, each focused on a discrete element of their transportation needs such as freight forwarders, NVOCCs (Non Vessel Operating Common Carrier) and fully-integrated carriers. As a result, moving a product from an international port into the United States and to the customer’s distribution center or store typically involves multiple vendors which can result in inconsistent service, reduced supply chain visibility, and cost inefficiencies.

Global containerized trade, as measured by container port handling moves, has grown at a long-term historical compound annual growth rate of 10% from 1974 through 2005 and at an 11% growth rate from 2000 through 2005 (Source: Journal of Commerce). The Company estimates for 2006-2010 that the global container trade will grow at a compound annual growth rate of 9%.

FMI Description of Services and Revenue Recognition

Warehouse and Distribution Services. When we provide warehouse and distribution services to our customers, we provide transactional pricing for receiving, storing and distributing our customers’ goods based on their instructions. Revenue for these services is recognized at the time of receipt and at the time of shipment. Storage charges are recognized on a monthly basis.

Domestic Transportation Services. We provide a variety of domestic transportation services that include ocean container drayage from the port, air freight pick-up at the airport, local consolidation and delivery as well as over the road truckload delivery. Revenue for these services is recognized at time of pick-up.

Freight Forwarding. We act as an authorized agent for a freight forwarder. The revenue we receive on this freight is based on an income sharing basis. The revenue is recognized at the time of completion of services and is a net number.

TUG Description of Services and Revenue Recognition

Ocean Freight Forwarding. When we act as an ocean freight forwarder, we conduct business as a non-vessel operating common carrier. Gross revenue and applicable costs are recognized at the time the freight arrives at the port of discharge in the case of inbound/import shipments. Gross revenue and applicable costs are recognized at the time the freight departs the port of loading in the case of outbound/export shipments.

When we act as a non-vessel operating common carrier, we contract with ocean shipping lines to obtain transportation for a fixed number of containers between various points in a specified time period at an agreed upon rate. We then solicit freight from customers to fill the containers and consolidate the freight bound for a particular destination from a common shipping point. Our gross revenue includes the rate charged to the customer for the movement of the shipment on the ocean carrier plus our fees for the other services we provide which are related to the movement of goods such as preparing shipment-related documentation. Our net revenue is determined by the differential between the rates charged to us by the carriers and the rates we charge our customers along with the fees we receive for our other ancillary services. Therefore, our net revenue is influenced by our ability to charge our customers a rate which is higher than the rate we obtain from the carriers, but which is also lower than the rate the customers could otherwise obtain directly from the carriers.

Airfreight Forwarding. When we act as an airfreight forwarder, we conduct business as an indirect carrier. Our gross revenue and net revenue from airfreight forwarding and related costs are recognized the same way that our gross revenue and net revenue from ocean freight forwarding and related costs are recognized.

When we act as an indirect air carrier, we procure shipments from a large number of customers, consolidate shipments bound for a particular destination from a common place of origin, determine the routing over which the consolidated shipment will move, and purchase cargo space from airlines via our agents on a volume basis. As an indirect air carrier, our gross revenue includes the rate charged to the client for the movement of the shipment on the airline, plus the fees we charge for our other ancillary services such as preparing shipment-related documentation and materials handling related services.

When we act as an indirect air carrier, our net revenue is the differential between the rates charged to us by the airlines and the rates we charge our customers plus the fees we receive for our other services.

Customs Brokerage. We provide customs clearance and brokerage services with respect to the majority of the shipments we handle as a freight forwarder. These services include assisting with and performing regulatory compliance functions in international trade.

Customs brokerage gross revenue is recognized when the necessary documentation for customs clearance has been completed. This gross revenue is generated by the fees we charge for providing customs brokerage services, as well as the fees we charge for the disbursements made on behalf of a customer. These disbursements, which typically include customs duties and taxes, are excluded from our calculations of gross revenue since they represent disbursements made on behalf of customers. Typically, disbursements are included in our accounts receivable and are several times larger than the amount of customs brokerage gross revenue generated.

Contract Logistics. Our contract logistics services primarily relate to our value-added warehousing services and distribution of goods and materials in order to meet customers’ inventory needs and production or distribution schedules. Our distribution services include receiving, deconsolidation and decontainerization, sorting, put away, consolidation, assembly, cargo loading and unloading, assembly of freight and protective packaging, storage and distribution.

Contract logistics gross revenue is recognized when the service has been provided to third parties in the ordinary course of business and net revenue excludes transportation costs incurred in providing contract logistics services.

Acquisitions

As a key part of our growth strategy, the Company expects to seek to acquire additional asset-light full-service logistics providers and freight forwarders. We believe there are attractive acquisition candidates in our industry because of the highly fragmented composition of the marketplace, the industry participants’ needs for capital and their owners’ desires for liquidity. The Company intends to pursue a strategic acquisition program to consolidate and enhance its position in its current market and to acquire operations in new markets.

Initially, we intend to grow our business through acquisitions in key gateway locations, such as Chicago, India and Thailand, as part of our strategy to expand our international base of operations. We believe that our domestic and expanded international capabilities, when taken together, will provide significant competitive advantages in the marketplace.

We believe we can successfully implement our acquisition strategy due to the following factors:

▪	the highly fragmented composition of the market;

▪

our strategy for creating an organization with global reach should enhance an acquired company’s ability to compete in its local and regional market through a broader service offering and lower operating costs;

▪	the potential for increased profitability as a result of our centralization of certain administrative functions, greater purchasing power, and economies of scale;

▪	our centralized management capabilities should enable us to effectively manage our growth and integration of acquired companies;

▪	our status as a public corporation should provide us with a currency for acquisitions;

▪	the ability of our management to identify, acquire and integrate acquisition opportunities; and

▪	our ability to develop and maintain key customer relationships in the industry.

Certain of our financing documents contain covenants which substantially restrict our ability to consummate acquisitions in the future.

The senior credit facility agreement provides that, after the date thereof,  we may acquire the stock (and/or other equity interests) and/or assets of other companies provided that the following conditions are satisfied: (i) the senior agent shall have received not less than ten (10) business days’ prior written notice of the proposed acquisition and certain information related thereto; (ii) the assets acquired shall constitute assets used in, or the stock/equity interests shall be to an operating company or a division of an operating company that engages in, a line of business substantially similar, complimentary or related to the business that we  are engaged in as of the date of the loan agreement; (iii) as of the date of any such acquisition and any payment in respect thereof, and after giving effect thereto, the sum of the excess availability plus the qualified cash shall have been not less than $3.0 million for each of the ten (10) consecutive business days prior to the date of such acquisition or payment and shall be not less than $3.0 million as of the date of such acquisition or payment (and after giving effect thereto); (iv) the aggregate amount of all consideration paid for all permitted acquisitions (including any earn-outs, deferred purchase price payments and special incentive bonuses to employees, officers, directors and/or sellers of the acquired business in connection with such permitted acquisition, including the value of any capital stock, warrants or other equity interests) shall not exceed $5.0 million; (v) the senior agent shall have received certain financial statements and projections with respect to the acquired business and/or company and our detailed projections through the maturity date giving pro forma effect as of the last day of the fiscal month most recently ended to such acquisition and all related transactions, demonstrating pro forma compliance with all financial covenants set forth in the loan agreement; (vi) the senior agent shall have received certain other security agreements and guarantees required under the loan agreement with respect to the acquired business and/or company; (vii) in the case of the acquisition of the capital stock of another person or entity, the board of directors (or other comparable governing body) of such other person or entity shall have duly approved such acquisition and such person or entity shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law; and (viii) no default or event of default under the loan agreement shall exist or have occurred as of the date of such acquisition or the sale or issuance of any shares or any payment in respect thereof and after giving effect to such acquisition and all related transactions or the sale or issuance of any shares or any payment in connection therewith.

The notes provide that, after the date thereof,  we may acquire the stock (or other equity interests) and/or assets of other companies provided that the following conditions are satisfied: (i) immediately prior to, and after giving effect thereto, no default or event of default under the notes shall have occurred and be continuing or would result therefrom; (ii) all applicable security agreements, pledge agreements and guarantees required under the notes with respect to the acquired business and/or company shall have been delivered; (iii) we are in compliance with the financial covenants set forth in the notes on a pro forma basis after giving effect to such acquisition as of the last day of the fiscal quarter most recently ended; (iv) the cash consideration for any such acquisition (excluding therefrom earnouts, deferred purchase price payments, special incentive bonuses and subordinated indebtedness derived or arising in connection therewith) shall not exceed the amount of loans then available in respect of the permitted indebtedness under the notes plus our cash and cash equivalents on hand provided that we must have at least $2.5 million of cash and cash equivalents on hand and/or availability under the loan agreement after giving effect to the applicable permitted acquisition; and (v) the assets acquired shall constitute assets used in, or the stock/equity interests acquired shall be to an operating company or a division of an operating company that engages in, a line of business substantially similar, complimentary or related to the business that we  are engaged in as of the date of the notes.

The notes also provide that our contingent indebtedness arising after the date thereof pursuant to earn-outs and/or deferred purchase price payments under any permitted acquisition(s) consummated after the date thereof shall not exceed $30,000,000 in the aggregate.  Additionally, the notes provide that we may incur contingent indebtedness in the form of special incentive bonuses to employees, directors and/or officers and/or to sellers of assets and/or equity interests, in each case, in connection with any permitted acquisitions consummated after the date thereof; provided that the sum of (a) the aggregate amount of payments in respect of such indebtedness to employees, directors and/or officers and/or to such sellers, plus (b) the aggregate amount of cash consideration paid in respect of all permitted acquisitions (excluding earnouts and deferred purchase price payments) other than from the proceeds of the common stock financing and any other cash on hand, shall not exceed in the aggregate for (a) and (b), $7.5 million.

Currently, we anticipate acquiring SeaMaster Logistics (China) Limited, a Chinese company, we refer to as SeaMaster China, in the first quarter 2007. In order to effect this acquisition, we must first apply for and establish in China a “wholly-foreign owned enterprise,” or WFOE, under applicable Chinese law. Prior to the formation of the WFOE we cannot consummate the acquisition of SeaMaster China. Since we expect a determination by Chinese governmental authorities in January of 2007 on the status of our application to establish this limited liability company as a vehicle to acquire SeaMaster China, there can be no assurance that our application will be approved. We have no expectation of acquiring SeaMaster China until the WFOE is approved. At present, SeaMaster, our subsidiary, has an exclusive agency agreement with SeaMaster China which provides SeaMaster with approximately the same economic benefits as if SeaMaster had acquired SeaMaster China. SeaMaster China has a Class A license as an international freight forwarding agent in Shanghai. We believe acquiring SeaMaster China in the future will provide increased freight services revenue for us in China. There can be no assurance that we will be able to consummate the acquisition of SeaMaster China or that we can establish a WFOE in China, or that our application or acquisition will not be delayed or hindered, or our agency operations curtailed or prohibited in China. SeaMaster focuses on imports to the United States.

We cannot assure you that we will be able to consummate acquisitions in the future on terms acceptable to us, or at all, in which case our rate of growth may be negatively impacted. We may not be successful in integrating the companies we have acquired, or we acquire in the future, and may not achieve expected cost savings on the anticipated timeframe, if at all.

Discussion of Operating Results

The following discussion of our operating results explains material changes in our results of operations for each of the merged and acquired companies for the six months ended June 30, 2006 and year ended December 2005 compared to their respective prior period. The discussion should be read in conjunction with the financial statements and related notes and pro forma financial information included elsewhere in this report.

Geographic Segment Operating Results. We manage our business through three geographic segments comprised of Europe, the Americas and Asia Pacific, which offer similar products and services. Each geographic segment is managed regionally by executives who are directly accountable to and maintain regular contact with our Chief Executive Officer to discuss operating activities, financial results, forecasts and plans for each geographic region.

For segment reporting purposes by geographic region, airfreight and ocean freight forwarding gross revenues for the movement of goods is attributed to the country where the shipment originates. Gross revenues, as well as net revenues, for all other services are attributed to the country where the services are performed. Net revenues for airfreight and ocean freight forwarding related to the movement of the goods are prorated between the country of origin and the destination country, based on a standard formula. Our gross and net revenues and operating income by operating segment for the six months ended June 30, 2006 and years ended December  31, 2005 compared to their respective prior period, along with the dollar amount of the changes and the percentage changes between the time periods shown, are set forth in the following table:

	Year ended December 31		Six months ended June 30,

$ Millions	2005	2004	2006	2005

Revenues:
Americas	119.7	100.7	54.1	55.9
Asia Pacific	75.9	65.9	41.0	34.3
Europe	—	—	—	—

	195.6	166.6	95.1	90.2

Net income:
Americas	1.0	(4.5)	0.6	(0.6)
Asia Pacific	3.0	2.2	1.6	0.9
Europe	—	—	—	—

	4.0	(2.3)	2.2	0.3

Note: Maritime Logistics was formed in February 2006 and acquired AmeRussia Shipping Company Inc. in May 2006 and the amounts above reflect AmeRussia Shipping Company Inc.

Year 2005 Compared to Year 2004. For the years 2004 and 2005, the results of operations of each of the separate companies are shown in the table and significant changes are discussed below. The information for the Acquired Companies is based on their audited financial statements for each respective period. The total for each category does not reflect the financial information of the company on a consolidated basis.

	Year

$ Millions	2005	2004	Change	%

Revenues:
Maritime Logistics	1.8	2.4	(0.6)	-25.0%
FMI	117.9	98.3	19.6	19.9%
TUG	75.9	65.9	10.0	15.2%

	195.6	166.6	29.0

Gross profit:
Maritime Logistics	0.5	0.4	0.1	25.0%
FMI	26.4	19.3	7.1	36.8%
TUG	7.9	6.4	1.5	23.4%

	34.8	26.1	8.7

Selling, general and administrative:
Maritime Logistics	0.5	0.5	—	0.0%
FMI	12.5	11.7	0.8	6.8%
TUG	4.6	3.8	0.8	21.1%

	17.6	16.0	1.6

Depreciation and amortization:
Maritime Logistics	—	—	—	0.0%
FMI	5.5	5.6	(0.1)	-1.8%
TUG	—	—	—	—

	5.5	5.6	(0.1)

Interest expense:
Maritime Logistics	—	—	—	—
FMI	7.3	6.4	0.9	14.1%
TUG	—	—	—	0.0%

	7.3	6.4	0.9

Net income:
Maritime Logistics	—	—	—
FMI	1.0	(4.5)	5.5
TUG	3.0	2.2	0.8

	4.0	(2.3)	6.3

Note: Maritime Logistics was formed in February 2006 and acquired AmeRussia Shipping Company Inc. in May 2006 and the amounts above reflect AmeRussia Shipping Company Inc.

Revenues

•

Maritime Logistics - Maritime Logistics was formed in February 2006. As such, Maritime Logistics was not in operation during 2004 and 2005. Effective May 1, 2006, Maritime Logistics purchased 100% of AmeRussia Shipping Co. USA and its affiliate AmeRussia Ltd. (“AmeRussia”). 2005 AmeRussia revenues decreased $0.6 million from $2.4 million to $1.8 million, or 25.0% due mainly to a reduction in one off-break bulk project move to Russia, which the company performed in 2004.

•

FMI - 2005 revenues at FMI increased $19.6 million, from $98.3 million to $117.9 million, or 19.9%. Revenue growth at FMI was driven primarily by (i) a full year of revenues associated with the company’s Footstar contract (initiated in July 2004) which contributed to an $8.7 million increase in 2005 revenues at FMI’s Mira Loma facility, (ii) a $5.4 million increase at FMI’s San Pedro, California warehouse operations, reflecting a significant increase in activity at these facilities, and (iii) a $4.8 million increase within FMI’s local and line-haul trucking operations, related to a 14.4% increase in revenue per mile within the line-haul operations, driven in part by larger fuel surcharges, partially offset by a 3.2% decrease in line-haul miles.

•

TUG - 2005 TUG revenue increased $10.0 million, from $65.9 to $75.9 million or 15.2%. TUG’s revenue increase was driven by increased volume offset by a decrease in revenue per twenty foot equivalent unit (“TEU”) rates. A large part of this increase in volume was driven by TUG’s expansion of business to the United States’ East and Gulf Coasts.

Gross Profit

•

FMI - Gross profit increased $7.1 million from $19.3 million in 2004 to $26.4 million in 2005 or 36.8%. The increase resulted in part from increased utilization rates at its warehouse facilities and a full year of contribution from FMI’s Mira Loma facility, which generates higher gross margins due to the extensive automation at this facility.

•

TUG - Gross profit increased $1.5 million from $6.4 million in 2004 to $7.9 million in 2005 or 23.4%. The increase in gross profit resulted from increased revenues related to the expansion of the business.

Selling, General and Administrative Expenses

•

FMI - Selling, general and administrative (“SG&A”) expenses increased $0.8 million, from $11.7 million in 2004, to $12.5 million in 2005, or 6.8%. This increase results primarily from a 19.4% increase in salaries and related costs from $6.4 million in 2004 to $7.6 million in 2005; and a 34.8% increase in rent and occupancy costs from $0.7 million in 2004 to $0.9 million in 2005; and decreases in other costs related to facility shutdown from $2.2 million in 2004 to $0.6 million in 2005.

•

TUG - SG&A expenses increased $0.8 million, from $3.8 million in 2004 to $4.6 million in 2005, or 21.1%. This increase results primarily from a 28.3% increase in salaries and related costs from $3.0 million in 2004 to $3.9 million in 2005 due to an increase in staff to service its business expansion into the United States’ East and Gulf coasts.

Interest Expense

•

FMI – Interest expense increased $0.9 million, from $6.4 million in 2004 to $7.3 million in 2005, or 14.1%. The increase was primarily due to a general rise in short-term interest rates over the period.

Net income

•

FMI - Net income increased $5.5 million, from a ($4.5) million net loss in 2004 compared to $1 million income in 2005, or 122%. This increase is primarily due to a $1.9 million decrease in expenses associated with a facility shutdown in 2004 (net charge of $2.2 million in 2004), compared to ($0.6 million in 2005) and an increase in gross profit margin.

•	TUG - Net income increased $0.8 million, from $2.2 million in 2004 to $3.0 million in 2005, or 30.4%. This increase results primarily from increased revenues and gross profit.

Six months ended June 30, 2006 compared with six months ended June 30, 2005. For the six months ended June 30, 2006 and 2005, the results of operations of each of the separate companies are shown in the table and significant changes are discussed below. The information for the Acquired Companies is based on their audited financial statements for each respective period. The total for each category does not reflect our financial information on a consolidated basis.

	Six Months Ended

$ Millions	6/30/06	6/30/05	Change	%

Revenues:
Maritime Logistics	1.4	1.0	0.4	40.0%
FMI	52.7	54.9	(2.2)	-4.0%
TUG	41.0	34.3	6.7	19.5%

	95.1	90.2	5.4

Gross profit:
Maritime Logistics	0.3	0.3	—	0.0%
FMI	12.0	12.4	(0.4)	-3.2%
TUG	4.3	3.1	1.2	38.7%

	16.6	15.8	0.9

Selling, general and administrative:
Maritime Logistics	0.3	0.2	0.1	50.0%
FMI	6.1	5.6	0.5	8.9%
TUG	2.5	2.1	0.4	19.0%

	8.9	7.9	1.0

Depreciation and amortization:
Maritime Logistics	—	—	—	—
FMI	2.3	2.8	(0.5)	-17.9%
TUG	—	—	—	—

	2.3	2.8	(0.5)

Interest expense:
Maritime Logistics	—	—	—	—
FMI	2.8	4.5	(1.7)	-37.8%
TUG	—	—	—	—

	2.8	4.5	(1.7)

Net income:
Maritime Logistics	—	0.1	(0.1)
FMI	0.6	(0.6)	1.2
TUG	1.6	0.9	0.7

	2.2	0.4	1.8

Note: Maritime Logistics was formed in February 2006 and acquired AmeRussia Shipping Company Inc. in May 2006 and the amounts above reflect AmeRussia Shipping Company Inc. Selling, general and administrative cost of Maritime Logistics are not shown above as they are immaterial.

Revenues

•	Maritime Logistics - Maritime Logistics was formed in February 2006. Effective May 1, 2006, it acquired AmeRussia.

AmeRussia - 2006 AmeRussia revenues increased $0.4 million, from $1.0 million for the six months ended June 30, 2005, to $1.4 million for the six months ended June 30, 2006, or 40.0%, due mainly to an increase in the 2006 period in one off- break bulk project move to Russia.

•

FMI - Revenues decreased $2.2 million from $54.9 million for the six months ended June 30, 2005 to $52.7 million for the six months ended June 30, 2006, or 4.0%. Beginning in the fourth quarter of 2005, FMI restructured its warehousing contracts largely to a dedicated space revenue model. This process resulted in the termination of business with certain customers who were not generating adequate gross margin levels and customers unwilling to commit to the new contract structure. As a result, revenue at the FMI’s New Jersey, Florida and California warehouses declined $2.5 million for the six months ended June 30, 2006 relative to the prior six month period. FMI has secured substantial new business in the first half of the year to replace terminated accounts; however, several of these new programs, including a substantial transload program for Vanity Fair Corporation, were still ramping up in the period ended June 30, 2006. The year-to-date revenue decline within FMI’s warehousing operations was partially offset by increased revenue within FMI’s line-haul trucking operations related to a 9.4% increase in line-haul miles.

•

TUG - TUG revenues increased $6.7 million, from $34.3 million for the six months ended June 30, 2005, to $41.0 million for the six months ended June 30, 2006, or 19.5%. TUG’s revenue increase was driven by increased container volume related to TUG’s continued expansion of business to the United States’ East and Gulf Coasts.

Gross Profit

•

FMI - Gross profit decreased $0.4 million from $12.4 million in the six months ended June 30, 2005 compared to $12 million in the six months ended June 30, 2006, or 3.2%. Compared to the same 2005 period, the 2006 gross profit was $0.3 lower due to $2.2 million lower revenue, offset lower direct expense, especially in the areas of payroll, benefits, temp labor, third party hauling and facility expense.

•

TUG - Gross profit increased $1.2 million from $3.1 million in the six months ended June 30, 2005, compared to $4.3 million in the six months ended June 30, 2006 or 38.7%, principally due to an increase in revenues and margin improvement.

Selling, General and Administrative Expenses

•

FMI - Selling, General and Administrative (“SG&A”) expenses increased $0.5 million, from $5.6 million in the six months ended June 30, 2005, to $6.1 million in the six months ended June 30, 2006, or 8.9%. This increase results primarily from a 7.8% increase in salaries and related costs ($3.7 million in 2005 compared to $4.0 million in 2006), a 28% increase in professional fees ($0.2 million in 2005 compared to $0.3 million in 2006); and a 95% increase in bad debts ($0.1 million in 2005 compared to $0.2 million in 2006).

•

TUG - SG&A expenses increased $0.4 million, from $2.1 million in 2005, to $2.5 million in the six months ended June 30, 2006, or 19%. The TUG increase was primarily driven by an increase in staff to service its business expansion into the United States’ East and Gulf coasts.

Depreciation and Amortization

•

FMI – Depreciation and amortization expenses decreased $0.5 million, from $2.8 million in the six months ended June 30, 2004, to $2.3 million in the six months ended June 30, 2005, or 17.9%. This decrease was primarily due to reduced depreciation expense on FMI’s transportation equipment.

Interest Expense

•

FMI – Interest expense decreased $1.7 million, from $4.5 million in the six months ended June 30, 2005, to $2.8 million in the six months ended June 30, 2006, or 37.8%. The decrease was primarily due to the reduction of the principal on FMI’s senior debt facility.

Net Income

•

FMI - Net income increased $1.2 million from $0.6 million loss in the six months ended June 30, 2005, to $0.6 million income in the six months ended June 30, 2006. This increase results primarily from reduced interest and depreciation expense, after facility shutdown in 2004.

•

TUG - Net income increased $0.7 million, from $0.9 million in the six months ended June 30, 2005, to $1.6 million in the six months ended June 30, 2006. This increase results primarily from an increase in revenues and margin improvement.

Liquidity and Capital Resources

As of November 8, 2006 and after the Reorganization, Acquisitions and financings, the Company has cash and cash equivalents of approximately $28.7 million, before reorganization expense and closing costs of approximately $11.2 million. In addition to available cash and cash equivalents, our credit facilities will provide approximately $6.0 million of availability under the revolver portion of our Senior Credit Facility. Based on current plans, we believe that our existing capital resources will be sufficient to meet working capital requirements through December 31, 2007.

As primarily an asset-light logistics provider, we will not have the same level of capital expenditures that would be required of an asset-based business.  We believe our anticipated capital expenditures for 2007 will be approximately $3.5 million, comprised of $2.5 million for maintenance capital expenditure and $1 million for Information Technology (IT) capital expenditure.

We do not intend to retain significant cash balances in excess of what are prudent reserves. We believe that we will have sufficient liquidity and capital resources to meet our future liquidity requirements, including in relation to our acquisition strategy, our debt obligations and our dividend policy. We base our assessment on the following assumptions that:

•	our business and investments generate, and will continue to generate, significant operating cash flow;

•	the ongoing maintenance capital expenditures associated with our businesses are modest and readily funded from their respective operating cash flow;

•	all significant short-term growth capital expenditure will be funded with cash on hand or from committed undrawn debt facilities;

•	amortizing debt can be paid from operating cash flow; and

•	we will be able to raise equity to refinance amounts borrowed under our revolving credit facility prior to its maturity.

We may require additional working capital in the future. We believe we will have access to additional sources of equity and debt financing but can provide no assurance that additional funds will be available, or, if available, on commercially acceptable terms or in a timely manner to enable us to continue our operations in the normal course. Our covenants in connection with the Financings limits our ability to raise more debt or capital and to make further acquisitions.

Historical financial liquidity from operations.

The following information details our historical financial liquidity from operations:

•	Maritime Logistics - As of June 30, 2006 Maritime Logistics has approximately $0.1 million in cash and working capital deficiency of $0.2 million.

•

FMI - As of June 30, 2006, FMI has approximately $1.8 million in cash and cash equivalents and working capital of approximately $4.5 million. In April 2005, FMI refinanced its debt which converted certain liabilities to long-term obligations and substantially reduced quarterly principal payments and monthly interest rates.

•	TUG - As of June 30, 2006, TUG has approximately $1.7 million in cash and cash equivalents and working capital of approximately $5.8 million.

Off-Balance Sheet Arrangements

We did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

We have no material off-balance sheet arrangements, except for FMI letters of credit of approximately of $4.5 million as of June 30, 2006, relating to deposits on leased facilities and various insurance programs.

Impact of Inflation

Our business may be significantly or adversely affected by inflation. We generally expect to pass carrier rate increases and surcharges on to our customers by means of price increases and surcharges. Direct carrier rate increases could occur over the short- to medium-term. Due to the high degree of competition in the marketplace, these rate increases might lead to an erosion of our profit margins.

Critical Accounting Policies and Use of Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities that are not readily apparent from other sources. The Company evaluates these estimates including those related to basis of consolidation, business combinations, revenue recognition, self insurance, accounts receivable and allowance for doubtful accounts, impairment of tangible and intangible assets and goodwill. Actual results may differ from these estimates using different assumptions under different conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our consolidated financial condition and results of operations and require management’s most difficult, subjective and complex judgments.

Basis of consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Acquisitions. We will continue to adopt the provision of Statement of Financial Accounting Standard (“SFAS”) No . 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 requires business combinations to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually for impairment or more frequently if impairment indicators arise. Under the provisions of SFAS No. 142, the first step of the impairment test requires that we determine the fair value of each reporting unit, and compare the fair value to the reporting unit’s carrying amount. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and we must perform a second more detailed impairment assessment. The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date. The implied fair value of the reporting unit’s goodwill is then compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date. In the future, we will perform our annual impairment test during our fiscal fourth quarter unless events or circumstances indicate an impairment may have occurred before that time.

Any intangible assets we acquire pursuant to the acquisitions will need to be evaluated in order to finalize the purchase price allocation. To the extent that value can be assigned to customer related intangibles and other assets with a diminishing value arising from our acquisitions, such intangibles will be amortized over the appropriately determined period.

Self Insurance. We have a variety of high deductible insurance programs. These programs include auto/truck liability, workmen’s compensation and employee medical insurance. Each program has individual loss and overall program stop-loss insurance coverage. We are generally self-insured for losses and liabilities related primarily to vehicle liability and general liability claims. We utilize commercial insurance as a risk mitigation strategy with respect to catastrophic losses. Ultimate losses will be accrued based on estimates of the aggregate liability for claims incurred using assumptions followed in the insurance industry. Such self-insurance accruals will likely include claims for which the ultimate losses will develop over a period of years. Such accruals also are affected by changes in the number of new claims incurred and claim severity; hence, the self-insurance accruals will be based on estimates. While we believe our estimates will be adequate, the ultimate claims may be in excess of or less than the amounts provided by such estimates. In most cases these claims are fully collateralized by the Company in the form of cash deposits and/or letters of credit.

Accounts Receivable and Allowance for Doubtful Accounts. Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on combination of historical collection experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Tangible Assets. Any tangible assets we acquire pursuant to the consummation of an acquisition will need to be evaluated post acquisition, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Accounting.” Tangible assets that have a carrying value of less than fair market value will incur a step up in basis to fair market value.

Intangible Assets. We follow the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 requires an annual impairment test for goodwill and intangible assets with indefinite lives.

Long-Lived Assets. We follow the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes accounting standards for the impairment of long-lived assets such as property, plant and equipment and intangible assets subject to amortization. We review long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, we estimate fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Revenue Recognition. As an asset-light based logistics provider, we generally do not own any transportation assets. We generate the major portion of our air and ocean freight revenues by purchasing transportation services from direct (asset-based) carriers and reselling those services to our customers. In accordance with Emerging Issues Task Force (“EITF”) 91-9 “Revenue and Expense Recognition for Freight Services in Process,” revenue from freight management services is recognized at the time the freight is tendered to the direct carrier at origin, and direct expenses associated with the cost of transportation are accrued concurrently. Accrued purchased transportation costs are therefore estimated based upon anticipated margins, contractual arrangements with direct carriers and other known factors. Such estimates will need to be routinely monitored and compared to actual invoiced costs, and will need to be adjusted as deemed necessary to reflect differences between the original accruals and actual costs of purchased transportation.

We also will recognize revenue on a gross basis, in accordance with EITF 99-19, “Reporting Revenue Gross versus Net,” as a result of the following: We will be the primary obligor responsible for providing the service desired by the customer and are responsible for fulfillment, including the acceptability of the service(s) ordered or purchased by the customer. We, at our sole discretion, will set the prices charged to our customers, and will not be required to obtain approval or consent from any other party in establishing our prices. We will have multiple suppliers for the services we will sell to our customers, and will have the absolute and complete discretion and right to select the supplier that will provide the product(s) or service(s) ordered by a customer, including changing the supplier on a shipment-by-shipment basis. In most cases, we will determine the nature, type, characteristics, and specifications of the service(s) ordered by the customer. We will also assume credit risk for the amount billed to the customer.

Contractual Obligations

We have entered into contracts with various third parties in the normal course of business that will require future payments. The following table illustrates our contractual obligations as of June 30, 2006:

	Payments due by period

	Total	Less than 1 year	1-3 years	3-5 years		More than 5 years

MLI/AmeRussia	$600,000	$125,000	$300,000		$175,000	$—
TUG	627,500	__	627,500		—	—
FMI	51,398,068	4,512,799	8,749,933		38,135,336	—

Long-term debt	$52,625,568	$4,637,799	$9,677,433		$38,310,336

MLI/AmeRussia
TUG	$5,000	$5,000	$—		$—	$—
FMI	1,591,160	399,500	1,090,830		100,830	—

Capital leases	$1,596,160	$404,500	$1,090,830		$100,830	$—

MLI/AmeRussia	$132,000	$54,000	$78,000		$—	$—
TUG	569,000	384,000	185,000		—	—
FMI	61,653,433	12,927,393	26,835,859		15,416,119	6,474,062

Operating leases	$62,354,433	$13,365,393	$27,098,859		$15,416,119	$6,474,062

MLI/AmeRussia
TUG
FMI

Purchase Obligations	$—	$—	$—		$—	$—

MLI/AmeRussia	$150,000	$150,000	$—		$—	$—
TUG	—	—	—		—	—
FMI	—	—	—		—	—

Other long-term liabilities	$150,000	$150,000	$—	$		$—

	$116,726,161	$18,557,692	$37,867,122		$53,827,285	$6,474,062

The long-term debt obligations have been restructured as of November 8, 2006. Substantially all of the existing debts were paid off and replaced with senior secured debt and convertible debt after the Reorganization.

The following table illustrates our contractual obligations as of November 8, 2006 (date of closing):

	Payments due by period

	Total	Less than 1 year	1-3 years	3-5 years		More than 5 years

MLI/AmeRussia	$55,000,000	$1,000,000	$21,000,000		$14,000,000	$19,000,000
TUG
FMI

Long-term debt	$55,000,000	$1,000,000	$21,000,000		$14,000,000	$19,000,000

MLI/AmeRussia
TUG	$5,000	$5,000	$—		$—	$—
FMI	1,591,160	399,500	1,090,830		100,830	—

Capital leases	$1,596,160	$404,500	$1,090,830		$100,830	$—

MLI/AmeRussia	$132,000	$54,000	$78,000		$—	$—
TUG	569,000	384,000	185,000		—	—
FMI	61,653,433	12,927,393	26,835,859		15,416,119	6,474,062

Operating leases	$62,354,433	$13,365,393	$27,098,859		$15,416,119	$6,474,062

MLI/AmeRussia
TUG
FMI

Purchase Obligations	$—	$—	$—		$—	$—

MLI/AmeRussia	$65,150,000	$150,000	$—		$—	$65,000,000
TUG	—	—	—		—	—
FMI	—	—	—		—	—

Other long-term liabilities	$65,150,000	$150,000	$—	$		$65,000,000

	$184,100,593	$14,919,893	$49,189,689		$29,516,949	$90,474,062

Senior Debt

Our senior credit facility has a five year term and a two percent up front closing fee. Revolving loans that constitute reference rate loans will bear interest at a rate per annum equal to two (2%) percent plus the greater of (i) the reference rate then in effect and (ii) six (6%) percent. Revolving loans that constitute LIBOR rate loans will bear interest at a rate per annum equal to three (3%) percent plus the greater of (i) the LIBOR rate then in effect and (ii) four (4%) percent. Term loans that constitute reference rate loans will bear interest at a rate per annum equal to the applicable margin plus the greater of (i) the reference rate then in effect and (ii) six (6%) percent. Term loans that constitute LIBOR rate loans will bear interest at a rate per annum equal to the applicable margin plus the greater of (i) the LIBOR rate then in effect and (ii) four (4%) percent. Until the agent under the senior credit facility receives the our financial statements following the last day of the fourth full fiscal quarter after the November 8, 2006, the applicable margin shall be equal to the greater of (i) the amount determined as set forth in the grid below based on the ratio of our Net Senior Debt to TTM EBITDA for the immediately preceding twelve (12) month period ending as of the last day of each fiscal quarter prior thereto and (ii) four and one quarter (4.25%) percent per annum. Thereafter, on a quarterly basis, the applicable margin shall be reset based upon the following grid:

Net Senior Debt/ TTM EBITDA	Applicable Margin (LIBOR Rate Loans)	Applicable Margin (Reference Rate Loans)

>3.0x	4.75%	3.75%
> 2.5x <= 3.0x	4.50%	3.50%
> 2.0x <= 2.5x	4.25%	3.25%

> 1.5x <=2.0x	4.00%	3.00%
<= 1.5x	3.75%	2.75%

Upon the occurrence and during the continuation of an event of default, the interest rate(s) then in effect with respect to the obligations under the senior credit facility will be increased by three percent (3%) per annum. The revolver unused line fee equals one-half of one percent (0.50%) per annum calculated upon the amount by which the total revolving credit commitments exceeds the sum of the average daily principal balance of the outstanding revolving loans plus the average daily undrawn amount of all letters of credit for the immediately preceding month, payable monthly. The revolver includes a letter of credit line of up to an aggregate amount of $7.0 million. The letter of credit fee is three percent (3.00%) per annum on the average daily maximum amount available to be drawn under all of such letters of credit, payable monthly. Borrower shall also be responsible for any additional third-party letter of credit issuer fees and/or cash collateral requirements. The servicing fee equals $25,000, payable quarterly in advance.

Our senior credit facility is secured by a first priority security interest in substantially all existing and future assets of the Company and the other borrowers party to the senior credit facility, including all of their plant property and equipment and accounts receivable, and the proceeds thereof (subject to permitted liens). In addition to the scheduled quarterly term loan principal payments, we are required to make an annual principal payment each year in an amount equal to fifty percent (50%) of excess cash flow for the immediately preceding fiscal year. Excess cash flow shall be generally defined as our EBITDA for the applicable period less consolidated net interest expense less the cash portion of capital expenditures made during such period less scheduled cash principal payments made on account of debt during such period less all cash prepayments on account of senior credit facility (other than payments on account of revolving loans that do not permanently reduce the revolving commitments by the amount of such payment(s)) during such period less income taxes paid or accrued during such period less special incentive bonuses, earn-outs and deferred payments of purchase price for the acquisitions permitted to consummated under the senior credit facility made during such period less any closing fee, loan servicing, unused line fee, letter of credit fee and prepayment fee paid during such period. The excess cash flow payments shall be applied to the term loan, in inverse order of maturity. The credit facility will contain affirmative and negative covenants, and financial covenants customarily found in loan agreements for similar financings including, but not limited to, (i) a minimum earnings before interest, taxes, depreciation and amortization referred to as EBITDA covenant measured on a trailing twelve months basis, referred to as TTM, (ii) a maximum total senior debt outstanding to TTM EBITDA ratio covenant, (iii) a minimum fixed charge coverage ratio covenant, (iv) a maximum capital expenditure covenant, and (v) key man provisions with respect to members of management. An early termination fee is due if the senior credit facility is terminated by us for any reason (other than as described below) prior to the third anniversary of such effective date and is payable as follows: (i) two percent (2%) of the total loan commitment if the senior credit facility is terminated on or prior to the second anniversary of the effective date of the senior credit facility and (ii) one percent (1%) of the total loan commitment if the senior credit facility is terminated after the second anniversary of such effective date and on or prior to the third anniversary of such effective date. No earlier than November, up to $20.0 million of the cash proceeds from the issuance or sale of common equity may be used to prepay the term loans under the senior credit facility and such prepayment will not be subject to a prepayment fee.

We expect to record debt issuance costs of approximately $4.0 million, including out-of-pocket expenses.

Convertible Notes and Warrants

To finance the acquisitions, Maritime Logistics entered into a securities purchase agreement with each of the investors listed on the schedule of buyers attached thereto, pursuant to which the buyers agreed to purchase (i) secured notes in an aggregate principal amount of $65.0 million, which notes are convertible at the option of the holder into shares of our common stock at an initial price equal to $11.00 per share (subject to adjustment); and (ii) warrants to acquire in the aggregate up to 40% of the number of shares of common stock issuable upon conversion of the notes, exercisable until the fifth anniversary of November 8, 2006 at an initial exercise price equal to $11.00 per share (subject to adjustment) referred to herein as the note financing. On November 8, 2006, after the recapitalization, we entered into a joinder agreement and pursuant to which we assumed the Maritime Logistics obligations under the securities purchase agreement and consummated the note financing.

The notes bear interest at a rate per annum equal to LIBOR plus the applicable margin then in effect. Until the holders of the notes receive the financial statements of Company and its subsidiaries following the last day of the fourth full fiscal quarter after November 8, 2006, the applicable margin shall be equal to the greater of (i) the amount determined as set forth in the grid below based on the ratio of Net Senior Debt to TTM EBITDA of the Company and its subsidiaries for the immediately preceding twelve (12) month period ending as of the last day of each fiscal quarter prior thereto and (ii) three and one quarter (3.25%) percent per annum. Thereafter, on a quarterly basis, the applicable margin shall be reset based upon the following grid:

Net Senior Debt/TTM EBITDA	Applicable Margin

>3.0x	3.75%
>2.5x <=3.0x	3.50%
>2.0x <=2.5x	3.25%
>1.5x <=2.0x	3.00%
<=1.5x	2.75%

A holder may require us to redeem the notes upon an event of default or upon a change of control, in each case at a premium over the principal amount of the notes being redeemed. This premium in the event of a change of control is equal to the product of the amount of principal being redeemed multiplied by the greater of (a) the quotient of the closing sale price of our common stock immediately prior to the announcement of the change of control divided by the conversion price and (b) 120% in the first 18 months, 115% in the period from 18 to 42 months and 110% thereafter. We may redeem all or any portion of the notes after the third anniversary of the issuance of the notes, if the closing sale price of our common stock is greater than 180% of the conversion price then in effect for each of the previous 20 trading days ending and certain other conditions are satisfied. If we redeem the notes, we must pay the principal and accrued interest through the date of redemption.

The indebtedness evidenced by the notes is secured indebtedness, and is subordinate to our senior debt financing. As security for our obligations under the notes, we and certain of our subsidiaries will executed a security agreement, pursuant to which we and such subsidiaries granted a security interest in substantially all of their assets to the collateral agent for the benefit of the holders of the notes (which liens will be subordinate to the liens that secure the senior debt financing.

The warrants issued in connection with the notes also provide for a cash payment in the event of a change of control equal to the Black Scholes value of the unexercised portion of the warrant which may result in a significant cash payment to the holders of the warrants.

We expect to record debt issuance costs of approximately $4.0 million including expenses in connection with this private placement. In addition, based upon a Black-Scholes valuation, we expect to record issuance costs of approximately $1.4 million, including expenses in connection with the warrants issued to the placement agent.

We also entered into a registration rights agreement with the buyers, whereby we agree to provide certain registration rights with respect to the common stock underlying the notes and warrants and the shares held by management and the stockholders of Aerobic prior to the merger under the Act and the rules and regulations promulgated thereunder. If we do not satisfy our obligations under the registration rights agreement, we are obligated to pay the holders of the notes and warrants substantial penalty payments. See “Registration Rights Agreement.”

Contingent Payments

The following table summarizes our projected contingent based earn-out payments for the next five fiscal years indicated based on results of the prior year (in thousands) (1) :

	Fiscal Year Ended June 30,

	2007	2008	2009	2010	2011	Total

Earn-out payments:
Cash
Tug(1)	$1,483	$1,483	$1,483	$1,483	$—	$5,932
SeaMaster(2)	1,300	2,275	3,575	3,575	3,575	14,300

Total cash	$2,783	$3,758	$5,058	$5,058	$3,575	$20,232

Earn-outs targets	$4,200	$5,920	$8,160	$8,430	$5,500	$32,210

Earn-outs as a percentage of target	66.3%	63.5%	62.0%	60.0%	65.0%	62.8%

Notes:

(1) -The TUG earn-outs are contractual commitments based upon EBITDA targets. In addition, there are contingent earn-out payments based upon achievement of EBITDA goals above the targets.

(2) -The SeaMaster earn-outs are contractual commitments based on a payment of 65% of projected EBITDA in year one, two and three. The earn-out payments set out above are projected payments based upon estimates by SeaMaster. Actual payments may vary and depend on the actual EBITDA generated by SeaMaster, during years one, two and three, as defined in the SeaMaster acquisition agreement. After year three, the SeaMaster enterprise value will be determined based upon the average of the first three years EBITDA, multiplied by six. Any payments made from inception, and the value of the shares owned by the selling stockholder of SeaMaster valued at the fair market value at end of year three, will be deducted from the enterprise value calculated above. Any remaining balance due, if any, will be paid in cash in years four and five, subject to SeaMaster using its best efforts to maintain the year three EBITDA level. If the three year average EBITDA of SeaMaster, pursuant to the terms of the SeaMaster acquisition agreement, are greater than $3.67 million, than the total SeaMaster earn-out payment will exceed the amounts set out above.

In the event we undergo a change in control, the selling shareholders of TUG shall receive their unrealized earn-out payments up to approximately $15.5 million in cash and stock and a pro rata amount thereof if the change in control occurs prior to November 8, 2009.

In the event we undergo change in control, the principal selling shareholder of SeaMaster will receive its unrealized earn-out payment (up to approximately $22.5 million) provided, that if the change in control occurs within 3 years of the date of consummation of the acquisition, it shall receive six times the three year average EBITDA (as defined in the SeaMaster stock acquisition agreement) of SeaMaster.

Change of control payments related to the financing

The premiums and payments to the holders of the notes and warrants, and the holders of warrants in this Offering on any change of control could substantially reduce the amount of proceeds available for distribution to our stockholders in connection with a change of control.

A holder of our notes may require us to redeem its note upon an event of default or upon a change of control, in each case at a premium over the principal amount of the notes being redeemed. This premium in the event of a change of control is equal to the product of the amount of principal being redeemed multiplied by the greater of (a) the quotient of the closing sale price of our common stock immediately prior to the announcement of the change of control divided by the conversion price and (b) 120% in the first 18 months, 115% in the period from 18 to 42 months and 110% thereafter. We may redeem all or any portion of the notes after the third anniversary of the issuance of the notes, if the closing sale price of our common stock is greater than 180% of the conversion price then in effect for each of the previous 20 trading days ending and certain other conditions are satisfied. If we redeem the notes, we must pay the principal and accrued interest through the date of redemption.

The warrants issued in connection with the note financing and common stock financing also provide for a cash payment in the event of a change of control equal to the Black Scholes value of the unexercised portion of the warrant which may result in a significant cash payment to the holders of the warrants.

Change of control payments related to compensation programs

Our executive compensation programs provide for potentially substantial payments to our executives and key employees in connection with a change of control.

In the event termination is in connection with a change in control, then our officers are entitled to the 24 months of base salary continuation payable in a lump sum and outplacement services in an amount not to exceed $10,500. In addition, we are obligated to maintain the officer’s perquisites and benefits for a period of 2 years. A termination shall be deemed to be in connection with a change in control if it occurs on the date of the change in control or within the 2 years following the change in control. Mr. O’Neill shall receive the greater of the benefit described under the Severance Benefit Plan or 2 times his base salary for 24 months. Our CEO and four most highly compensated officers also shall be entitled, if eligible for severance benefits, to $7,500 per year of employment in lieu of any amounts forfeited under our 401(k) plan.

Change of control payments related to founder agreements

We have agreed to pay certain founders of Maritime Logistics a cash payment, if a change of control that our board has not approved occurs prior to November 8, 2011, equal to the product of the amount by which the sale price of the common stock in the change of control exceeds $10.00 multiplied by the number of shares of stock held by such founder.

Registration rights penalties

We may be required to make payments under the registration rights agreements we entered into in connection with the note financing and the common stock financing.

We are required to make payments to purchasers (including the placement agent) who are parties to the registration rights agreements as liquidated damages (adjusted proportionally for a portion thereof) if any of the following events occurs and remains uncured:

(a)	We fail to file with the Securities and Exchange Commission the registration statement on or before the registration filing date;

(b)

The registration statement is not declared effective by the Securities and Exchange Commission on or before the 90th day after filing (or the 150th day after filing if the registration statement is subject to review by the Securities and Exchange Commission;

(c)

After the effective date of the registration, a registration statement ceases for any reason to remain continuously effective as to all registrable securities for which it is required to be effective, or the holders are otherwise not permitted to utilize the prospectus therein to resell such registrable securities, for more than 10 consecutive calendar days or more than an aggregate of 20 calendar days during any 10-month period (which need not be consecutive calendar days).

Such payment shall be equal to one percent (1%) 30 days after the above events and two percent (2%) each thirty day period thereafter subject to a 10% aggregate limit.

Recent Accounting Pronouncements

SFAS No. 123: In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R), which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and employee stock purchase plans, to be recognized in the financial statements based on their fair values. In addition, SFAS No. 123R will cause unrecognized expense (based on the amount in the Company’s pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized as a charge to results of operations over the remaining vesting period. Under SFAS No. 123R, the Company will determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at the date of adoption.

SAB No. 107: In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R and the modification of employee share options prior to adoption of SFAS 123R. We will evaluate the impact SAB 107 will have on our consolidated financial statements in future reporting periods.

SFAS No. 154: In May 2005, the FASB issued SFAS No. 154 “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS No. 154 applies to all voluntary changes in accounting principles and requires retrospective application (a term defined by the statement) to prior periods’ financial statements, unless it is impracticable to determine the effect of a change. It also applies to changes required by an accounting pronouncement that does not include specific transition provisions. In addition, SFAS No. 154 redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will evaluate the effect of SFAS No. 154 on future reporting periods, when applicable.

SFAS No. 155: In May 2005, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments,” which is an amendment of SFAS No. 133 and 140 and allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Companies must apply the standard prospectively. We will consider and evaluate the adoption of SFAS No. 155 on our results of operations and financial position in future reporting periods.

SFAS No. 133: “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) along with related interpretations EITF No. 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF-19”) and EITF No. 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in Issue No. 00-19” (“EITF 05-2”). SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value, with changes in the derivative’s fair value recognized currently in earnings unless specific hedge accounting criteria are met. We expect that we will adopt SFAS 133 in future reporting periods.

EIFT No. 05-6: In June 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue 05-6, “Determining the Amortization Period for Leasehold Improvements,” which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We will evaluate and consider the impact of these provisions of this consensus to have on our financial position, results of operations or cash flows in future reporting periods.

FIN No. 48

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). We will evaluate and consider the impact of FIN 48 to our consolidated results of operations, financial position, or cash flows. The provisions of FIN 48 become effective for fiscal years beginning after December 15, 2006.

SFAS No. 157

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. We will evaluate and consider the impact of SFAS 157 on our consolidated results of operations, financial position, or cash flows. The provisions of SFAS 157 become effective for years beginning January 1, 2008.

 SFAS No. 158

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (“SFAS 158”). SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 will not have an impact on our consolidated results of operations, financial position, or cash flows.

Quantitative Information about Market Risk

Interest Rates. We are exposed to changes in interest rates as a result of our financial activities with respect to our borrowings under the senior credit facility and the notes issued in the note financing. Borrowings under these credit agreements bear interest variable rates based on a LIBOR margin pricing grid adjusted quarterly, based on our leverage ratio.

We have a $65 million senior credit facility consisting of (i) a $10 million revolver (ii) a $55 million term loan (the “Senior debt facility”), the credit facility has a five-year term. The senior credit facility bears interest at the rate set forth in the table shown in the “Senior debt” section of this current report.

Additionally, we raised funds through a private placement of notes and warrants in an aggregate principal amount of $65 million, which are convertible at the option of the holder into shares of common stock at a price of $ 11.00 per share and to acquire warrants in the aggregate up to 40% of the number of shares of common stock. The notes mature on the fifth anniversary of their issuance and bear interest at the interest rate set forth in the table shown in the “Convertible notes and warrants” section of this current report. The principal amount of the notes does not amortize during the life of the notes, but is subject to a balloon payment at the end of the term should the notes not be in converted into common stock during this period.

Foreign Currency Exposure. The nature of the Company’s worldwide operations will necessitate that the Company deals with a multitude of currencies other than the U.S. dollar. This results in the Company potentially being exposed to the inherent risks of the international currency markets and governmental interference. Some of the countries where the Company maintains offices and/or agency relationships have strict currency control regulations which influence the Company’s ability to hedge foreign currency exposure. The Company will try to compensate for these exposures by accelerating international currency settlements among its offices or agents. The Company may enter into foreign currency hedging transactions only in limited locations where there are regulatory or commercial limitations on the Company’s ability to move money freely around the world. The Company currently has no foreign currency derivatives outstanding, and has no significant funds subject to foreign exchange controls.

3.          PROPERTIES

As of November 8, 2006, we leased twenty-six facilities in three countries. We generally lease or operate our office and warehouse space near an ocean port or an airport. Leases for our primary warehouses have remaining terms ranging from one year to eight years and often include options to renew. We will seek to shed or consolidate certain office and warehouse space in the near term in the process of integrating FMI and TUG.

Some leases are month-to-month or expire in the near term; in other cases, we will consider subleasing or negotiated termination payments. We believe that our facilities are adequate for our current needs.

As of November 8, 2006, we leased the following facilities in the regions indicated:

	Logistics
	Trucking Lots	Office	Warehouse	Total

Americas	4	9	11	24
Asia Pacific	—	1	—	1
Europe	—	1	—	1

Total	4	11		26

In addition to the logistic warehouses reported above, we also maintain five exclusive agency offices in the People’s Republic of China.

Our corporate headquarters are located in 547 Boulevard, Kenilworth, New Jersey in leased premises. The telephone number of our corporate headquarters is (908) 497-0280. In addition, we occupy several other properties which we use as office space and for our logistics, distribution and transportation services including storage and warehousing of freights containers. The following is a summary of our significant properties, all of which are leased:

Location	Use	Size	Lease Expiration Date

Carteret, New Jersey*	Storage, packing, and distribution of dry goods, and for offices connected therewith	266,600 square feet	January 13, 2014

Mira Loma, California*	Logistics, distribution and transportation services	Approx. 532,000 square feet	July 19, 2012

Medley, Florida	Warehouse and office space; storage, distribution and brokerage services	124,123 square feet	March 1, 2012 with an option to renew

San Pedro, California	Office space, storage, warehouse, distribution and brokerage services	513,108 square feet	July 31, 2011

San Pedro, California	Office space, storage, warehouse, distribution and brokerage services	338,885 square feet plus an expansion area of 72,814 square feet	October 31, 2008

Carteret, New Jersey	Unimproved land which is used to store ocean containers and truck trailers	10.33 acres of unimproved land	January 31, 2009

Miami, Florida	Warehouse and office facility	158,000 square feet	January 15, 2007

Springfield Gardens, New York	Air Freight Services	50,500 square feet	May 30, 2010

Carson, California	We sublease this property and do not use it	315,000 square feet.	June 30, 2007

Carson, California	Warehousing and freight forwarding services	51,205 square feet	November 30, 2007

* The facilities we lease in Carteret, New Jersey and Mira Loma, California are subject to leasehold mortgages in favor of Fortress Capital Corp (as agent) under our senior credit facility and subordinated leasehold mortgages under the note financing.

4.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 10, 2006 regarding the beneficial ownership of shares of our common stock by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our board of directors; and (iv) all members of our board of directors and executive officers as a group.

Except as otherwise noted below, each of the following individual’s address of record is c/o Aerobic, 547 Boulevard, Kenilworth, NJ 07033.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of the closing of the recapitalization, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder.

	Securities Beneficially Owned

Name and address	Amount and Nature of Beneficial ownership	Percentage

Principal security holders:

Alexander Global Master Fund(1)(2)	788,083	9.99%

CAMOFI Master LDC(2)(3)	787,742	9.99%

Credit Suisse Securities (USA)(2)(4)	780,476	9.99%

Evolution Master Fund LTD, SP(2)(5)	787,742	9.99%

Knott Partners, L.P.(6)	680,861	8.74%

Matterhorn Offshore Fund Ltd. (2)(7)	792,144	9.99%

Radcliffe SPC, Ltd. on the behalf of Class A Segregated Portfolio(8)(9)	384,291	4.99%

R&R Biotech Partners LLC(10)	572,898	7.40%

Sigma Capital Associates, LLC(2)(11)	779,604	9.99%

Silver Oak Capital, LLC(2)(12)	809,311	9.99%

Shoshone Partners, L.P.(13)	435,511	5.65%

Robert Lee(14)(15)	2,909,993	37.30%

Robert Wu(15)(16)	2,909,993	37.30%

Han Huy Ling(15)(17)	2,909,993	37.30%

Michael DeSaye(15)(18)	2,909,993	37.30%

Officers & Directors

Robert A. Agresti(15)(19)	2,909,993	37.30%

Paul Shahbazian(20)	197,959	1.67%

Gregory DeSaye(15)(21)	2,909,993	37.30%

Robert O’Neill (15)(22)	2,909,993	37.30%

Peter Klaver(23)	208,713	1.76%

Christopher Dombalis(15)(24)	2,909,993	37.30%

William Knight(25)	345,772	2.91%

James Madden(26)	283,995	2.38%

Peter Stone(27)	2,909,993	37.30%

J. Terence MacAvery(28)	4,375	*

Raymer McQuiston(29)	370,033	3.10%

Paul Windfield(30)	8,750	*

William J. Coogan(31)	4,375	*

Officers and Directors as a group(15)	4,297,488	56.88%

*Denotes less than 1%.

Unless otherwise indicated, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes voting and/or investment power with respect to securities.

(1)

Includes 363,636 shares issuable upon conversion of notes issued in the note financing, 145,455 shares issuable upon the exercise of warrants issued in the note financing, 250,000 shares of common stock issued in the common stock financing and 187,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(2)

The notes and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 9.99% of our outstanding capital stock.

(3)

Includes 636,364 shares issuable upon conversion of notes issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares of common stock issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(4)

Includes 454,545 shares issuable upon conversion of notes issued in the note financing, 181,818 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares of common stock issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(5)

Includes 636,364 shares issuable upon conversion of notes issued in the note financing, 254,545 shares issuable upon the exercise of warrants issued in the note financing, 100,000 shares of common stock issued in the common stock financing and 75,000 shares issuable upon the exercise of warrants issued in the common stock financing.

(6)

Includes 266,455 shares issuable upon the conversion of the notes issued in the note financing, 106,582 shares issuable upon the exercise of warrants issued in the note financing, 175,900 shares of common stock issued in the common stock financing and 131,925 shares issuable upon the exercise of warrants issued in the common stock financing.

(7)

Includes 417,455 shares issuable upon conversion of notes issued in the note financing, 166,982 shares issuable upon the exercise of warrants issued in the note financing, 275,500 shares of common stock issued in the common stock financing and 206,625 shares issuable upon the exercise of warrants issued in the common stock financing.

(8)	Includes 363,636 shares issuable upon conversion of notes issued in the note financing and 145,455 shares issuable upon the exercise of warrants issued in the note financing.

(9)

The notes and warrants held by the security holder provide that no conversion or exercise may be effected to the extent it would result in such security holder holding in excess of 4.99% of our outstanding capital stock.

(10)	Includes 250,000 shares of common stock issued in the common stock financing and 187,500 shares issuable upon the exercise of warrants issued in the common stock financing.

(11)	330,776 shares of common stock issued in the common stock financing and 248,082 shares issuable upon the exercise of warrants issued in the common stock financing.

(12)	Includes 1,363,636 shares issuable upon conversion of notes issued in the note financing and 545,454 shares issuable upon the exercise of warrants issued in the note financing.

(13)

Includes 170,455 shares issuable upon the conversion of notes issued in the note financing, 68,182 shares issuable upon the exercise of warrants issued in the note financing, 112,500 shares of common stock issued in the common stock financing and 84,375 shares issuable upon the exercise of warrants issued in the common stock financing.

(14)

Of the shares subject to the Voting Agreement, Mr. Lee is the direct holder of 334,875 shares including 15,375 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable.

(15)

Includes 2,909,993 shares of securities are held by those party to the Voting Agreement, including Mr. Robert Agresti, Mr. Gregory DeSaye, Mr. Christopher Dombalis, Robert O’Neill, Peter Stone, Michael DeSaye, Robert Lee, Robert Wu, Protex Holdings Limited (whose sole stockholder is Han Huy Ling), and FMI, Inc. (which is controlled by Mr. Gregory DeSaye, Mr. Michael DeSaye and Mr. Robert O’Neill). Includes 1,708,528 shares of common stock and 95,625 shares issuable upon the exercise of warrants issued in the common stock financing.

(16)

Of the shares subject to the Voting Agreement, Mr. Wu is the direct holder of 334,875 shares including 15,375 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable.

(17)	Of the shares subject to the Voting Agreement, (i) 450,000 shares of common stock are held by Protex Holdings Limited, and (ii) 1,000 are held directly by Ms. Ling.

(18)

Mr. DeSaye and FMI, Inc. are parties to the Voting Agreement. Mr. DeSaye is the 25% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares of common stock including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) has a beneficial ownership of 1,105,840 shares owned by FMI, Inc., including 150,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable owned by FMI, Inc.

(19)

Of the shares subject to the Voting Agreement, Mr. Agresti is the direct holder of 434,561 shares including 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable.

(20)	Includes 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable.

(21)

Mr. DeSaye and FMI, Inc. are parties to the Voting Agreement. Mr. DeSaye is the 11% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the shares subject to the Voting Agreement, Mr. DeSaye (i) directly owns 43,750 shares including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) has a beneficial ownership of 1,105,840 shares owned by FMI, Inc., including 150,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable owned by FMI, Inc.

(22)

Mr. O’Neill and FMI, Inc. are parties to the Voting Agreement. Mr. O’Neill is the 18.5% holder of FMI, Inc. and controls FMI, Inc. together with three other shareholders. Of the shares subject to the Voting Agreement, Mr. O’Neill (i) directly owns 43,750 shares including 25,000 shares of common stock issued in the common stock financing and 18,750 shares issuable upon the exercise of warrants issued in the common stock financing and (ii) has a beneficial ownership of 1,105,840 shares owned by FMI, Inc., including 150,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable owned by FMI, Inc.

(23)	Includes 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable directly.

(24)

Of the shares subject to the Voting Agreement, Mr. Dombalis is the direct holder of 351,897 shares including 5,625 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable.

(25)	Includes 3,000 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable directly.

(26)	Includes 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable directly.

(27)

Of the shares subject to the Voting Agreement, Mr. Stone is the direct holder of 142,695 shares, including 1,125 shares of common stock issuable upon the exercise of warrants that are currently exercisable directly.

(28)	Includes 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable directly.

(29)	Includes 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable directly.

(30)	Includes 3,750 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable directly.

(31)	Includes 1,875 shares of common stock issuable upon the exercise of warrants issued in connection with the common stock offering that are currently exercisable directly.

Terms of our lockup agreement

Executive officers

Each of our executive officers, key employees and directors has agreed not to sell the shares common stock he holds until after November 8, 2010, except in compliance with a lockup agreement. The lockup agreement provides that the prohibition on each person’s right to sell his stock lapses as follows:

▪	as to 50% of his shares of stock on the second and 25% on each of November 8, 2009 and 2010;

▪

without duplication, after October 31, 2008, as to the same percentage of his shares of stock as is equal to the percentage of the originally issued principal amount of the notes that are converted into common stock or redeemed;

▪	as to all of his stock in the event of a change of control; and

▪	as to all of his stock upon his death or incapacity.

In addition, he shall be permitted to transfer shares to family members, trusts for the benefit of family members, and companies he controls.

Stockholders of the acquired companies

Each of Robert Lee, Robert Wu, Protex Holding Limited, FMI, Inc. and the minority stockholders of TUG has agreed not to sell his or its shares of common stock until after November 8, 2009, except in compliance with as lock-up agreement between us and such person. The prohibition of such sale lapses as follows:

▪	as to 50% on each of November 8, 2008 and 2009;

▪

without duplication, after October 31, 2008, as to the same percentage of his shares of stock as is equal to the percentage of the originally issued principal amount of the notes that are converted into common stock or redeemed;

▪	as to all of his stock in the event of a change of control; and

▪	as to all of his stock upon his death or incapacity.

Terms of Voting Agreement

Mr. Agresti, our Chairman and Chief Executive Officer, Mr. Dombalis, our Senior Vice President and Mr. Stone, President of SeaMaster as well as seven of our stockholders have entered into a voting agreement pursuant to which, among other things, each such party has agreed that any amendment to our certificate of incorporation or bylaws must be approved by at least the holders of at least 75% of such common stock, which approval shall not be unreasonably withheld. The stockholders that are a party to the voting agreement shall cause us to nominate and shall vote for election as a director: Messrs. Agresti, McQuiston, DeSaye and MacAvery, provided, however, Mr. O’Neill shall be entitled to observer rights on our board unless otherwise determined by holders of 75% of such common stock.

5.          EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age and position of the person who are our directors, executive officers as of filing this current report on Form 8-K, each such officer and director has served as such since the reorganization on November 8, 2006. Prior to the merger of Aerobic’s subsidiary with Maritime Logistics, Arnold P. Kling was Aerobics sole director. Prior to the merger, Mr. Kling appointed Mr. Agresti, then a director of Maritime Logistics, as a director of Aerobic effective immediately upon the consummation of the merger. Mr. Kling resigned effective immediately upon the consummation of the merger and as a result Mr. Agresti became Aerobic’s sole director. Mr. Agresti then appointed Messrs. Winfield, MacAvery, DeSaye, McQuiston and Coogan to our board. In addition, effective immediately upon the consummation of the merger, Arnold P. Kling and Kirk M. Warshaw resigned as President and Chief Financial Officer, respectively, of Aerobic. Following these resignations, the new board appointed the officers set forth in the table below.

Name	Age	Position(s)

Robert A. Agresti	46	Chairman of the Board and President Chief Executive Officer of the Company
Paul Shahbazian	50	Chief Financial Officer
Gregory DeSaye	54	Director, Chairman of FMI
Robert O’Neill	45	Board Observer, President of FMI
Peter Klaver	55	Senior Vice President

William Knight	46	Senior Vice President - Sales and Customer Service, President of Summit Logistics
Christopher Dombalis	48	Senior Vice President - Asia Pacific Trade and Marketing, President of TUG USA, Inc.
James Madden	61	Senior Vice President - Atlantic Trade and Marketing, President of AMR and AmeRussia
Peter Stone	40	President of SeaMaster Logistic Inc.
J. Terence MacAvery	56	Director
Raymer McQuiston	44	Director and Secretary
Paul Windfield	49	Director
William J. Coogan	52	Director

Robert A. Agresti, Chairman of our board, President and Chief Executive Officer. Mr. Agresti was appointed as our Chairman, President and Chief Executive Officer on November 8, 2006. Upon the effectiveness of to our amended and restated certificate of incorporation, our directors will serve for staggered terms, and Mr. Agresti will serve as director until our annual meeting in 2007. Mr. Agresti is a founder and since the inception President, of Maritime Logistics. He has over 18 years of experience in marine transportation as a director and officer of logistics, ocean carrier, marine insurer, and terminal facilities. From February 2004 until the inception of Maritime Logistics, he served as Executive Vice President and General Manager, North American Trades P&O Nedlloyd Limited, North America and the co-head of Royal P&O Nedlloyd’s North American operations.

Paul Shahbazian, Chief Financial Officer. Mr. Shahbazian was appointed our Chief Financial Officer on November 8, 2006. Mr. Shahbazian has over 19 years of experience in marine transportation as a senior financial manager and officer of P&O Nedlloyd Limited, North America. From September 1988 until October 2006, he was the Vice President of Finance of P&O Nedlloyd Limited, North America. He was senior audit manager at KPMG prior to joining P&O Nedlloyd and is a certified public accountant.

Gregory DeSaye, Director and Chief Executive Officer of FMI. Mr. DeSaye was appointed as one of our directors on November 8, 2006 and is continuing as the Chief Executive Officer of our subsidiary FMI. Upon the effectiveness of our amended and restated certificate of incorporation, our directors will serve for staggered terms. Mr. DeSaye will serve until our annual meeting in 2008. He has been with FMI since its inception in 1980 serving as senior vice president of FMI, Inc. until 2003 and then as Chairman and Chief Executive Officer of FMI International, Inc. from 2003. His primary focus is working with the senior managers and vice presidents at FMI to implement FMI’s business strategy, and he remains actively involved in the information technology department in improving the analytics and operating platform for the business.

Peter Klaver, Senior Vice President. Mr. Klaver was appointed our Senior Vice President on November 8, 2006. Mr. Klaver is a founder of Maritime Logistics. Mr. Klaver has over 30 years of experience spanning the Insurance, Banking, Industrial Services, Health Care and Transportation industries. Prior to joining us, he served as the Vice President of Human Resources for P&O Nedlloyd, North America since September 1998. He has served as Regional Customer Service Manager for Allstate, Vice President of Human Resources for Fleet Finance, Head of Industrial Relations for Initial Contracts Services (BET) and Senior Operating officer for National Health Services. Mr. Klaver has extensive experience in business integration. He guided P&O Nedlloyd through a succession of acquisitions, consolidations and business changes.

William “Bill” Knight, Senior Vice President—Sales and Customer Service and President of Summit Logistics International. Mr. Knight was appointed our Senior Vice President – Sales and Customer Service on November 8, 2006. He has been the President of Summit Logistics since May 2006 and is a founder of Maritime Logistics. Mr. Knight has over 20 years of experience in the transportation industry with an extensive background in sales, marketing, product development and equipment management. Prior to joining us, Mr. Knight served as Senior Vice President Sales for P&O Nedlloyd, North America since 1997. Before joining P&O Nedlloyd, he served as General Manager of Transpacific Pricing and Conferences at Maersk Line where he was responsible for high volume carriers.

Christopher Dombalis, Senior Vice President—Asia Pacific Trade and Marketing and President of TUG USA Inc. Mr. Dombalis was appointed Senior Vice President – Asia Pacific Trade and Marketing on November 8, 2006. he has been the president of TUG USA since May 2006 and is a founder of Maritime Logistics. Mr. Dombalis has over 22 years of marine transportation experience with an extensive background in Pacific trade, North American sales, logistics and marketing. Prior to joining us, Mr. Dombalis served as the Senior Vice President and General Manager of Pacific Trade, Senior Vice President & General Manager of P&O Nedlloyd Logistics and Senior Vice President of Sales and Marketing for P&O Nedlloyd, North America since 1996. In these roles he was instrumental in developing and executing the Pacific Trade business plan, branding and integrating services for logistics and liner customers and restructuring the North American Sales organization and business-to-business sales platforms. He has held international assignments in Asia (based in Hong Kong and Taiwan for seven years) where he served as a sales manager for Asia, as well as the lead commercial contract negotiator with responsibility for all commercial, pricing and product development. Mr. Dombalis began his career with Sea Land Services in New York and Mitsui OSK Lines in Asia.

James Madden, Senior Vice President—Atlantic Trade and Marketing and President of AMR Investments and AmeRussia. Mr. Madden was appointed our Senior Vice President – Atlantic Trade and Marketing on November 8, 2006. He has been the President of AMR Investments and AmeRussia since May 2006 and is a founder of Maritime Logistics. Mr. Madden has 36 years of experience in the transportation industry with an extensive background in engineering, operations, business development and United States Government cargos (military & preference). Prior to joining us, Mr. Madden was the Vice President of Government Relations for P&O Nedlloyd, North America, since July 2000. At Farrell Lines he served as Contracting Officer for Farrell’s management of vessels in the Maritime Administration’s Ready Reserve Fleet. He was the principal driver in re-flagging vessels and opening up service to the Gulf. He was instrumental in aligning Farrell Lines and P&O Nedlloyd’s growth with the United States Government. Mr. Madden is a graduate of the Staffordshire.

Peter Stone, President of SeaMaster Logistics Inc. Mr. Stone is continuing as president of SeaMaster Logistics Inc. He is a professional manager in air and ocean transportation and logistics with more than 20 years of diversified experience in international business development and revenue management. Responsibilities have included sales, marketing, operations, finance, training, product development and strategic planning. Prior to joining us, Mr. Stone held numerous positions at P&O Nedlloyd Limited, Hong Kong SAR since 1996, including Senior Vice President and General Manager, Sales & Marketing, Asia Pacific; Vice President and General Manager, P&O Nedlloyd Logistics Asia; Vice President, Pacific Trade, Asia Region; and at P&O Nedlloyd Limited, East Rutherford, New Jersey USA including Manager, Strategic Planning and Business Development Pacific Trade and Manager, Pricing and Revenue Management. Mr. Stone is also a director of SeaMaster Hong Kong.

J. Terence MacAvery, Director. Mr. MacAvery was appointed director on November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. MacAvery will serve as director until our annual meeting in 2008. Mr. MacAvery is a senior tax executive with 30 years of extensive experience working with United States and multinational clients in a variety of industries as a certified public accountant and tax attorney with expertise developed during 27 years with KPMG, the last 16 years as Partner. Currently, Mr. MacAvery is a Partner with the accounting firm of Hamilton & MacAvery. His professional background includes domestic and international tax, strategic planning and analysis, merger and acquisition negotiation and related integration as well as presentations to boards of directors, government agencies and trade and professional organizations.

Raymer McQuiston, Director and Secretary. Mr. McQuiston was appointed director effective November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. McQuiston will serve as director until our annual meeting in 2009. He is a founder of Maritime Logistics and had been a director of Maritime Logistics since May 2006. Mr. McQuiston has over 18 years of experience as an attorney in representing marine transportation businesses, advising marine insurers, and logistics, container terminal, inter-modal companies. Mr. McQuiston has been a partner at Brown Rudnick since 2004. Prior to joining Brown Rudnick he was a partner at another international law firm Torys and prior to that at Holland & Knight. Brown Rudnick is our outside counsel.

Paul A. Windfield, Director. Mr. Windfield was appointed director on November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. Windfield will serve as director until our annual meeting in 2007. Mr. Windfield is currently the senior representative in the Asia Pacific Region of Management Dynamics Inc., a software, content and network provider in the global trade management compliance and controls, logistics visibility, supplier and supply chain management, and financial supply chain field with operations in North America, Europe, the ISC and Asia Pacific. He has over 26 years of experience in the maritime transportation industry. Mr. Windfield was until last year Director-Sales, P&O Nedlloyd London, reporting directly to the Chief Executive, a member of our board P&O Nedlloyd Container Line Ltd. (a wholly-owned subsidiary of Royal P&O Nedlloyd BV) and a member of the executive management team of both companies.

William J. Coogan, Director. Mr.Coogan was appointed director on November 8, 2006. Upon the effectiveness of our amended and restated certificate of incorporation, our board of directors will serve for staggered terms. Mr. Coogan will serve as director until our annual meeting in 2009. Mr. Coogan is currently a private investor with interests in land development, mortgage financing and boat building. His prior experience includes 25 years in the freight forwarding industry holding positions from sales executive, JFK branch manager and executive vice president ocean for Expeditors International of Washington, Inc. His tenure with Expeditors International of Washington, Inc. ran from 1985 through 2004 and from 1989 forward, he was part of the senior management steering committee setting goals and implementing strategy. Since January 2006 he has been a member of Deer Creek Holdings LLC, a property development company.

We may add other directors to our board in the future, as qualified candidates become available.

Key Employees

Set forth below is information concerning our key employees, including their ages as of November 10, 2006.

Robert Lee, 44, Chief Executive Officer of TUG USA, Inc. Mr. Lee is CEO of TUG USA. He has 21 years of experience in the logistics industry. Mr. Lee and Mr. Wu founded Trans-Union Group in 1994 which later changed its name to TUG Logistics, Inc. Prior to founding TUG Logistics, Inc., Mr. Lee held various positions at several different freight forwarding companies.

Robert Wu, 46 Chief Financial Officer of TUG USA, Inc. Mr. Wu is CEO of TUG USA. He has 21 years of experience in the logistics industry. Mr. Wu and Mr. Lee founded Trans-Union Group in 1994 which later changed its name to TUG Logistics, Inc. Prior to founding TUG Logistics, Inc., Mr. Wu held various positions at several different freight forwarding companies.

Robert O’Neill, President of FMI. Mr. O’Neill was appointed president of FMI in January 2006. Mr. O’Neill joined FMI in 1990 as Vice President Sales and Marketing and became its President in 2003. Mr. O’Neill’s primary responsibilities include developing and maintaining key client relationships as well as planning, implementing and controlling the marketing function at FMI. From 1980 to 1988, he held various sales and operations positions with H & M International Transportation, Inc., OOCL Steamship Lines and Streichler North River Terminals.

Family relationships

The directors and executive officers are not related by blood, marriage or adoption.

Board of Directors

Our board of directors presently consist of six members. Our amended and restated Certificate of Incorporation, as it will be in effect upon our compliance with Regulation 14C of the Securities and Exchange Act, provides for a staggered board of directors where our board of directors are divided into three classes, with each class serving a term of three years. Mr. Agresti and Mr. Windfield will serve until our annual meeting in 2007. Mr. MacAvery and Mr. DeSaye will serve until our annual meeting in 2008. Mr. McQuiston and Mr. Coogan will serve until our annual meeting in 2009.

Prior to the merger of Aerobic’s subsidiary with Maritime Logistics, Arnold P. Kling was Aerobics sole director. Prior to the merger, Mr. Kling appointed Mr. Agresti, then a director of Maritime Logistics, as a director of Aerobic effective immediately upon the consummation of the merger. Mr. Kling resigned effective immediately upon the consummation of the merger and as a result Mr. Agresti became Aerobic’s sole director. Mr. Agresti then appointed Messrs. Windfield, MacAvery, DeSaye, McQuiston and Coogan to our board.

Board Committees

Our board has a compensation committee and an acquisition committee. In the future, we may add certain Committees including audit and nominating and governance committees. If we proceed with the listing of our common stock on Nasdaq or other exchange, each member of the compensation, audit, nominating and governance committees will be determined by the board to be “independent” as required by applicable rules and regulations, and, in addition, each member of the audit committee will be “independent” and possess adequate financial skills within the meaning of applicable rules and regulations of the Securities and Exchange Commission regarding the independence of audit committee members.

Compensation Committee. Our compensation committee is charged with recommending to the board the compensation for our executives and administering our stock incentive and benefit plans. Our compensation committee is comprised of Mr. Windfield and Mr. MacAvery.

Acquisition Committee. The acquisition committee will be charged with recommending acquisition candidates and acquisition structures and terms to the board. We expect Mr. Agresti and Mr. McQuiston will be members of this committee.

6          EXECUTIVE COMPENSATION

The following table sets forth the compensation on an annualized basis for fiscal year ending December 31, 2006 that will be earned by our chief executive officer and the four other most highly compensated executive officers employed by us or our subsidiaries. We have identified our four most highly compensated executive officers based on their projected annualized salary for the year ending December 31, 2006. We have disclosed the base salary and related compensation set forth in the employment agreements entered into with our chief executive officer and four most highly compensated officers on November 8, 2006. In addition, we have described the annual incentive bonus and grant of options and SARS under our equity incentive plan, each as approved by our board on November 8, 2006. None of our officers were executive officers of Aerobic prior to the Reorganization. We have omitted disclosure of any historic compensation paid to the officers of Aerobic because we do not believe that such disclosure would be meaningful.

SUMMARY COMPENSATION TABLE

Annual Compensation						Long Term Compensation

						Awards		Payouts
Name and Principal Position	Year	Salary ($)(1)	Non- compete Payment ($)(2)	Annual Incentive Bonus ($) (3)	Other Annual Compensation ($) (4)	Shares of Common Stock Underlying ISO Awards (#) (5)	Shares of Common Stock Underlying SARs (#) (5)	LTIP Payouts ($) (6)	All Other Compensation ($) (7)

Robert Agresti, President, and CEO	2006	350,000	115,000	—	21,000	160,000	120,000	—	TBD

Paul Shahbazian, CFO	2006	250,000	45,000	—	21,000	72,000	54,000	—	TBD

Robert O’Neill, Division President	2006	300,000	0	—	21,000	0	0	—	TBD

Christopher Dombalis, Senior Vice President	2006	250,000	80,000	—	21,000	126,000	94,500	—	TBD

William Knight, Senior Vice President	2006	250,000	80,000	—	21,000	126,000	94,500	—	TBD

(1) Projected annualized base salary. None of the executives worked with the registrant prior to 2006.

(2) One time payment in consideration of such person’s execution of a non-competition agreement.

(3) No annual incentive bonus will be paid in 2006. See “Management Incentive Plan” below.

(4) $15,000 represents a monthly car allowance of $1,250 (excluding annual inflation adjustments reflecting market conditions); $1,000 for annual medical examination; and $5,000 toward annual club membership dues.

(5) Our CEO and executive officers were granted options and stock appreciation rights under our Equity Incentive Plan.

(6) LTIP payouts are determined in accordance with terms of 2007 Management Incentive Plan described below.

(7) To be determined. Each person is eligible to receive discretionary contributions under terms of our SERP and Company contributions under our 401(k) Plan, although no contributions have been made as of this time. (Mr. O’Neill is not eligible to participate in the SERP.)

Employment Agreements

The Company has entered into employment agreements with each identified officer. The term of each employment agreement is five (5) years and is renewed automatically for one-year periods after expiration of the initial five (5)

year term, up to a maximum of five (5) additional years, unless either party gives notice of nonrenewal to the other at least sixty (60) days prior to the beginning of the applicable one-year period.

Under the terms of our severance benefit plan, adopted by the our compensation committee and stockholders, our CEO and four most highly compensated officers (other than Mr. O’Neill) shall be entitled to severance in the form of base salary continuation for 24 months if they are terminated without cause or resign for good reason. Under the severance plan, we are also required to pay premiums for COBRA continuation coverage under the Company’s group health plan (individual, individual plus one or family coverage, as applicable) for 18 months. Upon expiration of the 18 month period, we shall pay the officers a lump sum equal to the cost of 6 additional months of premium payments for the type of coverage elected under COBRA under a substantially similar health plan. The total amount for the lump sum shall not exceed $25,000. In the event termination is in connection with a change in control, then the 24 months of base salary continuation shall be made in lump sum and outplacement services shall be provided to the officers in an amount not to exceed $10,500. In addition, we are obligated to maintain the officer’s perquisites and benefits for a period of 2 years. A termination shall be deemed to be in connection with a change in control if it occurs on the date of the change in control or within the 2 years following the change in control. Mr. O’Neill shall receive the greater of the benefit described under the Severance Benefit Plan or 2 times his base salary for 24 months. Our CEO and four most highly compensated officers also shall be entitled, if eligible for severance benefits, to $7,500 per year of employment in lieu of any amounts forfeited under our 401(k) plan. As of the date of this filing, we expect to institute changes to our 401(k) plan that will substantially reduce the likelihood of this provision being triggered.

Each Employment Agreement contains non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions prohibit the officer from directly or indirectly competing with us or soliciting our employees or customers during the employment term and generally for one year thereafter.

Equity Incentive Plan

Pursuant to the terms of the 2006 Equity Incentive Plan, we may grant incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance shares, stock appreciation rights (“SARS”) and other common stock-based awards to our executive officers. Each option and SAR shall have an exercise price equal to the fair market value of our common stock on the grant date. Each option and SAR that has been issued through the date of this filing has a term of 5 years. Further, in the event of the executive officer’s death, disability, retirement, termination for good reason, termination without cause or a change in control, all unvested options and SARS that have been issued to our executive officers through the date of this filing shall be immediately vested. All unvested options and SARS that have been issued to our executive officers through the date of this filing shall be forfeited in full upon the executive officer’s termination for cause or termination other than for good reason. The options and SARS granted to our CEO and our executive officers on November 8, 2006 shall be 50% vested on November 8, 2007 and 100% vested on November 8, 2008.

Management Incentive Plan

Pursuant to the terms of their employment agreements, the 2007 Management Incentive Plan adopted by our compensation committee and stockholders, provides that our CEO and four most highly compensated officers are eligible to receive an annual performance-based bonus for each fiscal year during the term of their employment agreements (see Employment Agreements, below). The bonus is tied to achievement of annual EBITDA targets (the “EBITDA Target”) set by the compensation committee. The minimum bonus requires achievement of 80% of the applicable fiscal year’s EBITDA Target. Bonuses range from 35% of salary to 100% of salary, for achievement of 80% to 100% of the applicable fiscal year’s EBITDA Target, with additional bonus opportunities available if the applicable fiscal year’s EBITDA Target is exceeded. In the case of Mr. O’Neill only, the applicable target for each fiscal year is based upon FMI EBITDA (the “FMI EBITDA Target”). The FMI EBITDA Target for each fiscal year will be determined by the compensation committee. EBITDA and FMI EBITDA shall be calculated without regard to extraordinary or other nonrecurring or unusual items or changes in accounting. The management incentive bonus provides each executive officer with an opportunity to earn an annual bonus in the following amounts: if at least 80% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each executive officer shall receive a bonus equal to between 35% and 50% of his base salary for such year; if at least 90% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each officer shall receive a bonus equal to between 52.5% and 75% of his base salary for such year; if at least 100% of the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is achieved, then each officer shall receive a bonus equal to between 70% and 100% of his base salary for such year; for each percentage point by which the EBITDA Target or FMI EBITDA Target, as applicable, for a fiscal year is exceeded, up to a maximum of 50 percentage points, each officer shall receive an additional bonus equal to between 2.1% and 3% (varies by officer) of his base salary for such year; and for each percentage point over 50 percentage points by which the EBITDA Target or FMI EBITDA Target for a fiscal year is exceeded, up to a maximum of 50 additional percentage points, each executive officer shall receive an additional bonus equal to between 2.8% and 4% (varies by officer) of his base salary for such year. In the event of the officer’s termination with good reason, disability or termination by us without cause, or retirement on or after attaining age 65, the officer will be entitled to a pro-rata annual bonus equal to the full amount payable under the annual bonus for the applicable fiscal year, as determined by the compensation committee as of the end of such fiscal year, multiplied by a fraction the numerator of which is equal to the number of full months worked during the year and the denominator of which is 12. In the event the officer is terminated for cause, or resigns without good reason or dies, he will forfeit his annual bonus for that year.

Pursuant to the terms of their employment agreements, the Management Incentive Plan provides that our CEO and four most highly compensated executive officers are eligible to receive a long-term performance-based bonus (“LTIP”) in addition to the annual performance based bonus described above, generally payable within two and one half months after the end of the applicable performance period. The applicable performance periods shall be fiscal year 2007 through fiscal year 2009 and fiscal year 2008 through fiscal year 2010. If EBITDA or FMI EBITDA (for Mr. O’Neill only), as applicable, for fiscal year 2009 exceeds the EBITDA Target or FMI EBITDA Target (for Mr. O’Neill only), as applicable, for fiscal year 2007 by at least 33%, then the officer shall be paid a bonus after our or FMI’s fiscal year 2009 financial statements are completed (as applicable) equal to 1.5 times the officer’s base salary earned during 2007; if EBITDA or FMI EBITDA (for Mr. O’Neill only), as applicable, for fiscal year 2010 exceeds the EBITDA Target or FMI EBITDA Target, as applicable, for fiscal year 2008 by at least 33%, then the officer shall be paid a bonus after the Company’s or FMI’s, as applicable, financial statements are completed for fiscal year 2010 equal to 1.5 times the officer’s base salary earned during 2008. The EBITDA Target and FMI EBITDA Target for each of fiscal year 2007 and fiscal year 2008 shall be set by the Compensation Committee. In general, our CEO and executive officers must remain employed throughout the entirety of the three-year performance period and until payment is made in the immediately following year to be eligible for the LTIP. An exception is made in the case of termination on account of disability within the last three months of the last year of the applicable three-year performance period.

Severance Benefit Plan

See discussion under “Employment Agreements” above. This plan is effective as of December 1, 2006.

Supplemental Executive Retirement Plan

Our CEO and executive officers, other than Mr. O’Neill, are eligible to participate in the Company’s nonqualified supplemental executive retirement plan (“SERP”). Participation in the SERP is restricted to a select group of our management and highly compensated employees. The SERP is a nonqualified retirement plan that permits us to make annual discretionary contributions to an account established for the benefit of each officer. Company discretionary contributions to the SERP vest in three equal installments on the last day of each fiscal year following the year to which the contribution is attributable. In the event we undergo a change in control, then the discretionary contribution account shall be immediately vested and distributed to the officer within 45 days of the change in control. In addition, the officer may elect to defer a portion of his salary and bonus to the SERP. Executive deferrals to the SERP shall be fully vested. SERP benefits will be paid to the officer in a lump sum or in installments, depending upon the distributable event. Contributions to the SERP are not subject to tax code limitations that apply to qualified plans such as our 401(k) plan. The assets of the SERP are subject to the claims of our creditors in the event of insolvency. This Plan is effective as of January 1, 2007.

Our CEO and executive officers shall be eligible to participate in a 401(k) Plan and a Group Term Life Insurance Plan. Other welfare benefits shall include medical, dental, prescription drug, long-term disability, short-term disability, accidental death and dismemberment and travel accident insurance.

Founders Agreement

We agreed to pay certain founders of Maritime Logistics (including Messrs. Agresti, Shahbazian, Klaver, Knight, Dombalis, Madden, Stone and McQuiston) a cash payment if a change of control that is not approved by our board occurs within five years after November 8, 2006 equal to the product of the amount by which the sale price of the common stock in the change of control exceeds $10.00 multiplied by the number of shares of stock held by such founder. The sales price used to calculate the payment shall be limited to no more than $30.00 per share. Collectively, these founders hold 1,451,000 shares of our common stock.

Compensation of Directors

Each member of our board who is not an employee of the Company (a “non-employee director”) will receive an annual retainer of $50,000 and will receive $2,000 for each meeting of our board attended either in person or telephonically. Non-employee directors will receive an annual retainer of $10,000 to $20,000 for each committee on which they serve and will receive $2,000 for each committee meeting attended either in person or telephonically, unless such committee meeting shall last more than one hour. In such case, the committee meeting fee will be $3,000. Non-employee directors may also receive additional compensation for attending special meetings of our board and such additional compensation may not be equal among the individual non-employee directors. Such additional compensation is intended to reflect special efforts of such board members. Board members will be reimbursed for reasonable travel expenses associated with attending any meetings of our board or committees of our board.

We adopted an annual incentive plan and equity incentive plan designed to assist us in recruiting and retaining key employees, directors and consultants. These plans permit us to grant cash-based performance awards and equity-based compensation to our key employees, directors and consultants pursuant to stock option awards, restricted stock grants, stock appreciation rights and other stock-based awards.

Under the Equity Incentive Plan, Mr. Raymer McQuiston will receive a stock option to purchase 136,000 shares of Common Stock and SARs in respect of 102,000 shares of Common Stock, which option and SARs shall vest 50% on the first anniversary of the grant date and as to the remainder on the second anniversary of the grant date. The grant date is November 8, 2006.

7.          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with holders of 5% or more of our outstanding common stock, directors and management

Raymer McQuiston, one of our directors, is a partner at the law firm Brown Rudnick Berlack Israels LLP. During 2006, we paid Brown Rudnick Berlack Israels LLP approximately $3.6 million for legal services rendered to us and on behalf of our predecessor Maritime Logistics.

J. Terence MacAvery, one of our directors, is a partner at the accounting firm of Hamilton and MacAvery. During 2006, we paid Hamilton and MacAvery approximately $30,000 for tax related services rendered on behalf of our predecessor Maritime Logistics.

In connection with the financings, we repaid the following loans previously made by our management or entities affiliated with our management to Maritime Logistics: $50,000 to Mr. Agresti, $15,000 to Mr. Shahbazian, $10,000 to Mr. Madden and $162,000 to Rick Shannon, the former owner of the AmeRussia companies.

See “Founders Agreements” and “Executive Compensation.”

Certain business relationships

On November 8, 2006, we consummated the acquisition of FMI Holdco I, LLC and its parent company. In connection with this acquisition, we issued 1.55 million shares of our common stock to the holders of equity interests and certain employees. As a result, Messrs. O’Neill, the President of FMI and DeSaye, director and chairman of FMI and controlling stockholders of FMI, Inc., became the beneficial owners of approximately 755,840 shares of our outstanding capital stock. Additionally, FMI, Inc. purchased 200,000 shares of common stock in the common stock financing.

In the recapitalization pursuant to which Maritime Logistics was merged with and into our subsidiary, we issued, as merger consideration, 270,000 shares of our common stock to Robert Agresti, our chairman and CEO; 121,500 shares to Paul Shahbazian, our CFO; 128,250 shares to Peter Klaver, one of our Senior Vice Presidents; 212,625 shares to each of our Senior Vice Presidents Christopher Dombalis, and William Knight; 175,500 to James Madden, one of our Senior Vice Presidents; 100,000 shares to Peter Stone, President of SeaMaster Logistics; and 229,500 shares to Raymer McQuiston, one of our directors.

Certain of our executive officers and directors have purchased securities in the common stock financing. Such securities were purchased on the same terms as the securities purchase by third parties.

Indebtedness of management

None.

Registration Rights

We have entered into registration rights agreements with certain of our stockholders, including executive officers and directors. These agreements require us, subject to certain terms and conditions, to register such stockholders shares of our common stock under the Securities Act of 1933, as amended, at any time. The stockholders collectively will have an aggregate of four demand registration rights. In addition, if we propose to register any additional shares of our capital stock under the Securities Act, these stockholders will be entitled to customary “piggyback” registration rights, which enable them to include their shares of common stock in a registration of our securities for sale by us or by other security holders. The registration rights granted are subject to customary exceptions and qualifications and compliance with certain registration procedures. Pursuant to these rights, 22,216,569 shares of common stock, representing 111% of our fully diluted shares of common stock, are entitled to the benefits of these registration rights.

We may be required to make payments under the registration rights agreements we entered into in connection with the note financing and the common stock financing.

We are required to make payments to purchasers (including the placement agent) who are parties to the registration rights agreements as liquidated damages (adjusted proportionally for a portion thereof) if any of the following events occurs and remains uncured:

(a)	We fail to file with the Securities and Exchange Commission the registration statement on or before the registration filing date;

(b)

The registration statement is not declared effective by the Securities and Exchange Commission on or before the 90th day after filing (or the 150th day after filing if the registration statement is subject to review by the Securities and Exchange Commission;

(c)

After the effective date of the registration, a registration statement ceases for any reason to remain continuously effective as to all registrable securities for which it is required to be effective, or the holders are otherwise not permitted to utilize the prospectus therein to resell such registrable securities, for more than 10 consecutive calendar days or more than an aggregate of 20 calendar days during any 10-month period (which need not be consecutive calendar days).

Such payment shall be equal to one percent (1%) 30 days after the above events and two percent (2%) each thirty day period thereafter subject to a 10% aggregate limit.

Future Transactions

All future transactions, if any, between us and any of our officers, directors and principal stockholders and their affiliates, as well as any transactions between us and any entity with which our officers, directors or principal stockholders are affiliated, will be approved in accordance with the then-current SEC rules and regulations, and applicable law governing the approval of the transactions.

8.          LEGAL PROCEEDINGS

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against us or involve us that, in the opinion of management, could reasonably be expected to have a material adverse effect on our business or financial condition.

9.          MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED
STOCKHOLDER MATTERS

Market information

Our common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol ARBC.OB. There is currently no established market for the common stock, and no high and low bid information is available.

Approximate Number of Holders of Our Common Stock

On November 10, 2006, there were approximately 172 stockholders of record of our common stock.

Stockholders and related matters

Transactions in our common stock may be subject to the SEC’s rules regulating broker-dealer practices in connection with transactions in “penny stocks.” The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Prior to the effectiveness of the reverse split, the effective exercise price of the warrants issued in the common stock financing is approximately $0.89 per share and the effective conversion price and exercise price of the notes and warrants issued in the note financing, respectively is approximately $0.98. The SEC’s penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before effecting a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may restrict the ability of brokers-dealers to engage in transactions in our common stock and may affect the ability of investors to purchase/sell shares. In addition, because trades in our common stock are expected to be reported on the NASD’s Over-the-Counter Bulletin Board, investors may find it difficult to obtain accurate quotations of the common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

Dividends

We have not paid any dividends on our common stock, and we do not intend to pay any dividends on our common stock in the foreseeable future. We are restricted or prohibited from paying common stock dividends by the terms of our notes and senior secured debt facility.

Securities Authorized for Issuance Under Equity Compensation Plans

We have disclosed below the options that were approved for issuance by our board on November 8, 2006 to our chief executive officer and other employees. No options or other equity instruments were issued prior to the Reorganization.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,633,500	$10.00	195,000

Equity compensation plans not approved by security holders	—	—	—

Total	1,633,500		195,000

On November 8, 2006, we adopted our 2006 Equity Incentive Plan (“2006 Plan”), which was approved by our stockholders after the reorganization (prior to the financings and the acquisitions). The plan provides long-term incentives and awards to our employees, officers, directors, consultants and advisors. Prior to this, we had not adopted any equity compensation plans. The 2006 plan permits us to issue stock and grant stock options, restricted stock, stock units and other equity interests to purchase or acquire up to 1,633,500 shares of our common stock. Awards covering no more than 250,000 shares may be granted to any person during any fiscal year. If any award expires, or is terminated, surrendered or forfeited, then shares of common stock covered by the award will again be available for grant under the 2006 plan. The 2006 plan is administered by our board of directors or a committee of our board. The board or committee has broad discretion to determine the terms of an award granted under the 2006 plan, including, to the extent applicable, the vesting schedule, purchase or grant price, option exercise price, or the term of the option or other award; provided that the exercise price of any options granted under the 2006 plan may not be less than the fair market value of the common stock on the date of grant. The board or committee also has discretion to implement an option exchange program, whereby outstanding stock options are exchanged for stock options with a lower exercise price, substitute another award of the same or different type for an outstanding award, and accelerate the vesting of and, as applicable, lapse of restrictions with respect to stock options and other awards at any time. The terms and conditions of stock options or other awards granted under the 2006 plan will be set forth in a separate agreement between us and the recipient of the award. On November 8, 2006, our board approved the issuance of options to purchase a total of 1,438,500 shares of our common stock under our 2006 plan.

10.          RECENT SALES OF UNREGISTERED SECURITIES

Securities issued in the three years prior to the date of this filing and prior to the recapitalization

We initially issued 1.0 million shares of our common stock (presplit) to our founders in February 25, 2004. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On May 25, 2004 Aerobic sold 800,000 shares of our common stock (presplit) to certain investors for a total purchase price of $40,000. The sale was exempt pursuant to exemptions available under Section 4(2) and 4(6) of the Securities Act of 1933, as amended and Regulation D, Rule 506 promulgated thereunder.

On June 14, 2006, Aerobic sold 8.2 million shares of our common stock (presplit) to R&R Biotech Partners, LLC and Arnold P. Kling for a total purchase price of $50,000 pursuant to the exemptions from registration available under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.

On July 10, 2006, our board approved the issuance of 300,000 shares of our common stock (presplit) to Kirk M. Warshaw, our previous chief financial officer for services rendered to us. The shares were issued pursuant to the exemptions from registration available under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.

Securities issued in connection with the recapitalization

On November 8, 2006, we issued 1.451 million shares of our common stock to the stockholders of Maritime Logistics in exchange for all of their stock of Maritime Logistics. The sale was exempt pursuant to exemptions available under Section 4(2) and 4(6) of the Securities Act of 1933, as amended and Regulation D, Rule 506 promulgated thereunder.

Securities issued in connection with the financings

Following the recapitalization, to raise working capital, fund the acquisitions and satisfy certain existing obligations, we issued the following securities, solely to accredited investors, in two private placements:

▪

Notes and warrants. On November 8, 2006, in exchange for $65 million, we issued $65 million in aggregate principal amount of the notes and warrants to purchase 2,363,636 shares of common stock at an exercise price of $11.00 per share for no additional consideration. We refer to this part of the financing as the “note financing.” The senior notes are secured by a second lien on substantially all of our assets and, based on the current conversion price of $11.00 per share, are convertible into 5,909,091 million shares of our common stock subject to adjustment as provided in the notes.

▪

Common stock and warrants. On November 8, 2006, In exchange for approximately $33.1 million, we issued 3,307,759 shares of common stock and warrants to purchase 2,480,819 shares of common stock, at an exercise price of $10.00 per share. We refer to this part of the financing as the “common stock financing.” Certain additional purchasers have not yet funded their subscription commitment. If and when we receive these funds, we will issue additional shares and warrants. The additional funds from these subscriptions are not included n this current report nor in the financial information contained herein.

▪

Warrants Issued to Placement Agent. In connection with the note financing we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 354,545 shares of our common stock on the same terms as the warrants issued in the note financing. Additionally, in connection with the common stock financing, we issued our placement agent, Rodman & Renshaw LLC, a warrant to purchase 171,000 shares of our common stock on the same terms as the warrants issued in the common stock financing.

We believe that the foregoing transactions were exempt from the registration requirements under the 1933 Act, based on the following facts: there was no general solicitation, there was a limited number of investors, each of whom was an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended); each such investor had an opportunity to ask questions of our management and to review our filings with the Securities and Exchange Commission, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchasers were not underwriters within the meaning of Section 2(11) under the Act.

Securities issued in connection with the acquisitions

▪

Common stock to our former stockholders. On November 8, 2006, we issued 62,500 shares of common stock in satisfaction of certain of our pre-merger contractual obligations to certain of our stockholders.

▪

Common stock in connection with the acquisitions. On November 8, 2006, we issued 2.55 million shares of common stock in connection with the acquisitions of the two businesses as described below and in satisfaction of certain obligations relating to Maritime Logistics earlier acquisition of SeaMaster Logistics (Holding) Limited.

The sales were exempt pursuant to exemptions available under Section 4(2) of the Securities Act of 1933, as amended and Regulation D, Rule 506 promulgated thereunder.

11.        DESCRIPTION OF SECURITIES

We are a Delaware corporation and our authorized capital stock consists of 99 million shares of common stock, par value $0.01 per share and one million shares of blank check preferred stock, par value $0.01 per share.

Immediately after the merger, we approved by written consent of stockholders a one for 11.2261585365 reverse stock split. The reverse stock split will not be effective until we comply with Regulation 14C of the Securities Exchange Act of 1934. We expect to file a Schedule 14C information statement relating, among other matters, to the reverse split with the SEC on or about November 20, 2006. Assuming that the filing is not reviewed by the SEC, we expect to have complied with Regulation 14C and to consummate the reverse split and the other actions contemplated by the information statement within 60 days of the filing. The share numbers and per share prices in this current report give effect to the reverse split. After giving affect to the reverse split, there are 7,554,759 shares of our common stock issued and outstanding. There are no shares of preferred stock designated, issued or outstanding.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Certificate of Incorporation and bylaws, and by the applicable provisions of Delaware law.

Description of Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors from time to time may determine. Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. Cumulative voting with respect to the election of directors is not permitted by our certificate of incorporation. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each share of common stock outstanding as of the date of this report is validly issued, fully paid and non-assessable.

Description of warrants to purchase common stock

In connection with the note financing and the common stock financing, we issued warrants to purchase our common stock to the purchasers of our notes and common stock. We also issued warrants to purchase our common stock to our placement agent. The following table sets forth the number of shares of common stock underlying the warrants and the exercise price of the warrants. We do not have any other outstanding warrants to purchase our common stock.

Security	Number of shares of common stock underlying warrants		Exercise price

Warrants (issued in the note financing)	2,718,181	(1)	$11.00
Warrants (issued in the common stock financing)	2,651,819	(2)	$10.00

(1)	includes warrants exercisable for 354,545 shares of common stock issued to the placement agent.

(2)	includes warrants exercisable for 171,000 shares of common stock issued to the placement agent.

The warrants are exercisable for cash unless the underlying shares are not registered for resale, in which case the warrants may be exercised in a “cashless” manner. In a “cashless” exercise, a holder reduces the number of shares for which a warrant is exercisable by an amount with a market value (based on the market price of the common stock at the time of exercise) equal to the exercise price for the number of shares to be issued upon conversion of the warrant. In a cashless exercise, we will not receive any cash payment of the exercise price.

The warrants are exercisable until November 8, 2011. The shares of common stock underlying the warrants will be registered under the same registration statement that will be filed in connection with the note financing and the commons stock financing respectively. The warrants contain certain customary anti-dilution provisions which will adjust the number of shares underlying the warrants and the exercise price in the event of stock splits (excluding any stock split related to the Reorganization), stock dividends or other recapitalizations and certain dilutive issuances.

Description of convertible notes

On November 8, 2006, we issued secured convertible notes to certain accredited investors in connection with the note financing. The notes are described in “Financial Information—Convertible Notes and Warrants.”

Voting Agreement

Mr. Agresti, our Chairman and Chief Executive Officer, Mr. Dombalis, our Senior Vice President and Mr. Stone, the President of SeaMaster as well as certain of our stockholders have entered into a voting agreement pursuant to which, among other things, each such party has agreed any amendment to our Certificate of Incorporation or By-Laws must be approved by at least the holders of at least 75% of such Common Stock, which approval shall not be unreasonably withheld. Our board shall consist of seven members. Our board shall consist of members set forth in “Executive Officers and Directors” under the heading “Management” herein. The stockholders that are a party to the voting agreement shall cause us to nominate for election as a director: Messrs. Agresti, McQuiston, DeSaye and MacAvery, provided, however, Mr. O’Neill shall be entitled to observer rights on our board.

Election of Directors and Officers

Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our certificate of incorporation and will not be permitted in our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation will upon effectiveness provide for a classified board. One-third of our board shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold office for three years and until the director’s successor is elected and qualified. If a vacancy occurs on our board, including a vacancy resulting from an increase in the number of directors, then the stockholders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or our board may fill such vacancy.

Anti-Takeover Provisions of Our Certificate of Incorporation, bylaws and Delaware Corporation Law

The following provisions of our amended and restate certificate of incorporation, our bylaws and Delaware Corporation Law may discourage takeover attempts of us that may be considered by some stockholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders.

Classified Board

Our amended and restated certificate of incorporation and bylaws will, upon effectiveness, provide for a “classified board” (sometimes called a “staggered board”). Our board will be divided into three classes, and the members of each class are elected to serve staggered three-year terms. The three-year staggered board terms are designed to provide stability, enhance long-term planning and ensure that a majority of our directors at any given time have prior experience as our directors. The staggered board structure ensures that our board retains continuity of knowledge of our complex business, as well as our business strategy. Directors who have experience with knowledge about our business and affairs are a valuable resource and are better positioned to make fundamental decisions that benefit our stockholders. A classified board is designed to safeguard a corporation against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the corporation’s business and assets. If a corporation has a classified board and a hostile bidder stages and wins a proxy contest at the corporation’s annual meeting, the bidder can only replace approximately one-third of the existing directors. To obtain control of our board, the bidder must win a second proxy contest at the next annual meeting. By preventing an immediate change in control of our board, the classified board structure enhances the ability of our board to act in the best interests of our stockholders.

Removal of Directors

Our amended and restated certificate of incorporation and bylaws will, upon effectiveness, provide that members of our board may be removed only for cause and only by the affirmative vote of the holders of 75% of the outstanding shares of our capital stock entitled to vote in the election of our board. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it makes it more difficult for stockholders to replace a majority of our directors.

Advance Notice Requirements for Stockholder Nominations and Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting and who has given our secretary timely notice, in proper form, of his or her intention to bring that business before the meeting. These provisions may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Director Vacancies and Size of Our Board

Our bylaws provide that any vacancies in our board resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by the vote of our remaining directors provided, however, the stockholders that are a party to the voting agreement will nominate a qualifying successor in the event any of Messrs. Agresti, DeSaye, McQuiston, or MacAvery are no longer directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the stockholders. The number of directors may only be changed by a vote of a majority of directors and 80% of the stockholders except that the number of directors may be decreased by a majority of directors only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.

Amendments to Our Bylaws

Our amended and restated certificate of incorporation and bylaws will, upon effectiveness, provide that our bylaws may be amended only by the vote of a majority of our board or by the vote of holders of at least 75% of the outstanding shares of our capital stock entitled to vote in the election of our board. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision makes it more difficult for stockholders to amend the provisions in our bylaws relating to advance notice and director vacancies.

No Stockholder Action by Written Consent/Special Meeting

Our amended and restated certificate of incorporation and bylaws will, upon effectiveness, provide that stockholders may only act at annual or special meetings of stockholders and may not act by written consent. This provision makes it more difficult for stockholders to amend our certificate of incorporation and bylaws or to take other corporate actions such as removing directors as these actions may only be taken at a duly called and noticed special meeting, which may only be called by the president of our board of directors, or at our annual meeting of Stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction through which the person became an interested stockholder, unless:

▪	if prior to the date of the transaction, our board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

▪

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation at the time such transaction commenced, subject to certain exclusions; or

▪

on or subsequent to the date of the transaction, the business combination is approved by our board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

“Business combination” means a merger, asset sale and other transactions resulting in a financial benefit to the interested stockholder. “Interested stockholder” means a person who, together with his or her affiliates and associates, owns, or at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder owned, 15% or more of the corporation’s outstanding voting stock.

Indemnification Matters

Our certificate of incorporation limits the personal liability of our officers and directors for monetary damages for breach of their fiduciary duty as directors, except for (i) liability that cannot be eliminated under applicable Delaware law, (ii) any breach of such director’s duty of loyalty to the Company or its stockholders, (iii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which such director derived improper personal benefit. Our bylaws also provide for the Company to indemnify directors and officers to the fullest extent permitted by applicable Delaware law. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors or officers.

The indemnification provisions described above provide coverage for claims arising under the Securities Act of 1933 and the Securities Exchange Act of 1934. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company’s Certificate of Incorporation, bylaws, Delaware law, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent for our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, AZ 85251.

12.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Delaware Law provides, however, that a corporation cannot eliminate or limit a director’s liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation, as amended and restated, will, upon effectiveness, provide that we will indemnify our directors to the fullest extent permitted by Delaware law and may indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Our amended and restated certificate of incorporation provides that we may purchase and maintain insurance on its own behalf and on behalf of any person who is or was our director, officer, employee, fiduciary or agent or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, whether or not we would have the power to indemnify such person against such liability. We have purchased directors and officers insurance.

We have entered into separate, but substantively identical, indemnification agreements with all of our directors and named executive officers. The indemnification agreements allow us to indemnify them to the fullest extent permitted by Delaware law.

13.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial statements

See Item 9.01 below which is incorporated by reference herein.

14.        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

See Item 4.01 below which is incorporated by reference herein.

15.        FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 below, which is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligations

See Item 2.01 of this current report on Form 8-K, generally, and the description of the Senior Secured Credit Agreement in the Management Discussion and Analysis of Financial Condition and Results of Operation, which are incorporated herein by reference.

Item 3.02. Unregistered Sales Of Equity Securities

See Item 2.01 of this current report on Form 8-K, generally, and the Recent Sales of Unregistered Securities section of Item 2.01 of this current report on Form 8-K, which are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

Item 4.01. Changes in the Registrant’s Certifying Accountant

We historically retained Dale Matheson Carr-Hilton Labonte, Chartered Accountants (“Dale Matheson”) as our principal accountant. In connection with the closing of the recapitalization, on November 8, 2006, we terminated Dale Matheson as our principal accountant and retained Friedman LLP as our new principal accountant. Our board of directors approved the decision to change our principal accountant.

Dale Matheson’s reports on the financial statements for the period February 25, 2004 (date of inception) to December 31, 2004 included in the Form 10-KSB as filed with the SEC on March 31, 2005 and the period January 1, 2005 to December 31, 2005, included in the Form 10-KSB as filed with the SEC on March 29, 2006, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The report for the year ended December 31, 2005 did contain the following statement regarding Aerobic’s ability to continue as a going concern:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the period from February 25, 2004 to November 8, 2006, we had no disagreements with Dale Matheson on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We had not consulted with Friedman LLP on any matter prior to engaging them as our principal accountant other than auditing Maritime Logistics and TUG in connection with the acquisition.

We have authorized Dale Matheson to respond fully to the inquiries of Friedman LLP concerning any matters discussed above. We have provided Dale Matheson with a copy of the above statements. We have requested that Dale Matheson furnish us with a letter addressed to the SEC stating whether Dale Matheson agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter from Dale Matheson is filed as an exhibit to this Form 8-K.

Item 5.01. Change in Control of Registrant.

See Item 2.01 of this current report on Form 8-K, generally, and the Security Ownership of Certain Beneficial Owners and Management section of Item 2.01 of this current report on Form 8-K, which are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See the Management and Executive Compensation sections of Item 2.01 of this current report on Form 8-K, which are incorporated herein by reference.

Item 5.03. Amendment to Certificate of Incorporation or Bylaws.

See Item 2.01 of this current report on Form 8-K, generally, and the “Description of Securities” section of Item 2.01 of this current report on Form 8-K, which are incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

See Item 2.01 of this current report on Form 8-K, which is incorporated herein by reference. As a result of the recaptalization described under Item 2.01 of this current report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements

Aerobic Creations, Inc.
Audited Financial Statements of Aerobic Creations, Inc.
Report of Dale Matheson Carr-Hilton Labonte Registered Public Accounting Firm	F-
Balance Sheets as of December 31, 2004 and 2005	F-
Statements of Operations for the period from February 25, 2004 (date of inception) through December 31, 2005	F-
Statements of Stockholders’ Equity for the period from February 25, 2004 (date of inception) to December 31, 2005	F-
Statements of Cash Flows for the period from February 25, 2004 (date of inception) through December 31, 2005	F-
Notes to Financial Statements	F-
Unaudited Financial Statements of Aerobic Creations, Inc.
Balance Sheets as of June 30, 2006 and December 31, 2005 (unaudited)	F-
Interim Statements of Operations for the period from February 25, 2004 (date of inception) through June 30, 2006 (unaudited)	F-
Interim Statements of Cash Flows for the period from February 25, 2004 (date of inception) through June 30, 2006 (unaudited)	F-
Notes to Interim Financial Statements (unaudited)	F-

Maritime Logistics US Holdings Inc. and Subsidiaries
Audited Consolidated Financial Statements of Maritime Logistics US Holdings Inc. and Subsidiaries
Audit Report of Friedman LLP Independent Registered Public Accounting Firm	F-
Consolidated Balance Sheets as of June 30, 2006	F-
Consolidated Statement of Operations for the period from February 6, 2006 (date of inception) through June 30, 2006	F-
Consolidated Statement of Changes in Stockholder’s Equity for the period from February 6, 2006 through June 2006	F-
Consolidated Statement of Cash Flows for the period from February 6, 2006 (date of inception) through June 30, 2006	F-
Notes to Consolidated Financial Statements	F-

FMI Blocker Inc.
Audited Consolidated Financial Statements of FMI Blocker Inc.
Report of BDO Seidman, LLP Independent Registered Public Accounting Firm	F-
Consolidated Balance Sheets as of December 31, 2004 and 2005	F-
Consolidated Statements of Operations and Accumulated Deficit for the years ended December 31, 2004 and 2005	F-

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2005	F-
Notes to Consolidated Financial Statements	F-
Unaudited Consolidated Financial Statements of FMI Blocker Inc.
Consolidated Balance Sheets as of June 30, 2005 and 2006 (unaudited)	F-
Consolidated Statements of Operations and Accumulated Deficit for the six months ended June 30, 2005 and 2006 (unaudited)	F-
Consolidated Statements of Cash Flows for the six months ended June 30, 2005 and 2006 (unaudited)	F-
Notes to Consolidated Financial Statements (unaudited)	F-

AmeRussia Shipping Company Inc. and Affiliate
Audited Consolidated Financial Statements of AmeRussia Shipping Company Inc. and Affiliate
Report of Friedman LLP Independent Registered Public Accounting Firm	F-
Combined Balance Sheets as of December 31, 2004 and 2005	F-
Combined Statements of Operations for the years ended December 31, 2004 and 2005	F-
Combined Statements of Changes in Stockholder’s Equity for the years ended December 31, 2004 and 2005	F-
Combined Statements of Cash Flows for the years ended December 31, 2004 and 2005
Notes to Consolidated Financial Statements	F-
Unaudited Consolidated Financial Statements of AmeRussia Shipping Company Inc. and Affiliate
Combined Balance Sheets as of June 30, 2005 and 2006 (unaudited)	F-
Combined Statements of Operations for the six months ended June 30, 2005 and 2006 (unaudited)	F-
Combined Statements of Changes in Stockholder’s Equity for the six months ended June 30, 2005 and 2006 (unaudited)
Combined Statements of Cash Flows for the six months ended June 30, 2005 and 2006 (unaudited)	F-
Notes to Consolidated Financial Statements (unaudited)	F-

TUG Logistics, Inc. and Affiliates
Audited Consolidated Financial Statements of TUG Logistics, Inc. and Affiliates
Report of Friedman LLP Independent Registered Public Accounting Firm	F-
Combined Balance Sheets as of December 31, 2004 and 2005	F-
Combined Statements of Income for the years ended December 31, 2004 and 2005	F-
Combined Statements of Changes in Stockholder’s Equity the years ended December 31, 2004 and 2005	F-
Combined Statements of Cash Flows for the years ended December 31, 2004 and 2005	F-
Notes to Consolidated Financial Statements	F-
Unaudited Consolidated Financial Statements of TUG Logistics, Inc. and Affiliates
Combined Balance Sheets as of June 30, 2005 and 2006 (unaudited)	F-
Combined Statements of Operations for the six months ended June 30, 2005 and 2006 (unaudited)	F-
Combined Statements of Changes in Stockholder’s Equity for the six months ended June 30, 2005 and 2006 (unaudited)	F-
Combined Statements of Cash Flows for the six months ended June 30, 2005 and 2006 (unaudited)	F-
Notes to Consolidated Financial Statements (unaudited)	F-

FMI Holdco/LLC and Subsidiary
Audited Consolidated Financial Statements of FMI Holder/LLC and Subsidiary Report of BDO Seidman, LLP Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2005 and 2004
Consolidated Statements of Operations and Accumulated defined for the year ended December 31, 2005 and 2004
Consolidated Statement of Cash flows for the years ended December 31, 2005 and 2004
Notes to Consolidated Financial Statements
Unaudited Consolidated Financial Statements of FMI Holder/LLC and Subsidiary
Consolidated Balance Sheets as of June 30, 2006 and 2005
Consolidated Statements of Operations and Accumulated Deficit for the six month ended June 30, 2006 and 2005
Consolidated Statements of Cash flows for the six months ended June 30, 2006 and 2005
Notes to Consolidated Financial Statements

(b) Pro forma financial information

Aerobic Creations, Inc. and Subsidiaries
Condensed Consolidated Pro Forma Financial Statements of Aerobic Creations, Inc. and Subsidiaries
Condensed Consolidated Pro Forma Balance Sheet as of June 30, 2006 (unaudited)	F-
Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 2005 (unaudited)	F-
Condensed Consolidated Pro Forma Statement of Operations for the six months ended June 30, 2006 (unaudited)

(c) Exhibits

Exhibit #	Description

2.1	Agreement and Plan of Merger, dated as of November 8, 2006, by and among Aerobic Creations, Inc., Aerobic Merger Sub Inc., and Maritime Logistics US Holdings Inc.

3.1	Form of First Amended and Restated Certificate of Incorporation of Aerobic Creations, Inc.

3.2	Certificate of Merger of Aerobic Merger Sub Inc. with and into Maritime Logistics US Holdings Inc.

3.3	Amended and Restated bylaws of Aerobic Creations, Inc. (to be known as Summit Global Logistics, Inc.)

4.1	Form of Warrant issued under Convertible Notes Securities Purchase Agreement.

4.2	Form of Note issued under Convertible Notes Securities Purchase Agreement.

4.3	Form of Warrant issued under Common Stock Securities Purchase Agreement.

4.4	Registration Rights Agreement under the Securities Purchase Agreement (Notes and Warrants), dated as of November 8, 2006.

4.5	Registration Rights Agreement under the Securities Purchase Agreement (Common Stock and Warrants), dated as of November 8, 2006.

4.6	Lockup Agreement by and between Protex Holding Limited and Summit Global Logistics, Inc., dated as of November 8, 2006.

4.7	Lockup Agreement by and between Robert Lee and Summit Global Logistics, Inc., dated as of November 8, 2006.

4.8	Lockup Agreement by and between Robert Wu and Summit Global Logistics, Inc., dated as of November 8, 2006.

4.9	Lockup Agreement by and between the management of Maritime Logistics US Holdings Inc. and Summit Global Logistics, Inc., dated as of November 8, 2006.

4.10	Lockup Agreement by and between the management of FMI Holdco I, LLC and Summit Global Logistics, Inc., dated as of November 8, 2006.

4.11	Lockup Agreement by and between Di Wang, Dong Wong, and Han Huy Ling and Summit Global Logistics, Inc., dated as of November 8, 2006.

4.12

Voting Agreement dated as of November 8, 2006 by and between Maritime Logistics US Holdings Inc. and the holders of the common stock of Maritime Logistics US Holdings Inc., certain members and employees of the parent companies of FMI Holdco I, LLC, the principal holders of the common stock of the TUG group of logistic companies, and the holder of the issued shares in the capital of Sea Master Logistics (Holding) Limited.

10.1	Security Agreement (Second Lien), dated as of November 8, 2006 made by the guarantors listed therein and Law Debenture Trust Company of New York.

10.2	Pledge and Security Agreement, dated as of November 8, 2006 made by the pledgors listed therein and Law Debenture Trust Company of New York.

10.3	Guaranty, dated as of November 8, 2006 made by the guarantors listed therein and Law Debenture Trust Company of New York.

10.4	Intercreditor and Subordination Agreement, under Notes Purchase Agreement, dated as of

November 8, 2006 by and between Fortress Credit Corp. and the parties listed therein.

10.5	Securities Purchase Agreement (Common Stock and Warrants), dated as of October 31, 2006, among Maritime Logistics US Holdings Inc., Aerobic Creations, Inc. and the purchasers listed therein.

10.6	Securities Purchase Agreement (Notes and Warrants), dated as of November 8, 2006, among Maritime Logistics US Holdings Inc., Aerobic Creations, Inc. and the purchasers listed therein.

10.7	Joinder Agreement to Common Stock Securities Purchase Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and the investors identified therein.

10.8	Joinder Agreement to Convertible Notes Securities Purchase Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and the investors identified therein.

10.9

Loan Agreement, dated as of November 8, 2006 by and among Maritime Logistics US Holdings Inc. and its subsidiaries as borrowers, the guarantors identified therein, Fortress Credit Corp. as agent, and certain other lenders as set forth therein.

10.10	Security Agreement under Loan Agreement, dated November 8, 2006 made by the borrowers and guarantors identified therein in favor of Fortress Credit Corp.

10.11	Pledge and Security Agreement, dated November 8, 2006 made by the pledgors identified therein in favor of Fortress Credit Corp.

10.12	Leasehold Mortgage, Assignment of Rents and Security Agreement, dated November 8, 2006 by FMI International LLC to Fortress Credit Corp. (800 Federal Blvd, Carteret, NJ)

10.13

Leasehold Mortgage, Assignment of Rents and Security Agreement, dated November 8, 2006 by FMI International LLC and First American Title Insurance for the benefit of Fortress Credit Corp. (3355 Dulles Dr., Mira Loma, CA)

10.14	Sale and Purchase Agreement by and among Maritime Logistics US Holdings Inc. and Protex Holdings Limited and Sea Master Logistics (Holding) Limited, dated as of September 28, 2006.(2)

10.15

Asset/Stock Purchase Agreement by and among Dolphin US Logistics, Inc. and TUG Logistics, Inc., Glare Logistics Inc., and TUG Logistics (Miami), Inc. and Clare Freight, Los Angeles, Inc., and TUG New York, Inc. and Robert Lee, and Robert Wu and Wang Dong, Di Wang and Han Huy Ling, dated as of October 2, 2006.

10.16	Equity Purchase Agreement between the parties set forth therein and Maritime Logistics US Holdings Inc., dated October 23, 2006.

10.17	TUG Miami and Los Angeles Bonus Agreement by and among TUG USA, Inc. and the employees set forth therein, dated as of October 2, 2006.(1)

10.18	TUG New York Bonus Agreement by and among TUG USA, Inc. and the New York employees set forth therein, dated as of October 2, 2006.(2)

10.19	TUG China Bonus Agreement by and between Sea Master Logistics (Holding) Limited and Robert Lee and Robert Wu, dated October 2, 2006.(1)

10.20	Assignment and Assumption Agreement by and among each of TUG Logistics, Inc., Glare Logistics, Inc., and TUG Logistics (Miami), Inc. and TUG USA, Inc., dated as of October 2 2006.

10.21	Agency Agreement, dated as of September 22, 2006, between Sea Master Logistics (Holding) Limited and Sea Master Logistics (China) Limited.

10.22	Transportation Service Agreement by and between FMI Express Corp., FMI Trucking, Inc. and Jones Apparel Group USA, Inc., dated as of August 1, 2001; and Modification Agreement related thereto.[1]

10.23	Summit Global Logistics, Inc. 2006 Equity Incentive Plan

10.24	Summit Global Logistics, Inc. 2007 Management Incentive Plan

10.25	Summit Global Logistics, Inc. Severance Benefit Plan

10.26	Summit Global Logistics, Inc. 2007 Supplemental Executive Retirement Plan

10.27	Employment Agreement of Robert Agresti, dated as of November 8, 2006.

10.28	Employment Agreement of Paul Shahbazian, dated as of November 8, 2006.

10.29	Employment Agreement of Christopher Dombalis, dated as of November 8, 2006.

10.30	Employment Agreement of William Knight, dated as of November 8, 2006.

10.31	Employment Agreement of Robert O’Neill, dated as of November 8, 2006.

10.32

Form of Indemnification and Founder’s Agreement, entered into by the following individuals: Robert Agresti, Paul Shahbazian, Peter Klaver, William Knight, Christopher Dombalis, James Madden, and Peter Stone, dated November 8, 2006.

10.33	Indemnification and Founder’s Agreement for Raymer McQuiston, dated November 8, 2006.

10.34

Lease Agreement by and between SDI Technologies, Inc. and FMI International Corp., dated August 14, 1996; Lease Extension Agreement dated March 7, 2002. Assignment and Assumption of Lease Amendment to Lease and Short Form of Lease, each dated September 23, 2004 by and between SDI Technologies, Inc. and 800 Federal Blvd LLC.

10.35	Land and Building Lease Agreement by and between Thrifty Oil Co. and FMI International LLC, dated as of July 20, 2004; Sublease Agreements related thereto.

10.36	Industrial Complex Lease by and between Port LA Distribution Center II, L.P. and FMI International (West) LLC, dated as of December 30, 2002; Amendments and Agreements related thereto.

10.37	Industrial Complex Lease by and between Port LA Distribution Center II, L.P. and FMI International LLC, dated as of July 28, 2003.

10.38	Lease Agreement by and between AAAA World Import – Export, Inc. and FMI International Corp., dated as of November 2001.

1 Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

10.39	Lease Agreement by and between M. Parisi & Son Construction Co., Inc, and Fashion Marketing, Inc., dated as of April 28, 2000.

10.40	AMB Property Corporation Industrial Lease dated December 6, 1999; Amendments and Guarantee related thereto.

10.41	Lease Agreement by and between Flagler Development Corp. and FMI International LLC dated as of September 19, 2006, effective January 15, 2007.

10.42	Original Lease by and between Center Realty L.P. and DSL Atlantic, dated March 1993; Agreements related thereto.

10.43	Real Property Lease by and between Keegan Center LLC and Glare Logistics, Inc., dated September 15, 2003; Agreements related thereto.

14.1	Summit Global Logistics, Inc. Charter of the Compensation Committee of the Board of Directors..

16.1	Letter regarding Change in Certifying Accountant.

21.1	List of subsidiaries of Aerobic Creations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerobic Creations, Inc.
Date: November 13, 2006
/s/	Robert Agresti

Robert Agresti, Chief Executive Officer

        DALE MATHESON                 Partnership of:
  CARR-HILTON LABONTE    Robert J. Burkart, Inc.   James F. Carr-Hilton, Ltd.
---------------------    Alvin F. Dale, ltd.       Peter J. Donaldson, Inc.
Chartered Accountants    Wilfred A. Jacobson, Inc. Reginald .J. LaBonte, Ltd.
                         Robert J. Matheson, Inc.  Fraser G. Ross, Ltd.
                         Brian A. Shaw, Inc.       Anthony L. Soda, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Aerobic Creations Inc.:

We have audited the accompanying balance sheets of Aerobic Creations Inc.
(a development stage enterprise) as of December 31, 2005 and 2004 and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 2005,the period from inception on February 25, 2004 to
December 31, 2004 and the period from inception on February 25, 2004 to
December 31, 2005.  These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriatein the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial tatements.  An audit alsoincludes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and
2004 and the results of its operations and its cash flows and the changes in stockholders' equity for the year ended December 31, 2005, the period from inception on February 25, 2004 to December 31, 2004 and the period from inception on February 25, 2004 to December 31, 2005 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern.  As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations.  These factors raise substantial doubt about the
Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson Carr-Hilton LaBonte
CHARTERED ACCOUNTANTS
Vancouver, Canada
March 11, 2006

  A Member of MMGI International, A Worldwide Network of Independent
                  Accountants and Business Advisors

Vancouver      Suite 1700-1140 West Pender St.,
Offices:       Vancouver, B.C., Canada V6E 4G1
               Tel: 604-687-4747 - Fax: 604-687-4216
               Suite 1500-1140 West Pender St., Vancouver, B.C., Canada V6E 4G1
               Tel: 604-687-4747 - Fax: 604-689-2778

                                     F-1

                         Aerobic Creations Inc.
                   (A Development Stage Enterprise)
                             Balance Sheets

                              A S S E T S
                                                        December 31, 2005               December 31, 2004
                                                        ----------------                -----------------

Current Assets

        Cash                                                    $12,010                  $31,395
                                                        ----------------                -----------------

Total  Assets                                                   $12,010                  $31,395
                                                        ================                =================
                L I A B I L I T I E S

Current Liabilities
        Accounts Payable adn Accrued Liabilities                $4,210                    $4,238
                                                        ----------------                -----------------
Total Liabilities                                                4,210                     4,238
                                                        ----------------                -----------------

        S T O C K H O L D E R S '    E Q U I T Y

Common Stock (Note 3)
100,000,000 authorized common shares, par value $0.001           1,800                     1,800
1,800,000 common shares issued and outstanding
(December 31, 2004 - 1,800,000)
Additional Paid-in-Capital                                      42,400                    42,400
Deficit accumulated during development stage                   (36,400)                  (17,043)
                                                        ----------------                -----------------

Total Stockholders' Equity                                       7,800                    27,157
                                                        ----------------                -----------------

Total Liabilities and Stockholders' Equity                      $12,010                  $31,395
                                                        ================                =================

Going Concern Contingency (Note 1)

 The accompanying notes are an integral part of these
             financial statements.

                                       F-2

                 Aerobic Creations Inc.
            (A Development Stage Enterprise)
                 Statements of Operations

                                   -------------------    ------------------    ------------------
                                                           February 25, 2004     February 25, 2004
                                       Year Ended           (inception) to         (iception) to
                                    December 31, 2005      December 31, 2004     December 31, 2005
                                   -------------------    ------------------    ------------------

Expenses
---------
Office and general                     $    11,717          $     3,475           $    15,192
Professional fees                            7,640               13,568                21,208
                                        ----------           ----------            ----------
Total Expenses                              19,357               17,043                36,400
                                        ----------           ----------            ----------
Net loss from Operations               $    19,357         $     17,043           $    36,400
                                        ===========          ===========           ===========

Basic Net Loss Per
Common Share                            $    (0.01)          $    (0.01)
                                        ----------           ----------
Weighted Average number of
Common Shares                            1,800,000            1,565,916
used in per share calculations          ==========           ==========

           The accompanying notes are an integral part of these
                      financial statements

                                       F-3

                     Aerobic Creations Inc
                (A Development Stage Enterprise)
              Statements of Stockholders' Equity
For the period from February 25, 2004 (inception) to December 31, 2005

                                                        Deficit
                                                      Accumulated
                                           Additional   During         Total
                                           Paid-In   Development  Stockholders'
                         Shares   Par Value Capital      Stage        Equity
                         --------- -------- -------- ------------- ------------

Balance, February 25,
2004                            -  $      - $      -   $       -     $        -

Shares issued for
cash at $0.005 per
share-Feb. 2004         1,000,000     1,000    4,000           -          5,000

Shares issued for
cash at $0.05 per
share-May 2004,
net of commission
of $800                   800,000       800   38,400           -         39,200

Net Loss                         -        -        -       (17,043)     (17,043)

                       ----------- -------- --------     ----------    ---------
Balance,
December 31, 2004        1,800,000    1,800   42,400       (17,043)      27,157

Net Loss                    -         -        -           (19,357)     (19,357)

                       ----------- -------- --------     ----------    ---------
Balance,
December 31, 2005        1,800,000 $  1,800 $ 42,400     $ (36,400)    $   7,800
                       =========== ======== ========     ==========    =========

The accompanying notes are an integral part of these financial statements.

                                       F-4

                        Aerobic Creations Inc.
                  (A Development Stage Enterprise)
                       Statements of Cash Flows

                                                   Year Ended              February 25, 2004            February 25, 2004
                                                December 31, 2005           (inception) to              (inception) to
                                                                           December 31, 2004            December 31, 2005
                                                =================          =================            =================

Cash Flows from Operating Activities:

        Net Loss                                        $(19,357)                $(17,043)               $(36,400)
        Changes in non-cash working capital item:
        Accounts Payable                                     (28)                   4,238                   4,210
                                                -----------------          -----------------            ----------------
Net Cash Used in Operating Activities                    (19,385)                 (12,805)                (32,190)
                                                -----------------          -----------------            ----------------

Cash Flows from Financing Activities:

        Common Stock issued for cash
                                                                -                   44,200                  44,200
                                                -----------------          -----------------            ----------------
Net Cash Provided by Financing Activities                       -                   44,200                  44,200
                                                -----------------          -----------------            ----------------

Increase (Decrease) in Cash                              (19,385)                    31,395                 12,010

Cash Balance,  Begining                                    31,395                        -                      -
                                                -----------------          -----------------            ----------------
Cash Balance,  Ending                                     $12,010                   $31,395                $12,010
                                                =================          =================            ================

Supplemental Disclosures:

        Cash Paid for interest                          $       -                $      -                $      -
                                                =================          =================            ================
        Cash Paid for income taxes                      $       -                $      -                $      -
                                                =================          =================            ================

The accompanying notes are an integral part of these financial statements.

                                       F-5

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 1  -  Nature of Operations
-------------------------------

Organization
------------
Aerobic Creations Inc. was incorporated under the laws of the State of Nevada on February 25, 2004 for the purpose of producing, distributing and marketing aerobics workout DVD's.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has been in the initial organization stage since inception and to date has not generated any operating revenues.  The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations or generating net profits from its planned business operations and ultimately to attain profitable operations.  As at December 31, 2005, the Company has accumulated losses of $36,400 since inception. The Company does not expect to satisfy its cash requirements for business operationsfor the next 12 months with its current cash in the bank. The Company anticipates that it might have to raise additional funds or seek bank loans or other financing to fund its business operations for the next 12 months. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classificationof liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Basis of Presentation
---------------------

These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Development Stage Enterprise
----------------------------
The Company is a development stage enterprise, as defined in Financial
Accounting Standards Board Statement ("SFAS") No. 7 "Accounting and Reporting
by Development Stage Enterprises". The Company is devoting all of its present efforts to securing and establishing a new business.  Its planned principal operations have not commenced and accordingly, no revenue has been derived during the organizational period.

                                       F-6

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 2  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------
Use of Estimates and Assumptions
--------------------------------
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------
In accordance with the requirements of SFAS No. 107 "Disclosures about
Fair Valueof Financial Instruments", management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The carrying values of cash and accounts payables approximate fair values due to the short-term maturity of the instruments.

Income Taxes
------------
The Company has adopted SFAS No. 109 Accounting for Income Taxes as of its inception. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Earnings (Loss) per Share
-------------------------
The Company computes net loss per share in accordance with SFAS No. 128,
"Earnings per Share".SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.
Basic EPS is computed by dividing net income (loss)available to common shareholders (numerator) by the weighted average number of shares outstanding
(denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive. The Company has not issued any potential dilutive instrumentssince inception and accordingly only basic loss per share is presented.

Stock-Based Compensation
------------------------
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

                                       F-7

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 2  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------
Comprehensive Income
--------------------
SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company has not had any transactions requiring disclosure of comprehensive income.

Recent Accounting Pronouncements
--------------------------------
In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary
Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion
No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.  SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS
123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation",
and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees"
and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in
SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity
Instruments That Are Issued to Other Than Employees for Acquiring, or in
Conjunction with Selling, Goods or Services".  SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA
Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership
Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost

                                       F-8

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 2  -  Summary of Significant Accounting Policies (con't)
-------------------------------------------------------------
Recent Accounting Pronouncements (con't)
----------------------------------------
will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period
(usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005.
Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial
position.The Company has not granted any stock options to date and accordingly has not provided information herein related to the pro forma effects on the
Company's reported net loss and net loss per share of applying the fair value recognition provisions of the previous SFAS No. 123, Accounting for Stock-Based
Compensation, to stock-based employee compensation.

The interpretations in Staff Accounting Bulletin ("SAB") No. 107 express views of the staff regarding the interaction between Statement of Financial
AccountingStandards Statement No. 123 (revised 2004), Share-Based Payment
("Statement 123R" or the "Statement") and certain Securities and Exchange
Commission ("SEC") rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, this SAB provides guidance related to share-based payment transactions with nonemployees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of
Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R, the modification of employee share options prior to adoption of Statement 123R and disclosures in Management's Discussion and Analysis ("MD&A") subsequent to adoption of Statement 123R. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error
Corrections". This Statement replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements",
and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. Management believes this Statement will have no impact on the financial statements of the Company.

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for
Conditional Asset Retirement Obligations, an interpretation of FASB Statement
No. 143 (FIN 47).  Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005.
Management believes this Statement will have no impact on the financial statements of the Company.

In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, The Meaning of
Other-Than-Temporary Impairment and Its Application to Certain Investments
(FSP FAS 115-1), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss.
FSP FAS 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP FAS 115-1 is required to be applied to reporting periods beginning after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

                                       F-9

                                 Aerobic Creations Inc.
                           (a development stage enterprise)
                              December 31, 2005 and 2004
                             Notes to Financial Statements

Note 3  -  Common Stock
-----------------------
The Company's authorized capitalization is 100,000,000 common shares with a par value of $0.001 per share.

Since Inception, the Company has not granted any stock
options and has not recorded any stock-based compensation.

Effective February 25, 2004 a total of 1,000,000 shares of the Company's common stock were issued to the founding officers and directors pursuant to stock subscription agreements at $0.005 per share for total proceeds of $5,000.

From May 11, 2004 to May 26, 2004 a total of 800,000 shares of the Company's common stock were issued to 26 investors at $0.05 per share for total proceeds of $39,200, net of commissions of $800, pursuant to an offering conducted under an exemption provided by Rule 504 of Regulation D, promulgated under the
Securities Act of 1933, as amended.  None of these shares were issued to related parties.  The offering was approved for sale by the Nevada Secretary of State Securities Division on May 6, 2004.

Note 4  -  Related Parties
--------------------------
The Company currently has no significant related party transactions with any related individuals or entities.

The Company currently uses office space provided by the directors of the
Company on a rent-free basis not subject to any formal rental or lease agreement.  The Company has determined that the fair value of the office space provided is not significant and as such has not been recorded in these financial statements.

Note 5 - Income Taxes
---------------------
There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets or liabilities, except for the
Company's net operatingloss carry-forwards amounting to approximately $36,400 at December 31, 2005, (2004 - $17,000) which may be available to reduce future year's taxable income. These carry-forwards will expire, if not utilized, commencing in 2024.  Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses.  Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

                                      F-10

                         PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                      JUNE 30, 2006    DECEMBER 31, 2005
                    ASSETS                                             (UNAUDITED)         (AUDITED)
                    ------                                            -------------    -----------------

Cash                                                                    $     --           $ 12,010

TOTAL ASSETS                                                            $     --           $ 12,010
                                                                        ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Accounts payable & accrued expenses                                     $  3,123           $  4,210
                                                                        --------           --------

Total liabilities                                                          3,123              4,210
                                                                        --------           --------

COMMITMENTS AND CONTINGENCIES                                                 --                 --

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value; 100,000,000 shares
authorized, 10,000,000 (December 2005 1,800,000) shares issued            10,000              1,800
Additional Paid-in Capital                                                84,200             42,400
Deficit accumulated during the development stage                         (97,323)           (36,400)
                                                                        --------           --------
Total stockholders' equity (deficit)                                      (3,123)             7,800
                                                                        --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                    $     --           $ 12,010
                                                                        ========           ========

          The accompanying notes are an integral part of these interim financial statements.

                                      F-11

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        INTERIM STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                         Cumulative During
                                          the Development
                                         Stage February 25,
                                                2004              Three Months Ended                 Six Months Ended
                                          (Inception) to               June 30,                          June 30,
                                           June 30, 2006         2006             2005             2006             2005
                                        -------------------  ----------------------------      ----------------------------

REVENUES                                    $        --      $        --      $        --      $        --      $        --
                                            -----------      ----------------------------      ----------------------------

Expenses
   Office and general                            17,675            1,623              373            2,483              816
   Professional fees                             79,648           58,340            6,628           58,440           12,732
                                            -----------      ----------------------------      ----------------------------

   Total expenses                                97,323           59,963            7,001           60,923           13,548
                                            -----------      ----------------------------      ----------------------------

Net Loss                                    $   (97,323)     $   (59,963)     $    (7,001)     $   (60,923)     $   (13,548)
                                            ===========      ============================      ============================

Basic and Diluted Loss Per Common Share                      $     (0.02)     $     (0.00)     $     (0.02)     $     (0.01)

Weighted Average number of
   Common Shares outstanding                                   3,241,758        1,800,000        2,524,862        1,800,000

          The accompanying notes are an integral part of these interim financial statements.

                                      F-12

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        INTERIM STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                             Cumulative During
                                                              the Development
                                                             Stage February 25,
                                                                    2004               Six Months Ended
                                                               (Inception) to              June 30,
                                                                June 30, 2006        2006             2005
                                                             -----------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                          $(97,323)        $(60,923)        $(13,548)

Non-cash items:
   Increase (decrease) in accounts payable & accrued expenses        3,123           (1,087)          (1,712)
                                                                  ------------------------------------------

   Net cash used in operations                                     (94,200)         (62,010)         (15,260)
                                                                  ------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock issued for cash, net                                   94,200           50,000               --
                                                                  ------------------------------------------

Net cash provided by financing activities                           94,200           50,000               --
                                                                  ------------------------------------------

Decrease in cash                                                        --          (12,010)         (15,260)

Opening Cash                                                            --           12,010           31,395
                                                                  ------------------------------------------

Ending Cash                                                       $     --         $     --         $ 16,135
                                                                  ==========================================

          The accompanying notes are an integral part of these interim financial statements.

                                      F-13

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  JUNE 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 - NATURE AND CONTINUANCE OF OPERATIONS

Aerobic Creations, Inc. is a Nevada corporation formed on February 25, 2004
("Aerobic" or the "Company"). Prior to June 14, 2006, Aerobic's sole business activities were devoted to developing a distribution and marketing business for the sale of aerobics workout DVD's. The Company, however, never recognized any revenue from these activities and spent little money on activities other then those associated with the filing of its required quarterly and annual reports with the U.S. Securities and Exchange Commission ("SEC"). Historical expenses consisted mainly of professional fees.

Since June 15, 2006, Aerobic has ceased its limited development activities and has had no business operations, revenues, nor employees and has no specific plan other than to engage in a merger or acquisition transaction with a yet unidentified private operating company. The Company has a total of 100,000,000 authorized shares of common stock with a $.001 par value of which 10,000,000 shares are issued and outstanding as of June 30, 2006.

GOING CONCERN

These financial statements have been prepared on a going concern basis. The
Company has incurred losses since inception resulting in an accumulated deficit of $97,323 at June 30, 2006 and further losses are anticipated raising substantial doubt about the Company's ability to continue as a going concern.
Its ability to continue as a going concern is dependent upon the ability of the
Company to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.
Management has plans to seek additional finance through private placements of its common stock and/or loans from directors. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of
Regulation S-B. They may not include all information and footnotes required by
United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the period ended December 31, 2005 included in the Company's Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three and six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

                                      F-14

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  JUNE 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars.

(b) Development Stage Enterprise:

The Company is a development stage enterprise, as defined in Financial
Accounting Standards Board Statement ("SFAS") No. 7. The Company is devoting all of its present efforts to identifying and acquiring an operating business. No principal operations have yet commenced and accordingly, no revenue has been derived during the organizational period.

(c) Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107 "Disclosures about Fair
Value of Financial Instruments", management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current liabilities (i.e. accounts payable) approximate the carrying value due to the short-term maturity of their instruments.

(e) Income Taxes

The Company has adopted and accounts for income taxes pursuant to the provisions of SFAS No. 109, "Accounting for Income Taxes". Pursuant to SFAS No. 109, the
Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in the accompanying financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

                                      F-15

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  JUNE 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

(f) Loss per Share

The Company computes net loss per share in accordance with SFAS No. 128,
"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.
Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding
(denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company has not issued any potentially dilutive instruments since inception and accordingly diluted loss per share is equal to basic loss per share.

(g) Stock-Based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

(h) Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company has not had any transactions requiring disclosure of comprehensive income.

                                      F-16

                             AEROBIC CREATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  JUNE 30, 2006
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 3 - COMMON STOCK

The Company's authorized capitalization is 100,000,000 shares of common stock with a par value of $0.001 per share.

During the six months ended June 30, 2006 the Company issued a total of
8,200,000 shares to two parties and received cash proceeds of $50,000.

Note 4 - RELATED PARTIES

During the six months ended June 30, 2006 the Company issued 1,640,000 shares to a director and received cash proceeds of $10,000.

Note 5- SUBSEQUENT EVENTS

On July 10, 2006, the Company's Board of Directors approved the issuance of
300,000 shares of Common Stock to its chief financial officer for services rendered.

On July 12, 2006, a principal shareholder contributed $15,000 for working capital purposes.

On July 11, 2006, the Company's Board of Director's together with a majority of the shareholders adopted resolutions to effect a merger with, and into, Aerobic
Creations, Inc., a newly formed Delaware corporation of the same name ("Aerobic
Delaware") with Aerobic Delaware to be the surviving corporation upon the effective date of the merger and upon the effective date of the merger, each five (5) issued and outstanding shares of the Company's Common Stock would be converted into one (1) share of Aerobic Delaware's Common Stock. Aerobic
Delaware was created with the sole purpose of migrating the Company from Nevada to Delaware. The effective date of the merger is expected to be August 15, 2006.

                                      F-17

MARITIME LOGISTICS US HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FEBRUARY 6, 2006
(DATE OF INCEPTION)
TO JUNE 30, 2006

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Maritime Logistics US Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Maritime Logistics US Holdings, Inc. and Subsidiaries (the "Company") as of June 30, 2006, and the related statements of operations, changes in stockholders' equity and cash flows for the period February 6, 2006 (date of inception) to June 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal controls over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Maritime Logistics US Holdings, Inc. and Subsidiaries as of June 30, 2006 and the results of their operations and their cash flows for the period February 6, 2006 (date of inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

October 27, 2006

1

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDARIES

CONSOLIDATED BALANCE SHEET

JUNE 30, 2006
ASSETS
Current assets
Cash	$120,001
Accounts receivable	315,388
Subscriptions receivable	95,000
Prepaid expenses and other assets	12,202

Total current assets	542,591

Equipment and improvements - at cost, less accumulated
depreciation and amortization	28,461
Security deposits	3,348
Goodwill	669,435
Deferred financing costs, less accumulated amortization	57,517

$1,301,352

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$396,608
Loans payable, stockholders	22,529
Dividends payable	150,000
Due to seller, current maturity	125,000

Total current liabilities	694,137

Due to seller, less current maturity	125,000
Loan payable, other	350,000

1,169,137

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value; 1,000,000 shares authorized,
issued and outstanding	10,000
Additional paid-in capital	412,000
Accumulated deficit	(289,785)

132,215

$1,301,352

See notes to consolidated financial statements.

2

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FEBRUARY 6, 2006 THROUGH JUNE 30, 2006
Net sales	$519,764

Cost of sales	417,648

Gross profit	102,116

Operating expenses
General and administrative	236,524
Interest	5,377

241,901

Net loss	$(139,785)

See notes to consolidated financial statements.

3

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional
			Paid-In	Accumulated
	Shares	Amount	Capital	Deficit

Issuance of
common stock	1,000,000	$10,000	$412,000	$-

Net loss	-	-	-	(139,785)

Dividends	-	-	-	(150,000)

Balance, June 30, 2006
	1,000,000	$10,000	$412,000	$(289,785)

See notes to consolidated financial statements.

4

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FEBRUARY 6, 2006 THROUGH JUNE 30, 2006

Cash flows from operating activities
Net loss	$(139,785)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	3,317
Changes in assets and liabilities
Accounts receivable	(44,724)
Prepaid expenses and other assets	(7,957)
Security deposits	(3,348)
Accounts payable and accrued expenses	102,956

Net cash used in operating activities	(89,541)

Cash flows from investing activities
Acquisition of AmeRussia	(500,000)
Cash included in acquisition of AmeRussia	99,308
Purchase of equipment	(29,795)

Net cash used in investing activities	(430,487)

Cash flows from financing activities
Proceeds from loan payable, other	350,000
Proceeds from issuance of common stock	267,500
Loans payable, stockholders	22,529

Net cash provided by financing activities	640,029

Net increase in cash, and cash, end of period	$120,001

Noncash investing and financing activities
Common stock issued in settlement of financing costs	$59,500
Due to seller for acquisition of AmeRussia	250,000
Subscription receivable	95,000
Acquisition costs included in accounts payable	14,754
Dividends payable	150,000

See notes to consolidated financial statements.

5

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Maritime Logistics US Holdings, Inc. (the "Company" or "MLI") was formed in February 2006 in the State of New Jersey. The Company owns and manages various corporations that provide worldwide marine and inland transportation and logistics services. The Company, through one of its wholly owned subsidiaries, possesses an intermediary license issued by the United States Federal Maritime Commission pursuant to the Shipping Act of 1984, as a "Non-Vessel-Operating Common Carrier". The Company is headquartered in Kenilworth, New Jersey.

TUG USA, formerly Dolphin US Logistics Inc., a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It currently has signed a letter of intent to purchase assets, properties and rights of an unrelated third party.

Summit Logistic International Inc. ("Summit"), a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It provides worldwide marine and inland transportation and logistics services.

AMR Investments Inc. ("AMR"), a wholly-owned subsidiary of MLI, was formed in February 2006 in the State of New Jersey. It provides worldwide marine and inland transportation and logistics services.

Effective May 1, 2006 AMR purchased 100% of the outstanding shares of the AmeRussia Shipping Co. USA, a Delaware corporation and its affiliate, AmeRussia Ltd, a Russia corporation (together, "AmeRussia"). They provide international transportation services.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (the "Companies"). All intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized upon dispatch of freight at the port of origin.

Use of Estimates

Management uses estimates and assumptions in preparing consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

6

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk for Cash

The Companies' cash balances are maintained at several banks and are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 in each bank for each company.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at June 30, 2006.

Depreciation and Amortization

Depreciation is computed using the straight-line method over the estimated useful asset lives ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the term of the leases or the estimated useful lives, whichever is shorter. Deferred financing costs are amortized using the straight-line method over the term of the loan.

Goodwill

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", goodwill is not amortizable. However, the Company will evaluate the goodwill on an annual basis, or sooner if deemed necessary, for potential impairment.

Income Taxes

Deferred income taxes are recognized for temporary differences between the bases of assets and liabilities for financial reporting and income tax purposes. Temporary differences result primarily from the Company's net operating loss carryforwards as well as differences relating to intangible assets. Deferred income taxes represent the future tax consequences of those differences that will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance has been established for the full amount of the related deferred tax asset of approximately $65,000 until realization is assured.

2 -	SUBSCRIPTIONS RECEIVABLE

At June 30, 2006, three stockholders had not fulfilled their obligation under their respective subscription agreements for the purchase of the Company's common stock. The balance of $95,000 was received subsequent to June 30, 2006.

7

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3 -	EQUIPMENT AND IMPROVEMENTS

	Equipment and improvements consist of the following:

	Equipment	$26,525
	Leasehold improvements	3,270

		29,795
	Less - Accumulated depreciation and amortization	1,334

		$28,461

4 -	ACQUISITION

	Effective May 1, 2006, AMR purchased 100% of the outstanding shares of AmeRussia for $764,754, which includes $14,754 of acquisition costs, in a business combination accounted for under the purchase method of accounting. The purchase price was allocated as follows:

	Cash	$99,308
	Accounts receivable	270,664
	Prepaid taxes	4,245
	Accounts payable	(278,898)
	Intangible assets	669,435

		$764,754

	The accompanying consolidated financial statements include the operations of AmeRussia for the period May 1, 2006 through June 30, 2006.

5 -	LOANS PAYABLE, STOCKHOLDERS

	Certain stockholders have made advances to the Company for working capital. The loans are noninterest-bearing and payable on demand.

8

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 -	DUE TO SELLER

Pursuant to the purchase agreement to acquire AmeRussia, AMR is required to deposit $125,000 on May 4, 2007 and $125,000 on May 4, 2008 with an escrow agent for the seller. In accordance with the escrow agreement, the escrow agent will make payments to the seller as follows:

November 2007	$50,000
May 2008	75,000
November 2008	50,000
May 2009	75,000

$250,000

7 -	LOAN PAYABLE, OTHER

AMR, in connection with the purchase of AmeRussia, entered into a loan agreement with E-Ships Management Holdings LLC dated May 1, 2006. The loan has a fixed term of five years and is payable in four equal installments of principal of $87,500 beginning on May 1, 2008 with the final payment due on May 1, 2011. The loan bears interest at 10% and interest is payable annually beginning on May 1, 2007. AMR pledged 25% of its common shares as collateral for the loan. Interest expense for the period ended June 30, 2006 was approximately $5,300.

Future annual maturities are as follows:

Year Ending
June 30,

2007	$-
2008	87,500
2009	87,500
2010	87,500
2011	87,500

$350,000

9

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8 -	DIVIDENDS PAYABLE AND DIRECTORS' FEES

The Company declared a $150,000 dividend. The stockholders have deferred payment of such dividends until 2007.

Pursuant to the amended and restated shareholders' agreement, fees of $30,000 are payable to the directors of the Company. Included in accounts payable at June 30, 2006 are directors' fees for which payment will be deferred until 2007.

9 -	LEASE COMMITMENTS

The Company leases its Kenilworth, New Jersey office pursuant to a two-year operating lease terminating February 20, 2008 at a monthly rental of $1,500. Rent expense, including common charges for the period ended June 30, 2006, was $8,728.

AMR entered into three-year lease agreements with the former stockholder of AmeRussia effective May 1, 2006 for office and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $3,000 per month. Rent expense for the period ended June 30, 2006 was $6,000.

Future minimum annual rental payments are as follows:

Year Ending
June 30,

2007	$54,000
2008	48,000
2009	30,000

$132,000

10 -	COMMITMENTS AND CONTINGENCIES

In conjunction with the purchase and sale of AmeRussia, and effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

10

MARITIME LOGISTICS US HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10 -	COMMITMENTS AND CONTINGENCIES (Continued)

In addition, AMR entered into employment agreements with two additional individuals, effective May 1, 2006 and cancelable upon 30 days notice by either AMR or the employees. The agreements contain time restrictions to prohibit the employees from competing with AMR after the termination of their employment.

The Company entered into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company's net sales.

There is a pending action against AmeRussia by the United States Department of Agriculture ("USDA") for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for AmeRussia believes that the claim is not valid and will be dismissed. AmeRussia has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former stockholder of AmeRussia.

11

FMI Blocker Inc.

Consolidated Financial Statements
Years ended December 31, 2005 and December 31, 2004

1

FMI Blocker Inc.

2

Independent Auditors’ Report

FMI Blocker Inc.
Denver, Colorado

We have audited the accompanying consolidated balance sheets of FMI Blocker Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and shareholders’ equity for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FMI Blocker Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Woodbridge, New Jersey
October 30, 2006

3

FMI Blocker Inc.

Consolidated Balance Sheets

December 31,	2005	2004

Assets
Current:
Cash and cash equivalents	$1,674,557	$1,980,310
Accounts receivable (net of allowance for doubtful
accounts of $529,888 and $402,670, respectively)	13,697,573	11,141,522
Prepaid expenses and other current assets	2,178,444	2,391,388

Total current assets	17,550,574	15,513,220

Property and equipment, net	6,776,054	7,326,663
Trademark	2,600,000	2,600,000
Customer list, net	17,124,129	19,472,846
Debt issuance costs, net	1,376,321	1,202,123
Deposits	537,343	503,510
Other assets	236,667	516,670
Goodwill	56,227,552	56,227,552

Total assets	$102,428,640	$103,362,584

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease
obligations	$4,601,620	$4,046,000
Accounts payable and accrued expenses	7,346,570	7,008,518
Accrued facility shutdown and deferred rent	365,713	713,086

Total current liabilities	12,313,903	11,767,604

Deferred rent	1,980,027	2,565,256
Long-term debt and capital lease obligations	49,607,894	52,432,290
Minority interest	19,263,756	18,821,868

Total liabilities	83,165,580	85,587,018

Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01: 40,000,000
authorized, 23,031,970 and 22,473,859 issued and
outstanding at December 31, 2005 and 2004
respectively	230,320	224,739
Paid in capital	22,801,651	22,249,120
Accumulated deficit	(3,768,911)	(4,698,293)

Total shareholders’ equity	19,263,060	17,775,566

Total liabilities and shareholders’ equity	$102,428,640	$103,362,584

See accompanying notes to consolidated financial statements.

4

FMI Blocker Inc.

Consolidated Statements of Operations

Year ended December 31,	2005	2004

Revenue	$117,857,364	$98,317,940
Direct expenses:
Direct expenses excluding depreciation	91,413,970	78,960,727
Gain on disposition of fixed assets	(3,000)	(39,801)
Facility shutdown and other costs	641,480	2,182,537
Depreciation expense	2,489,971	2,566,256
Amortization expense	3,020,859	3,067,725
General and administrative expenses	11,918,602	9,586,384

Income from operations	8,375,482	1,994,112

Other income (expense):
Interest income	10,672	435
Interest expense and bank fees	(7,327,417)	(6,421,245)
Minority interest in loss of consolidated subsidiary		1,941,591

Total other expense	(7,316,745)	(4,479,219)

Income (loss) before income tax provision	1,058,737	(2,485,107)
Income tax provision	129,355	32,614

Net Income (loss)	$929,382	$(2,517,721)

See accompanying notes to consolidated financial statements.

5

FMI Blocker Inc.

Consolidated Statements of Cash Flows

Year ended December 31,	2005	2004

Cash flows from operating activities:
Net income/(loss)	$929,382	$(4,459,312)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	2,489,971	2,566,256
Amortization of intangibles	3,020,859	3,067,725
Provision for facility shutdown	-	1,989,422
Loss on write-down of fixed asset	-	193,115
Gain on disposition of fixed assets	(3,000)	(39,801)
Write-off of debt issuance cost	1,123,535	-
Changes in operating assets and liabilities:
Accounts receivable	(2,556,049)	(1,807,422)
Prepaid expenses and other current assets	212,944	(921,309)
Deposits	(33,833)	(262,575)
Accounts payable and accrued expenses	(594,551)	1,444,269

Net cash provided by operating activities	4,589,258	1,770,368

Cash flows from investing activities:
Long-term debt proceeds and cash used to fund acquisition	-	(575,134)
Purchase of property and equipment	(1,493,781)	(2,559,435)
Proceeds from the disposition of fixed assets	3,000	44,073

Net cash used in investing activities	(1,490,781)	(3,090,496)

Cash flows from financing activities:
Repayment of long-term debt and capital lease obligations	(31,779,358)	(6,168,694)
Proceeds from long-term debt	35,000,000	713,699
Proceeds from sale-leaseback transaction	-	2,125,696
Debt issuance cost	(1,689,872)	-
Net borrowings (repayments) under revolving line of credit	(5,935,000)	4,435,000
Equity contributions	1,000,000	422,430

Net cash provided by (used in) financing
activities	(3,404,230)	1,528,131

Net increase (decrease) in cash and cash equivalents	(305,753)	208,003
Cash and cash equivalents, beginning of year	1,980,310	1,772,307

Cash and cash equivalents, end of year	$1,674,557	$1,980,310

See accompanying notes to consolidated financial statements

6

FMI Blocker Inc.

Consolidated Statements of Shareholders’ Equity

		Additional		Total
	Common	Paid-in	Accumulated	Shareholders’
	Stock	Capital	Deficit	Equity

Balance January 1, 2004	$224,739	$21,826,691	$(2,180,572)	$19,870,858
Equity contribution used for
acquisition of Holdco	-	422,429	-	422,429
Net loss	-	-	(2,517,721)	(2,517,721)

Balance December 31, 2004	224,739	22,249,120	(4,698,293)	17,775,566
Equity contribution	5,581	552,531	-	558,112
Net income	-	-	929,382	929,382

Balance December 31, 2005	$230,320	$22,801,651	$(3,768,911)	$19,263,060

See accompanying notes to consolidated financial statements.

7

FMI Blocker Inc.

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Principles

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FMI Blocker Inc. (“Blocker”), and its controlled subsidiary FMI Holdco I LLC (“Holdco”), (collectively the “Company”). All intercompany balances and transactions have been eliminated in consolidation. The minority interest of the controlled affiliate have been reflected as a liability.

Nature of Business

Blocker holds the controlling interest in Holdco which is a full service logistics and supply chain management service provider to the retail industry. The Company offers ocean and air freight forwarding; local trucking services in the New York and Los Angeles metropolitan markets; line haul truck load services throughout the continental 48 states; and warehousing, consolidation, distribution and marketing services in the New York, Los Angeles and Miami markets.

Minority Interest

To acquire its 56% interest in Holdco in 2003, Blocker paid $22,051,430 of the purchase price in April 2003 and made an additional and final payment of $422,429 in January 2004. The Minority Interest in Holdco is shown as a component of long term liabilities in the accompanying balance sheet. This liability reflects the equity portion of Holdco that Blocker does not own.

Profits and losses of Holdco are allocated to Blocker and the Minority investors pursuant to an Operating Agreement. In accordance with the terms of the Operating Agreement losses are allocated first to the common stock of Holdco and next to the Series A preferred stock of Holdco up to the capital attributed to such stock. Profits are allocated first to the Holdco Super Preferred units up to an 8% cumulative return. The Super Preferred units are owned by 100% by Blocker and as a result no profit was allocated to the Minority investor for the year ended December 31, 2005.

8

FMI Blocker Inc.

Notes to Consolidated Financial Statements

Intangible Assets

Intangible assets are stated net of accumulated amortization. Amortization is computed by using the straight-line method based upon the following estimated useful lives of the assets:

Internally developed software	3 years
Customer list	10 years
Debt issuance costs	Term of agreement

Revenue Recognition

Revenue is recognized as services are rendered to customers and collection is reasonably assured.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using tax rates in effect for the year the differences are expected to reverse. The ultimate realization of deferred tax assets is dependent upon the generation of taxable income during the periods in which those temporary differences become deductible. Based on the level of historical taxable income and projections for future taxable income management believes it is more likely than not that the Company will not realize the benefit of these deductible differences and has recorded a full valuation allowance at December 31, 2005.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date of three months or less to be cash equivalents.

9

FMI Blocker Inc.

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable and accrued expenses approximate fair value because of the current maturity of these items or the. The carrying value of long-term debt approximates fair value because the interest on the instruments approximates market rates.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful lives of the assets:

Office, computer and communication equipment	3 - 5 years
Transportation equipment	5 - 7 years
Leasehold improvements	Term of lease or
useful life of the
related asset,
whichever is
shorter
Warehouse and terminal equipment	7 years

Concentration of Credit Risk

The Company, at times, has balances with financial institutions in excess of the FDIC limits. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of investment risk exists with respect to cash or cash equivalents.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers financial condition while generally requiring no collateral.

10

FMI Blocker Inc.

Notes to Consolidated Financial Statements

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

At December 31, 2005 approximately 13% and 5% of net accounts receivable and at December 31, 2004 approximately 16% and 15% of net accounts receivable are due from two customers, respectively.

The Company generated approximately 18% and 13% of its revenues for the year ended December 31, 2005 and 19% and 8% of its revenues for the year December 31, 2004 from two customers, respectively.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

11

FMI Blocker Inc.

Notes to Consolidated Financial Statements

Reclassifications

Certain amounts in the December 31, 2004 financial statements were reclassified to conform with the December 31, 2005 presentation.

Self-Insurance

The Company is primarily self-insured for auto, workers’ compensation and general liability costs. Self-insurance liabilities are determined based on claims filed and estimates for claims incurred but not reported. The majority of these liabilities are not discounted due to their short term nature.

12

FMI Blocker Inc.

Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” This statement is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees.” This statement establishes standards for the accounting for transactions in which the entity exchanges its equity instruments for goods or services, primarily focusing on the accounting for transactions in which an entity obtains employee services in shared-based payment transactions. Companies will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide service, the requisite service period (usually the vest period), in exchange for the award the grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grand date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair vale of the original award immediately before the modification. SFAS No. 123R will be effective for periods beginning after December 15, 2005 and allows its several alternative transition methods. Accordingly we will adopt SFAS No. 123R in fiscal year 2006. The Company is still evaluating the adoption of the provisions of SFAS No. 123R as to whether it will have a material effect on the Company’s financial statements.

13

FMI Blocker Inc.

Notes to Consolidated Financial Statements

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151 (“SFAS 151”), Inventory Costs, an amendment of ARB N. 43, Chapter 4. SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current period charges in all circumstances. In addition, this statement requires that allocations of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. SFAS 151 will be adopted beginning January 1, 2006. The Company believes that the adoption of SFAS 151 will not have a material impact on the Company’s financial statements.

2. Financial Results and Liquidity
As of December 31, 2005, the Company has approximately $1,700,000 in cash and cash equivalents and working capital of approximately $5,237,000. As discussed in Footnote 5, the Company refinanced its debt on April 1, 2005. The Refinance converted certain current liabilities into long-term obligations and substantially reduced the quarterly principal repayments and monthly interest rate.

3. Goodwill and Other Intangibles	The changes in the carrying amount of goodwill for the year ended December 31, 2005 and December 31, 2004 are as follows:

	2005	2004

Balance at January 1,	$56,227,552	$55,827,552
Purchase price allocated to goodwill
during the year	-	400,000

Balance at December 31,	$56,227,552	$56,227,552

14

FMI Blocker Inc.

Notes to Consolidated Financial Statements

Intangible assets at December 31, 2005 and 2004 are as follows:

December 31, 2005:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software	1,320,000	1,083,333	236,667
Customer list	23,480,488	6,356,359	17,124,129
Debt issuances	1,569,866	193,545	1,376,321

Total	$28,970,354	$7,633,237	$21,337,117

December 31, 2004:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software	1,200,000	683,330	516,670
Customer list	23,480,487	4,007,641	19,472,846
Debt issuances	1,729,047	526,924	1,202,123

Total	$29,009,534	$5,217,895	$23,791,639

As a result of the Refinance, the debt issuance costs related to the Company’s debt placement of April 15, 2003 of approximately $1,123,535 were written off during fiscal year 2005 and recorded in interest expense and bank fees on the accompanying consolidated statement of operations and accumulated deficit.

Amortization expense for the year ended December 31, 2005 and December 31, 2004 totaled $3,020,859 and $3,067,725, respectively.

15

FMI Blocker Inc.

Notes to Consolidated Financial Statements

	The estimated aggregate amortization expense for each of the next five years ending December 31, are as follows:

	2006		$2,723,448
	2007		2,606,781
	2008		2,606,781
	2009		2,606,781
	2010		2,606,781

Goodwill and other intangibles are tested for impairment annually, or on an interim basis if an event occurs or circumstances change that would likely reduce the fair value of the goodwill or other intangibles below their carrying values. The fair value of goodwill and other indefinite life intangibles was estimated using the present value of future cash flows. There was no impairment of goodwill and other intangibles for the years ended December 31, 2005 and December 31, 2004.

4. Property and Equipment	Major classes of property and equipment consist of the following:

	December 31,	2005	2004

	Office and computer equipment	$1,875,320	$1,363,402
	Transportation equipment	3,318,023	3,399,867
	Leasehold improvements	820,668	478,344
	Communication equipment	167,381	167,381
	Warehouse and terminal equipment	6,242,681	4,980,985
	Construction in progress	-	111,732

		12,424,073	10,501,711
	Less: accumulated depreciation and
	amortization	5,648,019	3,175,048

	Total	$6,776,054	$7,326,663

16

FMI Blocker Inc.

Notes to Consolidated Financial Statements

Depreciation expense for the year ended December 31, 2005 and December 31, 2004 totaled $2,489,971 and $2,566,256, respectively.

Capital leases included in property and equipment consist of the following:

Year ended December 31,	2005	2004

Capital leases beginning of year	$3,526,001	$1,549,219
Add: Fixed assets acquired
through capital leases	445,581	2,173,546
Less: Capital leases fully
amortized	(218,822)	(196,764)

Capital leases end of year	3,752,760	3,526,001
Accumulated depreciation	(1,111,448)	(918,429)

Net book value of capital leases	$2,641,312	$2,607,572

Depreciation expense for capital leases for the years ended December 31, 2005 and December 31, 2004 totaled $411,841 and $454,774, respectively.

As of December 31, 2005 the Company has entered into purchase commitments for IT equipment for $187,160; 60 tractors for $5,865,455; and, 30 trailers for $707,940. Approximately half of the tractor commitment is to replace units coming off operating leases. The Company expects to finance these commitments, through capital leases, operating leases and in some instances cash purchases.

17

FMI Blocker Inc.

Notes to Consolidated Financial Statements

5. Debt and Capital Lease Obligations

2005 Senior Debt Refinancing

On April 1, 2005, the Company completed a refinancing (the “Refinance”) of its senior credit facility by executing a new $45.0 million Loan and Security Agreement with a bank group led by GMAC Commercial Finance LLC (the “GMAC Facility”). Proceeds were used to retire the Company’s existing senior indebtedness, to replace the Company’s outstanding letters of credit, to pay certain fees and expenses related to the Refinance, and the excess for general corporate purposes. The GMAC Facility includes a revolving loan (the “Revolver”) and (3) senior term loans (collectively, the “Term Loans”) as follows:

	Revolver	$10,000,000
	Term Loan A (“TLA”)	17,875,000
	Term Loan B (“TLB”)	9,625,000
	Term Loan C (“TLC”)	7,500,000	*

	Total	$45,000,000

*Includes bank fees and other related debt issuance costs of approximately $1,400,000

The GMAC Facility is secured by a lien on substantially all of the Company’s personal property and assets, and has a scheduled maturity of September 14, 2009. The Revolver and TLC require payments of interest only. TLA and TLB require quarterly principal payments effective September 30, 2005. Regular interest payments are required pursuant to the applicable interest rate elections (i.e. prime- or libor-based). As of December 31, 2005, Libor (1 mo.) stood at 4.39% and prime was 7.25% .

The Revolver is available for direct borrowings and letters of credit. Borrowings are limited to the lesser of (a) $10.0 million less outstanding letters of credit; and, (b) a borrowing base calculated on 85% of the Company’s eligible accounts receivable. There is a $5.5 million sub-limit for letters of credit.

18

FMI Blocker Inc.

Notes to Consolidated Financial Statements

	Applicable Interest	Applicable Interest
	Margin for Base	Margin for Libor
Loan	Rate Loans	Rate Loans

Revolver	2.75%	3.75%
TLA	2.75%	3.75%
TLB	3.25%	4.25%
TLC*	2.25%	3.25%

* Effective April 1, 2006, the applicable margin for TLC shall increase to 3.25% for Base Rate Loans and 4.25% for Libor Rate Loans

In addition to the 2005 refinancing, the 2003 subordinated note of $18,545,000 remains outstanding at December 31, 2005. This note has a term of 84 months (due at maturity in one principal payment) with interest due monthly at 13%.

At December 31, 2005, there were no direct borrowings outstanding on the Revolver while $5,205,410 of letters of credit were issued and outstanding.

As part of the Refinance, the Shareholders contributed $558,000 and Minority Interest contributed $442,000 of capital and entered into a Capital Call Agreement (the “Capital Call”) providing for a future investment in the Company to the extent the Company fails to meet certain financial targets. Under the terms of the Capital Call, to the extent the Company’s Senior Leverage Ratio, as defined therein, exceeds a ratio of 2.5 to 1.0 upon the delivery of the Company’s fiscal 2005 financial statements, the Company’s Shareholders and Minority Interest holders will proportionally invest cash in equity securities of the Company in an amount equal to the lesser of (a) $7.5 million and (b) the amount required to reduce the Senior Debt of the Company such that the Senior Leverage Ratio calculated on a pro forma basis (as defined by the agreement) equals 2.5 to 1.0.

At December 31, 2005, the Company’s Senior Leverage Ratio per the Capital Call Agreement was 2.67. The lenders agreed to amend the Capital Call Agreement as of December 31, 2005 waiving any required payment, and extending the Capital Call Agreement to December 31, 2006.

19

FMI Blocker Inc.

Notes to Consolidated Financial Statements

On March 31, 2005, the Company entered into an amendment to its April 15, 2003 Note and Equity Purchase Agreement (the “Second Note Agreement Amendment”) to waive certain defaults under the agreement, to permit the Refinancing, and to adjust certain financial covenants of the subordinated note to comply with the senior debt covenants.

Prior to the Senior Debt Refinancing

Up to the date of the Refinance, the Company had a revolving line of credit with a bank group providing up to $10,500,000 for direct borrowings and letters of credit (including a $5.0 million limit for letters of credit). Interest was payable monthly at Libor (2.4% at December 31, 2004) plus 6.5% . This facility was collateralized by substantially all of the Company’s assets. The facility was paid off and retired on April 1, 2005 in connection with the Refinance. On the date of the Refinance, this facility had outstanding $5,935,000 of direct borrowings and $4,560,249 of letters of credit. The bank group also provided non-revolving senior term loans and a subordinated note. At the time of the Refinance, the term loans had a combined principal balance of $27,645,000, and the subordinated note had a principal balance of $18,545,000. Term Loans ‘A’ and ‘B’ were paid off in connection with the Refinance, and the subordinated note remained in place.

Old Term Loan ‘A’	$14,495,000
Old Term Loan ‘B’	13,150,000
*Subordinated Note	18,545,000

Total	$46,190,000

*Terms were materially unchanged by refinancing.

20

FMI Blocker Inc.

Notes to Consolidated Financial Statements

December 31,	2005	2004

Revolving Line of Credit	$-	N/A
Old Revolving Line of Credit	N/A	5,935,000
Term Loan ‘A’	16,087,500	N/A
Old Term Loan ‘A’	N/A	15,610,000
Term Loan ‘B’	9,577,000	N/A
Old Term Loan ‘B’	N/A	13,400,000
Term Loan ‘C’	7,500,000	N/A
Subordinated Note	18,545,000	18,545,000
Notes Payable and Capital Lease
Obligations, financial institutions, with
monthly installments of principal,
including interest at various rates
ranging from 4.3% to 12.1% through
2006, collateralized by equipment.	2,500,014	2,988,290

Total	54,209,514	56,478,290
Less: current portion	4,601,620	6,305,633
Short term loans refinanced to long
term	-	(2,259,633)

Adjusted current portion	4,601,620	4,046,000

Adjusted long term portion	$49,607,894	$52,432,290

Aggregate amounts of long-term debt and capital lease obligations maturing in each of the years ending December 31, are as follows:

2006		$4,601,622
2007		4,406,697
2008		4,325,575
2009		22,330,620
2010		18,545,000

Total		$54,209,514

21

FMI Blocker Inc.

Notes to Consolidated Financial Statements

	Scheduled Principal Amortization

		Total		Principal due
		Principal	Quarterly Principal Payments	at Maturity

	TLA	$17,875,000	$894,000	$3,575,000
			(September 30, 2005 - June 30, 2009)
	TLB	9,625,000	$24,000	9,241,000
			(September 30, 2005 - June 30, 2009)
	TLC	7,500,000	Not applicable	*7,500,000

	* supported by the Capital Call Agreement defined herein

6. Commitments and Contingencies

Reserve for Insurance Losses

The Company participates in a high deductible insurance program for certain insurable risks consisting primarily of auto, workers’ compensation, general liability and health insurance. Based on estimates of the aggregate liability for claims incurred, a provision for the deductible portion of the claims is recorded and revised annually. These losses are collateralized by cash balances and letters of credit.

The activity in the self-insurance liability for each of the years ended December 31 was as follows:

	2005	2004

Reserve, beginning of period	$1,086,937	$836,031
Expense	2,836,616	1,672,978
Payments	2,535,579	1,422,072

Reserve, end of period	$1,387,974	$1,086,937

22

FMI Blocker Inc.

Notes to Consolidated Financial Statements

7. Supplemental Cash Flow Disclosures	Cash paid during the year ended December 31, 2005 and December 31, 2004 for:

		2005	2004

	Interest	$5,858,281	$5,825,949

	Taxes	$87,855	$36,654

	Non-cash investing and
	financing capital leases	$445,581	$2,173,546

	In 2004 the Company entered into a sale-leaseback agreement for equipment totaling $2,125,696. The Company realized no gain or loss on the transaction.

8. Leases
The Company leases various facilities and equipment in accordance with non-cancelable operating lease agreements, which expire at various dates through 2010. Total rent expense for the years ended December 31, 2005 and December 31, 2004 amounted to $14,813,684 and $14,002,287, respectively.

23

FMI Blocker Inc.

Notes to Consolidated Financial Statements

	Future minimum lease payments required under non-cancelable leases in each of the years ending December 31, are as follows:

		Capital Leases	Operating Leases

	2006	$878,080	$13,378,895
	2007	626,837	12,397,605
	2008	519,438	11,735,123
	2009	124,926	7,707,358
	2010	-	7,222,243
	Thereafter	-	6,474,062

	Total future minimum lease
	payments	$2,149,281	$58,915,286

	Less: amount representing
	interest	151,030

	Present value of future net
	minimum lease payments	$1,998,251

Effective March 1, 2006, FMI subleased its San Pedro warehouse facility to a third party for a (33) month term. The sublease will generate approximately $4,300,000 of rental income over the term which will be recorded as an offset to rental expense.

9. 401(k)/Profit- Sharing Plan
The Company’s 401(k)/profit sharing plan covers substantially all eligible full-time employees. Employer contributions for the 401(k) portion are $0.25 per $1.00 for participating employees up to 4% of salary, while employer contributions for the profit sharing portion are discretionary. Contributions for the years ended December 31, 2005 and December 31, 2004 amounted to $375,000 and $330,436, respectively.

24

FMI Blocker Inc.

Notes to Consolidated Financial Statements

10. Facility Shutdown

In 2004, management approved a plan (“Plan”) to shutdown a warehouse facility in an effort to improve operating efficiencies. The Plan provided for the closing of its Carson, California warehouse. The Plan expenses include impairment of fixed assets and lease costs (net of estimated sublease rentals) related to the shutdown of the facility. Effective April 1, 2005, the Company entered into a sublease agreement with a third party to occupy the entire facility through July 2007, the termination date of the underlying lease. In accordance with SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” Plan expenses are recorded net of the sublease payments as of July 1, 2004 (the cease-use date).

For the year ended December 31, 2004, the Company recorded the following:

					2005
			2005 Usage		Expense

	Lease obligations	$1,166,578	$(1,166,578)		$-
	Impairment of fixed assets	193,115	(193,115)		-
	Accrued facility shutdown (net
	estimated sub-lease rentals)	822,844	(1,464,324)	*	641,480

	Total facility shutdown
	expenses	$2,182,537	$(2,824,017)		$641,480

	*Represents amounts incurred in excess of estimates established in 2004, expensed in 2005.

11. Provision for Income tax	The provision for income taxes as of December 31, 2005 and 2004 are as follows:

	2005	2004

Federal
Current	$(6,624)	$(45,540)
State and Local
Current	135,979	78,154

Provision for income tax	$129,355	$32,614

25

FMI Blocker Inc.

Notes to Consolidated Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

	2005	2004

Deferred tax assets:
Self-insurance reserve	$171,231	$144,698
Account receivable
reserves	180,162	136,908
Net operating loss	908,287	1,161,835
Facilities shutdown	-	205,130
Deferred Rent	522,920	512,720
Other	29,885	5,855

Deferred tax assets	1,812,485	2,167,146

Deferred tax liabilities:
Fixed assets and
intangible assets	(344,468)	(283,460)
Pre-paid insurance	(248,136)	(388,647)

Deferred tax liabilities	(592,604)	(672,107)

Net deferred tax asset	1,219,881	1,495,039
Valuation allowance	(1,219,881)	(1,495,039)

Net deferred tax
asset	$-	$-

Holdco is an LLC treated as a partnership. The LLC members include their proportionate share of the Company’s taxable income or net operating loss in their individual income tax returns.

The Company has approximately $2,671,000 in Federal net operating loss carryforwards that begin to expire in 2023.

The net change in the total valuation allowance for the years ended December 31, 2005 and 2004 was a decrease of $275,158 and an increase of $494,056 respectively. This change in 2005 effected the tax provision resulting in a lower than expected effective tax rate

26

FMI Blocker Inc.

Notes to Consolidated Financial Statements

Holdco is currently under audit by the Internal Revenue Service for year 2005, and the City of Los Angeles related to gross receipts tax for the years 2003, 2004 and 2005. Management is unable to estimate what if any liability will result from the audits and as a result none has been provided for at December 31, 2005.

12. Related Party Transactions

The Company paid $459,598 and $437,905 to KRG Capital during the years ended December 31, 2005 and 2004, respectively. These fees were ongoing financial and managerial consulting fees. KRG has a controlling interest in FMI Holdco LLC.

In 2004, certain shareholders purchased the Carteret facility and assumed the existing lease which expires in 2009. Payments to the shareholders under this lease totaled $1,904,543 and $676,258 in 2005 and 2004, respectively.

13. Option Agreements
On April 15, 2003 the Company established the 2003 Unit Plan (“2003 Plan”). The 2003 Plan provides for the granting of incentive stock options to purchase common units of the Company, to eligible persons (as defined by the 2003 Plan) at a price not less than the fair market value of the common units at the date of grant. The common units will be granted at the sole discretion of the Board of Directors. The maximum number of units available for the issuance under the 2003 Plan as of December 31, 2005 and 2004 is 350,000 and 350,000, respectively. The options contained tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as an IPO (as defined in the 2003 Plan). Options expire ten years from the date of grant.

27

FMI Blocker Inc.

Notes to Consolidated Financial Statements

		Weighted average –
December 31, 2005	Shares	exercise price

Outstanding at January 1, 2005	307,500	$0.02
Granted	23,875	0.02

Outstanding at December 31,
2005	331,375	$0.02

Weighted-average fair value of
options granted during the
year	$0.02

Options available for future
grant	18,625

		Weighted average –
December 31, 2004	Shares	exercise price

Outstanding at January 1, 2004	250,000	$0.02
Granted	57,500	0.02

Outstanding at December 31,
2004	307,500	$0.02

Weighted-average fair value of
options granted during the
year	$0.02

Options available for future
grant	42,500

The following table summarizes information about the stock options outstanding at December 31, 2005:

		Weighted Average
		Remaining Contractual
Exercise Price	Number Outstanding	Life (in years)

$0.02	331,375	8

28

FMI Blocker Inc.

Notes to Consolidated Financial Statements

On April 15, 2003 the company established the Special Bonus Plan (“Bonus Plan”). The Bonus Plan provides for equivalent shares to eligible persons (as defined by the 2003 Plan). The equivalent shares will be granted at the sole discretion of the Board. The awards contain tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as IPO (as defined in the Bonus Plan). On December 31, 2005, 715,000 shares have been awarded.

15. Legal Proceedings
The Company is subject to various legal proceedings and claims arising in the ordinary course of business. The Company believes that the ultimate resolution of these matters will not have a material adverse effect upon the Company's financial position or results of operations.

29

FMI Blocker Inc.

Consolidated Financial Statements
For the Six Months Ended June 30, 2006 and June 30, 2005

FMI Blocker Inc.

Consolidated Financial Statements
For the Six Months Ended June 30, 2006 and June 30, 2005

1

FMI Blocker Inc.

Contents

Independent auditors' report	3

Unaudited consolidated financial statements:
Balance sheets	4
Statements of operations and accumulated deficit	5
Statements of cash flows	6
Notes to financial statements	7-27

2

Independent Auditors’ Report

FMI Blocker Inc.
Carteret, New Jersey

We have reviewed the accompanying consolidated balance sheets of FMI Blocker Inc. and subsidiary as of June 30, 2006 and June 30, 2005 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of FMI Blocker Inc. and subsidiary.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

___________, 2006

3

FMI Blocker Inc.

Consolidated Balance Sheets (unaudited)

June 30,	2006	2005

Assets
Current:
Cash and cash equivalents	$1,781,292	$785,298
Accounts receivable (net of allowance for doubtful
accounts of $672,712 and $513,447, respectively)	12,344,153	15,262,051
Prepaid expenses and other current assets	2,378,030	2,306,934

Total current assets	16,503,475	18,354,283

Property and equipment, net	6,361,380	6,983,490
Trademark	2,600,000	2,600,000
Customer list, net	16,511,595	18,208,785
Debt issuance costs, net	685,291	1,434,894
Other assets	207,018	463,068
Deposits	627,441	531,446
Goodwill	56,227,552	56,227,552

Total assets	$99,723,752	$104,803,518

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit	0	2,500,000
Current portion of long-term debt and capital lease
obligations	4,512,799	4,516,633
Accounts payable and accrued expenses	7,039,277	6,720,640
Accrued facility shutdown and deferred rent	476,544	312,373

Total current liabilities	12,028,620	14,049,646

Deferred rent	1,715,230	2,118,924
Long-term debt and capital lease obligations	46,885,270	51,673,160
Minority Interest	19,263,756	18,992,573

Total liabilities	79,892,876	86,834,303

Commitments and contingencies
Shareholders’ equity:
Common stock @ $0.01 par value	230,320	230,320
Paid in capital	22,801,651	22,801,651
Accumulated deficit	(3,201,095)	(5,062,756)

Total shareholders equity	19,830,876	17,969,215

Total liabilities and shareholders’ equity	$99,723,752	$104,803,518

See accompanying notes to consolidated financial statements. (unaudited)

4

FMI Blocker Inc.

Consolidated Statements of Operations (unaudited)

Six Months Ended June 30,	(Unaudited)	2006	2005

Revenue		$52,709,659	$54,917,845
Direct expenses:
Direct expenses excluding depreciation		40,735,502	42,564,776
Depreciation expense		875,280	1,225,744

Total direct expenses		41,610,782	43,790,520

Income before general and administrative
expenses		11,098,877	11,127,325
Gain on disposition of fixed assets		(611)	(3,000)
Facility shutdown and other costs		84,503	0
Amortization expense		1,383,705	1,562,593
General and administrative expenses		6,066,165	5,614,621

Income from operations		3,565,115	3,953,111

Other income (expense):
Interest income		25,760	0
Interest expense and bank fees		(2,868,865)	(4,541,247)
Minority Interest in loss of consolidated subsidiary			271,178

Total other expense		(2,843,105)	(4,270,069)

Income (loss) before income tax provision		722,010	(316,958)
Income tax provision		154,194	47,505

Net income (loss)		$567,816	$(364,463)

See accompanying notes to consolidated financial statement. (unaudited).

5

FMI Blocker Inc.

Consolidated Statements of Cash Flows (unaudited)

Six Months Ended June 30,	2006	2005

Cash flows from operating activities:
Net income/(loss)	$567,816	$(635,641)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation	875,280	1,225,744
Amortization of intangibles	1,383,705	1,562,593
Gain on disposition of fixed assets	(611)	(3,000)
Write-off of debt issuance cost		1,123,535
Changes in operating assets and liabilities:
Accounts receivable	1,353,420	(4,120,527)
Prepaid expenses and other current assets	(199,583)	84,454
Deposits	(90,099)	(27,935)
Deferred Rent	(153,967)	(40,368)
Accounts payable and accrued expenses	(307,291)	(1,094,562)

Net cash provided by operating activities	3,428,670	(1,925,707)

Cash flows from investing activities:
Purchase of property and equipment	(434,606)	(789,814)
Proceeds from the disposition of fixed assets	611	3,000

Net cash used in investing activities	(433,995)	(786,814)

Cash flows from financing activities:
Repayment of long-term debt and capital lease obligations	(2,338,076)	(29,210,144)
Proceeds from long-term debt		35,000,000
Prepayment of senior debt pursuant to excess cash flow agreement	(499,370)
Debt issuance cost	(50,494)	(1,837,347)
Net borrowings (repayments) under revolving line of credit		(3,435,000)
Equity contributions		1,000,000

Net cash provided by (used in) financing activities	(2,887,940)	1,517,509

Net increase (decrease) in cash and cash equivalents	106,735	(1,195,012)
Cash and cash equivalents, beginning of year	1,674,557	1,980,310

Cash and cash equivalents, end of period	$1,781,292	$785,298

See accompanying notes to consolidated financial statement.(unaudited).

6

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

	Common Stock	Additional	Accumulative	Total
		paid-in capital	Deficit	Shareholders’
				Equity

Balance January 1, 2004	$224,739	$22,249,120	$(3,768,911)	$19,263,060

Equity Contributions	5,581	552,531	-	558,112

Net Loss			(364,463)	(364,463)

Balance June 30, 2005	230,320	22,801,651	(5,062,756)	17,969,215

Net income			1,293,845	1,293,845

Balance December 31, 2005	230,320	22,801,651	(3,768,911)	19,263,060
Net income			567,816	567,816

Balance June 30, 2006	230,320	22,801,651	(3,201,095)	19,830,876

7

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

1. Summary of Significant Accounting Principles

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FMI Blocker Inc.(“Blocker”), and its controlled affiliate FMI Holdco I LLC (“Holdco”), (collectively the “Company”). All intercompany balances and transactions have been eliminated in consolidation. The minority interest of the controlled affiliate have been reflected as a liability.

Nature of Business

FMI Blocker Inc. holds the controlling interest in FMI Holdco I LLC which is a full service logistics and supply chain management service provider to the retail industry. The Company offers ocean and air freight forwarding; local trucking services in the New York and Los Angeles metropolitan markets; line haul truck load services throughout the continental 48 states; and warehousing, consolidation, distribution and marketing services in the New York, Los Angeles and Miami markets.

Minority Interest

To acquire its 56% interest in Holdco in 2003, Blocker paid $22,051,430 of the purchase price in April 2003 and made an additional and final payment of $422,429 in January 2004. The Minority Interest in Holdco is shown as a component of long term liabilities in the accompanying balance sheet. This liability reflects the equity portion of Holdco that Blocker does not own.

Profits and losses of Holdco are allocated to Blocker and the Minority investors pursuant to an Operating Agreement. In accordance with the terms of the Operating Agreement losses are allocated first to the common stock of Holdco and next to the Series A preferred stock of Holdco up to the capital attributed to such stock. Profits are allocated first to the Holdco Super Preferred units up to an 8% cumulative return. The Super Preferred units are owned by 100% by Blocker and as a result no profit was allocated to the Minority investor for the period ended June 30, 2006.

8

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

Intangible Assets

Intangible assets are stated net of accumulated amortization. Amortization is computed by using the straight-line method based upon the following estimated useful lives of the assets:

Internally developed software	3 years
Customer list	10 years
Debt issuance costs	Term of agreement

Revenue Recognition

Revenue is recognized as services are rendered to customers and collection is reasonably assumed.

Income taxes

The Company recognizes deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using tax rates in effect for the year the differences are expected to reverse. The ultimate realization of deferred tax assets is dependent upon the generation of taxable income during the periods in which those temporary differences become deductible. Based on the level of historical taxable income and projections for future taxable income management believes it is more likely than not that the Company will not realize the benefit of these deductible differences and has recorded a full valuation allowance at June 30, 2006.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date of three months or less to be cash equivalents.

9

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable and accrued expenses approximate fair value because of the current maturity of these items. The carrying value of long-term debt approximates fair value because the interest on the instruments approximates market rates.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful lives of the assets:

Office, computer and communication
equipment	3 - 5 years
Transportation equipment	5 - 7 years
Leasehold improvements	Term of lease or
useful life of
related asset,
whichever is
shorter
Warehouse and terminal equipment	7 years

Concentration of Credit Risk

The Company, at times, has balances with financial institutions in excess of the FDIC limit of $100,000. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of investment risk exists with respect to cash or cash equivalents.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers financial condition while generally requiring no collateral.

10

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

At June 30, 2006 approximately 24% and 12% of accounts receivable and at June 30, 2005 approximately 17% and 6% are due from two customers, respectively.

The Company generated approximately 27% and 16% of its revenues for the six months ended June 30, 2006 and 18% and 14% of its revenues for the six months ended June 30, 2005 from two customers, respectively.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale.

11

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the June 30, 2005 financial statements were reclassified to conform with the June 30, 2006 presentation.

Self-Insurance

The Company is primarily self-insured for auto, workers’ compensation and general liability costs. Self-insurance liabilities are determined based on claims filed and estimates for claims incurred but not reported. The majority of these liabilities are not discounted due to their short term nature.

12

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” This statement is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees.” This statement establishes standards for the accounting for transactions in which the entity exchanges its equity instruments for goods or services, primarily focusing on the accounting for transactions in which an entity obtains employee services in shared-based payment transactions. Companies will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide service, the requisite service period (usually the vest period), in exchange for the award the grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grand date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. SFAS No. 123R is effective for periods beginning after December 15, 2005 and allows its several alternative transition methods. The Company adopted SFAS No. 123R on January 1, 2006. The adoption of SFAS No. 123R did not have a material effect on the Company’s financial statements.

13

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151 (“SFAS 151”), Inventory Costs, an amendment of ARB N. 43, Chapter 4. SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current period charges in all circumstances. In addition, this statement requires that allocations of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. SFAS 151 will be adopted beginning January 1, 2006. The Company believes that the adoption of SFAS 151 will not have a material impact on the Company’s financial statements.

2. Financial Results and Liquidity
As of June 30, 2006, the Company has approximately $1.8 million in cash and cash equivalents and working capital of approximately $4.5 million. As discussed in Footnote 5, the Company refinanced its debt on April 1, 2005. The Refinance converted certain current liabilities into long-term obligations and substantially reduced the quarterly principal repayments and monthly interest rate.

3. Goodwill and Other Intangibles	The changes in the carrying amount of goodwill and intangible assets for the six months ended June 30, 2005 and June 30, 2005 are as follows:

Goodwill:	2006	2005

Balance at January 1,	$56,227,552	$55,827,552
	0	0

Balance at June 30,	$56,227,552	$56,227,552

14

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

Intangibe assets:
June 30, 2006:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	0	$2,600,000
Software	1,365,487	1,158,469	207,018
Customer list	23,420,000	6,908,405	16,511,595
Debt issuances	1,635,360	950,069	685,291

Total	$29,020,847	9,016,943	$20,003,904

June 30, 2005:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	0	$2,600,000
Software & Other	1,395,487	932,419	463,068
Customer list	23,420,000	5,211,215	18,208,785
Debt issuances	1,466,231	31,337	1,434,894

Total	$28,881,718	6,174,971	$22,706,747

As a result of the 2005 Refinance, the debt issuance costs related to the Company’s debt placement of April 1, 2003 of approximately $1,123,535 were written off during the six months ended June 30, 2005 and recorded as interest expense and bank fees on the accompanying consolidated statement of operations and accumulated deficit.

Amortization expense for the six months ended June 30, 2006 and June 30, 2005 totaled $1,383,705 and $1,562,593, respectively.

15

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

	The estimated aggregate amortization expense for six months ending December 31, 2006 and each of the next four years ending December 31, are as follows:

	2006		$1,383,705
	2007		2,617,547
	2008		2,617,547
	2009		2,617,547
	2010		2,617,547

Goodwill and other intangibles are tested for impairment annually, or on an interim basis if an event occurs or circumstances change that would likely reduce the fair value of the goodwill or other intangibles below their carrying values. The fair value of goodwill and other intangibles was estimated using the present value of future cash flows. There was no impairment of goodwill and other intangibles for the six months ended June 30, 2006.

4. Property and Equipment	Major classes of property and equipment consist of the following:

	June 30,	2006	2005

	Office and computer equipment	$1,959,816	$1,677,128
	Transportation equipment	3,372,663	3,318,023
	Leasehold improvements	824,337	478,344
	Communication equipment	167,381	167,381
	Warehouse and terminal equipment	6,491,736	5,222,718
	Construction in progress	0	503,688

		$12,815,933	$11,367,282
	Less: accumulated depreciation	6,454,553	4,383,792

	Total	$6,361,380	$6,983,490

	Depreciation expense for the six months ended June 30, 2006 and 2005 totaled $875,280 and $1,225,744, respectively.

16

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

Capital leases included in property and equipment consist of the following:

Six Months ended June 30,	2006	2005

Capital leases beginning of year	$3,752,760	$3,526,001
Add: Fixed assets acquired
through capital leases	26,000	92,758
Less: Capital leases fully
amortized	(209,054)	(218,822)

Capital leases end of period	3,569,706	3,399,937
Accumulated depreciation	(1,496,909)	(1,310,430)

Net book value of capital leases	$2,072,797	$2,089,507

Depreciation expense for capital leases for the six months ended June 30, 2006 and 2005 was $254,979 and $242,853 respectively.

At June 30, 2006 the Company had outstanding commitments to acquire 10 tractors for approximately $1,000,000. The Company expects to finance these commitments through capital leases.

17

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

5. Debt and Capital Lease Obligations

2005 Senior Debt Refinancing

On April 1, 2005, the Company completed a refinancing (the “Refinance”) of its senior credit facility by executing a new $45.0 million Loan and Security Agreement with a bank group led by GMAC Commercial Finance LLC (the “GMAC Facility”). Proceeds were used to retire the Company’s existing senior indebtedness, to replace the Company’s outstanding letters of credit, to pay certain fees and expenses related to the Refinance, and the excess for general corporate purposes. The GMAC Facility includes a revolving loan (the “Revolver”) and (3) senior term loans (collectively, the “Term Loans”) as follows:

	Revolver	$10,000,000
	Term Loan A (“TLA”)	17,875,000
	Term Loan B (“TLB”)	9,625,000
	Term Loan C (“TLC”)	7,500,000	*

	Total	$45,000,000

*Includes bank fees and other related debt issuance costs of approximately $1,400,000

The GMAC Facility is secured by a lien on substantially all of the Company’s personal property and assets, and has a scheduled maturity of September 14, 2009. The Revolver and TLC require payments of interest only. TLA and TLB require quarterly principal payments effective September 30, 2005. Regular interest payments are required pursuant to the applicable interest rate elections (i.e. prime- or libor-based). As of June 30, 2006 Libor (1 mo.) stood at 5.35% and prime was 8.25% .

The Revolver is available for direct borrowings and letters of credit. Borrowings are limited to the lesser of (a) $10.0 million less outstanding letters of credit; and, (b) a borrowing base calculated on 85% of the Company’s eligible accounts receivable. There is a $5.5 million limit for letters of credit.

18

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

	Applicable Interest	Applicable Interest
	Margin for Base	Margin for Libor
Loan	Rate Loans	Rate Loans

Revolver	2.75%	3.75%
TLA	2.75%	3.75%
TLB	3.25%	4.25%
TLC	3.25%	4.25%

In addition to the 2005 Refinance, the subordinated note of $18,545,000 remains outstanding at June 30, 2006. This note has a term of 84 months (due at maturity in one principal payment) with interest due monthly at 13%.

At June 30, 2006, there were no direct borrowings outstanding on the Revolver while $4,605,410 of letters of credit were issued and outstanding.

As part of the Refinance, the Shareholders contributed $545,000 and the Minority Interest contributed $455,000 of capital and entered into a Capital Call Agreement (the “Capital Call”) providing for a future investment in the Company to the extent the Company fails to meet certain financial targets. Under the terms of the Capital Call as amended, to the extent the Company’s Senior Leverage Ratio, as defined therein, exceeds a ratio of 2.5 to 1.0 upon the delivery of the Company’s fiscal 2006 financial statements, the Company’s Shareholders and Minority Interest will proportionally invest cash in equity securities of the Company in an amount equal to the lesser of (a) $7.5 million and (b) the amount required to reduce the Senior Debt of the Company such that the Senior Leverage Ratio calculated on a pro forma basis (as defined by the Capital Call) equals 2.5 to 1.0.

At June 30, 2006 the Company’s Senior Leverage Ratio per the Capital Call was 2.75. The Term Loans require the Company to maintain certain financial and non-financial covenants. The Company was not in compliance with certain covenants at June 30, 2006 and subsequently GMAC waived the covenant requirement.

19

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

On March 31, 2005, the Company entered into an amendment to its April 15, 2003 Note and Equity Purchase Agreement (the “Second Note Agreement Amendment”) to waive certain defaults under the agreement, to permit the Refinancing, and to adjust certain financial covenants of the subordinated note to comply with the senior debt covenants.

Prior to the Senior Debt Refinancing

Up to the date of the Refinance, the Company had a revolving line of credit with a bank group providing up to $10,500,000 for direct borrowings and letters of credit (including a $5.0 million limit for letters of credit). Interest was payable monthly at Libor (2.4% at December 31, 2004) plus 6.5% . This facility was collateralized by substantially all of the Company’s assets. The facility was paid off and retired on April 1, 2005 in connection with the Refinance. On the date of the Refinance, this facility had outstanding $5,935,000 of direct borrowings and $4,560,249 of letters of credit. The bank group also provided non-revolving senior term loans and a subordinated note. At the time of the Refinance, the term loans had a combined principal balance of $27,645,000, and the subordinated note had a principal balance of $18,545,000. Term Loans ‘A’ and ‘B’ were paid off in connection with the Refinance, and the subordinated note remained in place.

Old Term Loan ‘A’	$14,495,000
Old Term Loan ‘B’	13,150,000
Subordinated Note	18,545,000

Total	$46,190,000

*Terms were materially unchanged by refinancing

In April 2006, the Company repaid approximately $500,000 of senior debt principal pursuant to an excess cash flow repayment provision as measured at December 31, 2005.

20

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

June 30	2006	2005

Revolving Line of Credit	$0	2,500,000
Term Loan ‘A’	13,800,630	17,875,000
Term Loan ‘B’	9,529,000	9,625,000
Term Loan ‘C’	7,500,000	7,500,000
Subordinated Note	18,545,000	18,545,000
Notes Payable and Capital Lease
Obligations, financial institutions,
with monthly installments of
principal, including interest at
various rates ranging from 4.3% to
12.1% through 2009, collateralized
by equipment.	2,023,439	2,644,793

Total	51,398,069	58,689,793
Less: current portion	4,512,799	7,016,633

Long term portion	$46,885,270	$51,673,160

Aggregate amounts of long-term debt and capital lease obligations maturing in the six months ending December 31, 2006 and the years ending December 31, are as follows:

2006		$2,269,473
2007		4,415,176
2008		4,334,757
2009		21,833,662
2010		18,545,000

Total		$51,398,068

21

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

	Scheduled Principal Amortization

		Total		Principal due
		Principal	Quarterly Principal Payments	at Maturity

	TLA	$17,875,000	$894,000	$3,575,000
			(September 30, 2005 - June 30, 2009)
	TLB	9,625,000	$24,000	9,241,000
			(September 30, 2005 - June 30, 2009)
	TLC	7,500,000	Not applicable	*7,500,000

	* supported by the Capital Call Agreement defined herein

6. Commitments and Contingencies

Reserve for Insurance Losses

The Company participates in a high deductible insurance program for certain insurable risks consisting primarily of auto, workers’ compensation, general liability and health insurance. Based on estimates of the aggregate liability for claims incurred, a provision for the deductible portion of the claims is recorded and revised annually. These losses are collateralized by cash balances and letters of credit.

The activity in the self-insurance liability for the six months ended June 30, was as follows:

June 30,	2006	2005

Reserve, beginning of period	$1,387,974	1,086,937
Expense	1,853,648	2,214,019
Payments	(2,227,746)	(1,817,900)

Reserve, end of period	$1,013,876	$1,483,056

22

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

7. Supplemental Cash Flow Disclosures	Cash paid during the six months ended June 30, 2006 and 2005 for:

		2006	2005

	Interest	$2,765,580	3,372,387

	Taxes	176,694	40,340

	Non-cash investing and
	financing capital leases	$26,000	$92,758

8. Leases

The Company leases various facilities and equipment in accordance with non-cancelable operating lease agreements, which expire at various dates through 2010. Total rent expense for the six months ended June 30, 2006 and 2005 amounted to $6,627,586 and $7,334,417 respectively.

Future minimum lease payments required under non-cancelable leases for the six months ended December 31, 2006 and annually thereafter, are as follows:

	Capital Leases	Operating Leases

2006	$419,500	$12,927,393
2007	636,614	13,751,146
2008	529,216	13,084,713
2009	127,370	8,193,876
2010	-	7,222,243
Thereafter	-	6,474,062

Total future minimum lease
payments	$1,712,700	$61,653,433

Less: amount representing interest	121,540

Present value of future net
minimum lease payments	$1,591,160

23

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

Effective March 1, 2006, FMI subleased its San Pedro warehouse facility to a third party for a (33) month term. The sublease will generate approximately $4,300,000 of rental income over the term which will be recorded as an offset to rental expense.

9. 401(k)/Profit- Sharing Plan
The Company’s 401(k)/profit sharing plan covers substantially all eligible full-time employees. Employer contributions for the 401(k) portion are $0.25 per $1.00 for participating employees up to 4% of salary, while employer contributions for the profit sharing portion are discretionary. Contributions for the six months ended June 30, 2006 and June 30, 2005 amounted to $200,004 and $187,500, respectively.

10. Facility Shutdown

In 2004, management approved a plan (“Plan”) to shutdown a warehouse facility in an effort to improve operating efficiencies. The Plan provided for the closing of its Carson, California warehouse. The Plan expenses include impairment of fixed assets and lease costs (net of estimated sublease rentals) related to the shutdown of the facility. Effective April 1, 2005, the Company entered into a sublease agreement with a third party to occupy the entire facility through July 2007, the termination date of the underlying lease. In accordance with SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities,” Plan expenses are recorded net of the sublease payments as of July 1, 2004 (the cease-use date).

The Company incurred an additional expense of $84,503 in the six months ended June 30, 2006 related to shutdown costs. There is no accrual for shutdown expenses on the balance sheet at June 30, 2005.

24

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

11. Provision for Income tax	The provision for income taxes as of June 30, 2006 and 2005 are as follows:

	June 30,	2006	2005

	Federal – Current	$401	$401
	Deferred	(3,713)	(3,713)
	State and Local - Current	156,188	49,499
	Deferred	1,318	1,318

	Provision for income tax
		$154,194	$47,505

12. Related Party Transactions

The Company paid $215,448 and $223,135 to KRG Capital during the six months ended June 30, 2006 and June 30, 2005, respectively. These fees were ongoing financial and managerial consulting fees. KRG has a controlling interest in FMI Holdco LLC.

In 2004, certain members purchased the Carteret facility and assumed the existing lease which expires in 2014. Payments to the members under this lease totaled $931,040 and $880,442 during the six months ended June 30, 2006 and June 30, 2005, respectively. On June 29, 2006, the Carteret facility was sold to an unrelated entity with the present lease remaining in place.

As previously noted in Footnote 1, certain shareholders contributed $545,000 of additional equity as part of The Refinance.

25

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

13. Option Agreements
On April 15, 2003 the Company established the 2003 Unit Plan (“2003 Plan”). The 2003 Plan provides for the granting of incentive stock options to purchase common units of the Company, to eligible persons (as defined by the 2003 Plan) at a price not less than the fair market value of the common units at the date of grant. The common units will be granted at the sole discretion of the Board of Directors. The maximum number of units available for the issuance under the 2003 Plan as of June 30, 2006 and 2005 is 350,000. The options contained tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as an IPO (as defined in the 2003 Plan). Options expire ten years from the date of grant.

			Weighted average –
	June 30, 2006	Shares	exercise price

	Outstanding December 31, 2005	331,375	$0.02
	Granted	0	$0.02

	Outstanding at June 30, 2006	331,375	$0.02

	Weighted-average fair value of
	options granted during the
	year	$0.02

	Options available for future
	grant	18,625

	The following table summarizes information about the stock options outstanding at June 30, 2006:

		Weighted Average
		Remaining
		Contractual Life (in
Exercise Price	Number Outstanding	years)

$0.02	331,375	7.5

26

FMI Blocker Inc.

Notes to Consolidated Financial Statements (unaudited)

On April 15, 2003 the company established the Special Bonus Plan (“Bonus Plan”). The Bonus Plan provides for equivalent shares to eligible persons (as defined by the 2003 Plan). The equivalent shares will be granted at the sole discretion of the Board. The awards contain tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as IPO (as defined in the Bonus Plan). The Company issued 715,000 shares on December 31, 2005. There were no shared issued in the six months ended June 30, 2006.

14. Legal Proceedings
The Company is subject to various legal proceedings and claims arising in the ordinary course of business. The Company believes that the ultimate resolution of these matters will not have a material adverse effect upon the Company's financial position or results of operations.

27

FMI Holdco I LLC and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2005 and December 31, 2004

FMI Holdco I LLC and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2005 and December 31, 2004

1

FMI Holdco I LLC and Subsidiary

Contents
Independent auditors' report	3

Consolidated financial statements:
Balance sheets	4
Statements of operations and accumulated deficit	5
Statements of cash flows	6
Notes to financial statements	7-26

2

Independent Auditors' Report

FMI Holdco I LLC

Carteret, New Jersey

We have audited the accompanying consolidated balance sheets of FMI Holdco I LLC and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits..

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit inlcudes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FMI Holdco I LLC and subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey
March 21, 2006
(except for Footnote 5 which is dated April 7, 2006
and for Footnote 13 which is dated September 20, 2006)

3

FMI Holdco I LLC and Subsidiary

	Consolidated Balance Sheets

December 31,	2005	2004

Assets
Current:
Cash and cash equivalents	$1,580,213	$1,943,050
Accounts receivable (net of allowance for doubtful
accounts of $529,888 and $402,670, respectively)	13,697,573	11,141,522
Prepaid expenses and other current assets	2,208,944	2,345,848

Total current assets	17,486,730	15,430,420

Property and equipment, net	6,776,054	7,326,663
Trademark	2,600,000	2,600,000
Customer list, net	17,124,129	19,472,846
Debt issuance costs, net	1,376,321	1,202,123
Deposits	537,343	503,510
Other assets	236,667	516,670
Goodwill	56,227,552	56,227,552

Total assets	$102,364,796	$103,279,784

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term debt and capital lease
obligations	$4,601,620	$4,046,000
Accounts payable and accrued expenses	7,311,570	6,789,000
Accrued facility shutdown and deferred rent	365,713	932,604

Total current liabilities	12,278,903	11,767,604

Deferred rent	1,980,027	2,565,256
Long-term debt and capital lease obligations	49,607,894	52,432,290

Total liabilities	63,866,824	66,765,150

Commitments and contingencies
Members’ equity:
Members’ capital	27,924,490	26,924,490
Senior equity	18,000,000	18,000,000
Accumulated deficit	(7,426,518)	(8,409,856)

Total members’ equity	38,497,972	36,514,634

Total liabilities and members’ equity	$102,364,796	$103,279,874

See accompanying notes to consolidated financial statements.

4

FMI Holdco I LLC and Subsidiary

Consolidated Statements of Operations and Accumulated Deficit

Year ended December 31,	2005	2004

Revenue	$117,857,364	$98,317,940
Direct expenses:
Direct expenses excluding depreciation	91,413,970	78,960,727
Gain on disposition of fixed assets	(3,000)	(39,801)
Facility shutdown and other costs	641,480	2,182,537
Depreciation expense	2,489,971	2,566,256
Amortization expense	3,020,859	3,067,725
General and administrative expenses	11,887,802	9,586,384

Income from operations	8,406,282	1,994,112

Other income (expense):
Interest income	10,672	435
Interest expense and bank fees	(7,327,417)	(6,421,245)

Total other expense	(7,316,745)	(6,420,810)

Income (loss) before income tax provision	1,089,537	(4,426,698)
Income tax provision	106,199	78,154

Net income (loss)	983,338	(4,504,852)
Accumulated deficit, beginning of the year	(8,409,856)	(3,905,004)

Accumulated deficit, end of year	$(7,426,518)	$(8,409,856)

See accompanying notes to consolidated financial statements.

5

FMI Holdco I LLC and Subsidiary

Consolidated Statements of Cash Flows

Year ended December 31,	2005	2004

Cash flows from operating activities:
Net income/(loss)	$983,338	$(4,504,852)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	2,489,971	2,566,256
Amortization of intangibles	3,020,859	3,067,725
Provision for facility shutdown	-	1,989,422
Loss on write-down of fixed asset	-	193,115
Gain on disposition of fixed assets	(3,000)	(39,801)
Write-off of debt issuance cost	1,123,535	-
Changes in operating assets and liabilities:
Accounts receivable	(2,556,049)	(1,807,422)
Prepaid expenses and other current assets	136,904	(913,029)
Deposits	(33,833)	(262,575)
Accounts payable and accrued expenses	(629,551)	1,444,269

Net cash provided by operating activities	4,532,174	1,733,108

Cash flows from investing activities:
Long-term debt proceeds and cash used to fund acquisition	-	(575,134)
Purchase of property and equipment	(1,493,781)	(2,559,435)
Proceeds from the disposition of fixed assets	3,000	44,073

Net cash used in investing activities	(1,490,781)	(3,090,496)

Cash flows from financing activities:
Repayment of long-term debt and capital lease obligations	(31,779,364)	(6,168,694)
Proceeds from long-term debt	35,000,000	713,699
Proceeds from sale-leaseback transaction	-	2,125,696
Debt issuance cost	(1,689,866)	-
Net borrowings (repayments) under revolving line of credit	(5,935,000)	4,435,000
Equity contributions	1,000,000	422,430

Net cash provided by (used in) financing
activities	(3,404,230)	1,528,131

Net increase (decrease) in cash and cash equivalents	(362,837)	170,743
Cash and cash equivalents, beginning of year	1,943,050	1,772,307

Cash and cash equivalents, end of year	$1,580,213	$1,943,050

See accompanying notes to consolidated financial statements.

6

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

1	.	Summary of	Principles of Consolidation
		Significant	The accompanying consolidated financial statements include the
		Accounting	accounts of FMI Holdco I LLC, and its wholly-owned subsidiary
		Principles	FMI International LLC, (collectively the “Company” or “FMI”).
All intercompany balances and transactions have been eliminated.
Nature of Business
The Company is a full service logistics and supply chain
management service provider to the retail industry. The Company offers ocean and air freight forwarding; local trucking services in the New York and Los Angeles metropolitan markets; line haul truck load services throughout the continental 48 states; and
warehousing, consolidation, distribution and marketing services in the New York, Los Angeles and Miami markets.
Member Equity
At December 31, 2005, members’ equity is comprised of
$27,924,490 ($26,924,490 at December 31, 2004) of members’
capital (Series “A” Preferred and common units), $18,000,000 of
Senior Equity (PIK Preferred) and a $36,120,000 Super Preferred
unit which eliminates against a note from the majority member in the same amount.
Super Preferred Unit: This instrument will receive allocation of profits to offset the note until the full $36,120,000 plus
12.5% (Super Preferred Return) per annum has been repaid.
PIK Preferred: These units will receive allocation of profits after the Super Preferred payout until the capital and
preferred return of 15% is paid. After these amounts are paid,
PIK Preferred members will have ownership to the extent of
their common units.
Preferred Units and Common Units: The holders of preferred
units will receive profits in proportion to units plus 8% and common units will be paid thereafter.
Losses are allocated in the reverse order of profits.

7

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Intangible Assets

Intangible assets are stated net of accumulated amortization. Amortization is computed by using the straight-line method based upon the following estimated useful lives of the assets:

Internally developed software	3	years
Customer list	10	years
Debt issuance costs	Term of agreement

Revenue Recognition

Revenue is recognized as services are rendered to customers and collection is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, other current assets, accounts payable, and accrued expenses approximate fair value because of the current maturity of these items.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful lives of the assets:

Office, computer and communication equipment	3 - 5	years
Transportation equipment	5 - 7	years
Leasehold improvements	Term of lease or
useful life of the
related asset,
whichever is
shorter
Warehouse and terminal equipment	7	years

8

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Concentration of Credit Risk

The Company, at times, has balances with financial institutions in excess of the FDIC limits. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of investment risk exists with respect to cash or cash equivalents.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers financial condition while generally requiring no collateral.

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

At December 31, 2005 approximately 13% and 5% of net accounts receivable and at December 31, 2004 approximately 16% and 15% of net accounts receivable are due from two customers, respectively.

The Company generated approximately 18% and 13% of its revenues for the year ended December 31, 2005 and 19% and 8% of its revenues for the year December 31, 2004 from two customers, respectively.

9

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Income Taxes

In lieu of Federal corporation income taxes, the members of an LLC include their proportionate share of the Company’s taxable income or net operating loss in their individual income tax returns. Certain minimum state taxes have been recorded for the period.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the December 31, 2004 financial statements were reclassified to conform with the December 31, 2005 presentation.

Self-Insurance

The Company is primarily self-insured for auto, workers’ compensation and general liability costs. Self-insurance liabilities are determined based on claims filed and estimates for claims incurred but not reported. The majority of these liabilities are not discounted due to their short term nature.

10

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” This statement is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees.” This statement establishes standards for the accounting for transactions in which the entity exchanges its equity instruments for goods or services, primarily focusing on the accounting for transactions in which an entity obtains employee services in shared-based payment transactions. Companies will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide service, the requisite service period (usually the vest period), in exchange for the award the grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grand date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair vale of the original award immediately before the modification. SFAS No. 123R will be effective for periods beginning after December 15, 2005 and allows its several alternative transition methods. Accordingly we will adopt SFAS No. 123R in fiscal year 2006. The Company is still evaluating the adoption of the provisions of SFAS No. 123R as to whether it will have a material effect on the Company’s financial statements.

11

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

2.	Financial Results and Liquidity

3.	Goodwill and Other Intangibles

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151 (“SFAS 151”), Inventory Costs, an amendment of ARB N. 43, Chapter 4. SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current period charges in all circumstances. In addition, this statement requires that allocations of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. SFAS 151 will be adopted beginning January 1, 2006. The Company believes that the adoption of SFAS 151 will not have a material impact on the Company’s financial statements.

As of December 31, 2005, the Company has approximately $1,600,000 in cash and cash equivalents and working capital of approximately $5,810,000. As discussed in Footnote 5, the Company refinanced its debt on April 1, 2005. The Refinance converted certain current liabilities into long-term obligations and substantially reduced the quarterly principal repayments and monthly interest rate.

The changes in the carrying amount of goodwill for the year ended December 31, 2005 and December 31, 2004 are as follows:

	2005	2004

Balance at January 1,	$56,227,552	$55,827,552
Purchase price allocated to
goodwill during the year	-	400,000

Balance at December 31,	$56,227,552	$56,227,552

12

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Intangible assets at December 31, 2005 and 2004 are as follows:

December 31, 2005:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software	1,320,000	1,083,333	236,667
Customer list	23,480,488	6,356,359	17,124,129
Debt issuances	1,569,866	193,545	1,376,321

Total	$28,970,354	$7,633,237	$21,337,117

December 31, 2004:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software	1,200,000	683,330	516,670
Customer list	23,480,487	4,007,641	19,472,846
Debt issuances	1,729,047	526,924	1,202,123

Total	$29,009,534	$5,217,895	$23,791,639

As a result of the Refinance, the debt issuance costs related to the Company’s debt placement of April 15, 2003 of approximately $1,123,535 were written off during fiscal year 2005 and recorded in interest expense and bank fees on the accompanying consolidated statement of operations and accumulated deficit. Amortization expense for the year ended December 31, 2005 and December 31, 2004 totaled $3,020,859 and $3,067,725, respectively.

13

			FMI Holdco I LLC and Subsidiary

			Notes to Consolidated Financial Statements

			The estimated aggregate amortization expense for each of the next
			five years ending December 31, are as follows:

			2006		$2,723,448
			2007		2,606,781
			2008		2,606,781
			2009		2,606,781
			2010		2,606,781

			Goodwill and other intangibles are tested for impairment annually,
			or on an interim basis if an event occurs or circumstances change
			that would likely reduce the fair value of the goodwill or other
			intangibles below their carrying values. The fair value of goodwill
			and other indefinite life intangibles was estimated using the
			present value of future cash flows. There was no impairment of
			goodwill and other intangibles for the years ended December 31,
			2005 and December 31, 2004.

4	.	Property and	Major classes of property and equipment consist of the following:
		Equipment

			December 31,	2005	2004

			Office and computer equipment	$1,875,320	$1,363,402
			Transportation equipment	3,318,023	3,399,867
			Leasehold improvements	820,668	478,344
			Communication equipment	167,381	167,381
			Warehouse and terminal equipment	6,242,681	4,980,985
			Construction in progress	-	111,732

				12,424,073	10,501,711
Less: accumulated depreciation and
			amortization	5,648,019	3,175,048

			Total	$6,776,054	$7,326,663

					14

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

Depreciation expense for the year ended December 31, 2005 and December 31, 2004 totaled $2,489,971 and $2,566,256, respectively.

Capital leases included in property and equipment consist of the following:

Year ended December 31,	2005	2004

Capital leases beginning of year	$3,526,001	$1,549,219
Add: Fixed assets acquired
through capital leases	445,581	2,173,546
Less: Capital leases fully
amortized	(218,822)	(196,764)

Capital leases end of year	3,752,760	3,526,001
Accumulated depreciation	(1,111,448)	(918,429)

Net book value of capital leases	$2,641,312	$2,607,572

Depreciation expense for capital leases for the years ended December 31, 2005 and December 31, 2004 totaled $411,841 and $454,774, respectively.

As of December 31, 2005 the Company has entered into purchase commitments for IT equipment for $187,160; 60 tractors for $5,865,455; and, 30 trailers for $707,940. Approximately half of the tractor commitment is to replace units coming off operating leases. The Company expects to finance these commitments, through capital leases, operating leases and in some instances cash purchases.

15

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

5	.	Debt and Capital
Lease Obligations

2005 Senior Debt Refinancing

On April 1, 2005, the Company completed a refinancing (the “Refinance”) of its senior credit facility by executing a new $45.0 million Loan and Security Agreement with a bank group led by GMAC Commercial Finance LLC (the “GMAC Facility”). Proceeds were used to retire the Company’s existing senior indebtedness, to replace the Company’s outstanding letters of credit, to pay certain fees and expenses related to the Refinance, and the excess for general corporate purposes. The GMAC Facility includes a revolving loan (the “Revolver”) and (3) senior term loans (collectively, the “Term Loans”) as follows:

Revolver		$10,000,000
Term Loan A (“TLA”)		17,875,000
Term Loan B	(“TLB”)	9,625,000
Term Loan C	(“TLC”)	7,500,000	*

Total		$45,000,000

*Includes bank fees and other related debt issuance costs of approximately $1,400,000

The GMAC Facility is secured by a lien on substantially all of the Company’s personal property and assets, and has a scheduled maturity of September 14, 2009. The Revolver and TLC require payments of interest only. TLA and TLB require quarterly principal payments effective September 30, 2005. Regular interest payments are required pursuant to the applicable interest rate elections (i.e. prime- or libor-based). As of December 31, 2005, Libor (1 mo.) stood at 4.39% and prime was 7.25% .

The Revolver is available for direct borrowings and letters of credit. Borrowings are limited to the lesser of (a) $10.0 million less outstanding letters of credit; and, (b) a borrowing base calculated on 85% of the Company’s eligible accounts receivable. There is a $5.5 million sub-limit for letters of credit.

16

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

	Applicable Interest	Applicable Interest
	Margin for Base	Margin for Libor
Loan	Rate Loans	Rate Loans

Revolver	2.75%	3.75%
TLA	2.75%	3.75%
TLB	3.25%	4.25%
TLC*	2.25%	3.25%

* Effective April 1, 2006, the applicable margin for TLC shall increase to 3.25% for Base Rate Loans and 4.25% for Libor Rate Loans

In addition to the 2005 refinancing, the 2003 subordinated note of $18,545,000 remains outstanding at December 31, 2005. This note has a term of 84 months (due at maturity in one principal payment) with interest due monthly at 13%.

At December 31, 2005, there were no direct borrowings outstanding on the Revolver while $5,205,410 of letters of credit were issued and outstanding.

As part of the Refinance, the Members contributed $1,000,000 of capital and entered into a Capital Call Agreement (the “Capital Call”) providing for a future investment in the Company to the extent the Company fails to meet certain financial targets. Under the terms of the Capital Call, to the extent the Company’s Senior Leverage Ratio, as defined therein, exceeds a ratio of 2.5 to 1.0 upon the delivery of the Company’s fiscal 2005 financial statements, the Company’s Members will invest cash in equity securities of the Company in an amount equal to the lesser of (a) $7.5 million and (b) the amount required to reduce the Senior Debt of the Company such that the Senior Leverage Ratio calculated on a pro forma basis (as defined by the agreement) equals 2.5 to 1.0.

At December 31, 2005, the Company’s Senior Leverage Ratio per the Capital Call Agreement was 2.67. The lenders agreed to amend the Capital Call Agreement as of December 31, 2005 waiving any required payment, and extending the Capital Call Agreement to December 31, 2006.

17

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

On March 31, 2005, the Company entered into an amendment to its April 15, 2003 Note and Equity Purchase Agreement (the “Second Note Agreement Amendment”) to waive certain defaults under the agreement, to permit the Refinancing, and to adjust certain financial covenants of the subordinated note to comply with the senior debt covenants.

Prior to the Senior Debt Refinancing

Up to the date of the Refinance, the Company had a revolving line of credit with a bank group providing up to $10,500,000 for direct borrowings and letters of credit (including a $5.0 million limit for letters of credit). Interest was payable monthly at Libor (2.4% at December 31, 2004) plus 6.5% . This facility was collateralized by substantially all of the Company’s assets. The facility was paid off and retired on April 1, 2005 in connection with the Refinance. On the date of the Refinance, this facility had outstanding $5,935,000 of direct borrowings and $4,560,249 of letters of credit. The bank group also provided non-revolving senior term loans and a subordinated note. At the time of the Refinance, the term loans had a combined principal balance of $27,645,000, and the subordinated note had a principal balance of $18,545,000. Term Loans ‘A’ and ‘B’ were paid off in connection with the Refinance, and the subordinated note remained in place.

Old Term Loan	‘A’	$14,495,000
Old Term Loan	‘B’	13,150,000
*Subordinated Note		18,545,000

Total		$46,190,000

*Terms were materially unchanged by refinancing.

18

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31,		2005	2004

Revolving Line of Credit		$-	N/A
Old Revolving Line of Credit		N/A	5,935,000
Term Loan ‘A’		16,087,500	N/A
Old Term Loan ‘A’		N/A	15,610,000
Term Loan ‘B’		9,577,000	N/A
Old Term Loan ‘B’		N/A	13,400,000
Term Loan ‘C’		7,500,000	N/A
Subordinated Note		18,545,000	18,545,000
Notes Payable and Capital Lease
Obligations, financial institutions,
with monthly installments	of
principal, including interest	at
various rates ranging from 4.3% to
12.1% through 2006, collateralized
by equipment.		2,500,014	2,988,290

Total		54,209,514	56,478,290
Less: current portion		4,601,620	6,305,633
Short term loans refinanced to long
term		-	(2,259,633)

Adjusted current portion		4,601,620	4,046,000

Adjusted long term portion		$49,607,894	$52,432,290

Aggregate amounts of long-term debt and capital lease obligations maturing in each of the years ending December 31, are as follows:

2006	$4,601,622
2007	4,406,697
2008	4,325,575
2009	22,330,620
2010	18,545,000

Total	$54,209,514

19

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

				Scheduled Principal Amortization

					Total				Principal due
					Principal	Quarterly Principal Payments			at Maturity

				TLA	$17,875,000	$894,000			$3,575,000
						(September 30, 2005 - June 30, 2009)
				TLB	9,625,000	$24,000			9,241,000
						(September 30, 2005 - June 30, 2009)
				TLC	7,500,000	Not applicable		*	7,500,000

				* supported by the Capital Call Agreement defined herein

6	.	Commitments	and	Reserve for Insurance Losses
		Contingencies		The Company participates in a high deductible insurance program
				for certain insurable risks consisting primarily of auto, workers’
				compensation, general liability and health insurance. Based on
				estimates of the aggregate liability for claims incurred, a provision
				for the deductible portion of the claims is recorded and revised
				annually. These losses are collateralized by cash balances and letters
				of credit.
				The activity in the self-insurance liability for each of the years
				ended December 31 was as follows:

							2005		2004

				Reserve, beginning of period			$1,086,937		$836,031
				Expense			2,836,616		1,672,978
				Payments			2,535,579		1,422,072

				Reserve, end of period			$1,387,974		$1,086,937

20

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

7	.	Supplemental
Cash Flow
Disclosures

8. Leases

Cash paid during the year ended	December 31,	2005	and
December 31, 2004 for:

	2005	2004

Interest	$5,858,281	$5,825,949

Taxes	$110,439	$73,914

Non-cash investing and financing
Capital leases	$445,581	$2,173,546

In 2004 the Company entered into a sale-leaseback agreement for equipment totaling $2,125,696. The Company realized no gain or loss on the transaction.

The Company leases various facilities and equipment in accordance with non-cancelable operating lease agreements, which expire at various dates through 2010. Total rent expense for the years ended December 31, 2005 and December 31, 2004 amounted to $14,813,684 and $14,002,287, respectively.

21

				FMI Holdco I LLC and Subsidiary

				Notes to Consolidated Financial Statements

			Future minimum lease payments required under non-cancelable
			leases in each of the years ending December 31, are as follows:

						Capital Leases	Operating Leases

			2006			$878,080	$13,378,895
			2007			626,837	12,397,605
			2008			519,438	11,735,123
			2009			124,926	7,707,358
			2010			-	7,222,243
			Thereafter			-	6,474,062

			Total future minimum lease
			payments			$2,149,281	$58,915,286

			Less:	amount	representing
			interest			151,030

			Present value of future net
			minimum lease payments			$1,998,251

			Effective March 1, 2006, FMI subleased its San Pedro warehouse
			facility to a third party for a (33) month term. The sublease will
			generate approximately $4,300,000 of rental income over the term
			which will be recorded as an offset to rental expense.

9	.	401(k)/Profit-	The Company’s 401(k)/profit sharing plan covers substantially all
		Sharing Plan	eligible full-time employees. Employer contributions for the
			401(k)					portion are $0.25 per $1.00 for participating employees up
			to 4% of salary, while employer contributions for the profit
			sharing portion are discretionary. Contributions for the years
			ended December 31, 2005 and December 31, 2004 amounted to
$375,000 and $330,436, respectively.

22

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

10	.	Facility	In 2004, management approved a plan (“Plan”)					to shutdown a
		Shutdown	warehouse facility in an effort to improve operating efficiencies.
			The Plan provided for the closing of its Carson, California
			warehouse. The Plan expenses include impairment of fixed assets
			and lease costs (net of estimated sublease rentals) related to the
			shutdown of the facility. Effective April 1, 2005, the Company
			entered into a sublease agreement with a third party to occupy the
			entire facility through July 2007, the termination date of the
			underlying lease. In accordance with SFAS 146, “Accounting for
			Costs Associated with Exit or Disposal Activities,” Plan expenses
			are recorded net of the sublease payments as of July 1, 2004 (the
			cease-use date).
			For the year ended December 31, 2004, the Company recorded the
			following:

				2004	2005 Usage		2005 Expense

			Lease expense	$1,166,578	$(1,166,578)		$-
			Impairment of fixed assets	193,115	(193,115)		-
			Accrued facility shutdown (net
			estimated sub-lease rentals)	822,844	(1,464,324)	*	641,480

			Total facility shutdown
			expenses	$2,182,537	$(2,824,017)		$641,480

			*Represents amounts incurred in excess of estimates established in 2004,
			expensed in 2005.

11	.	Related Party	The Company paid $459,598 and $437,905 to KRG Capital during
		Transactions	the years ended December 31, 2005 and 2004, respectively. These
			fees were ongoing financial and managerial consulting fees. KRG
			has a controlling interest in FMI Holdco LLC.

			In 2004, certain members purchased the Carteret facility and
			assumed the existing lease which expires in 2009. Payments to the
			members under this lease totaled $1,904,543 and $676,258 in 2005
			and 2004, respectively.
			As previously noted in Footnote 1, certain members contributed
			$1,000,000 of additional equity as part of the Refinance.

23

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

12	.	Option	On April 15, 2003 the Company established the 2003 Unit Plan
		Agreements	(“2003 Plan”). The 2003 Plan provides for the granting of
			incentive stock options to purchase common units of the
			Company, to eligible persons (as defined by the 2003 Plan) at a
			price not less than the fair market value of the common units at the
			date of grant. The common units will be granted at the sole
			discretion of the Board of Directors. The maximum number of
			units available for the issuance under the 2003 Plan as of
			December 31, 2005 and 2004 is 350,000		and 350,000,
			respectively. The options contained tiered vesting and are only
			exercisable upon the sale of the Company or a qualified event such
			as an IPO (as defined in the 2003 Plan). Options expire ten years
			from the date of grant.

				Weighted average –
			December 31, 2005	Shares	exercise price

			Outstanding at January 1, 2005	307,500	$0.02
			Granted	23,875	0.02

			Outstanding at December 31,
			2005	331,375	$0.02

			Weighted-average fair value of
			options granted during the
			year	$0.02

			Options available for future
			grant	18,625

				Weighted average –
			December 31, 2004	Shares	exercise price

			Outstanding at January 1, 2004	250,000	$0.02
			Granted	57,500	0.02

			Outstanding at December 31,
			2004	307,500	$0.02

			Weighted-average fair value of
			options granted during the
			year	$0.02

			Options available for future
			grant	42,500

24

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements

The following table summarizes information about the stock
options outstanding at December 31, 2005:

Weighted Average
Remaining
Contractual Life (in
			Exercise Price	Number Outstanding	years)

			$0.02	331,375	8

On April 15, 2003 the company established the Special Bonus
Plan (“Bonus Plan”). The Bonus Plan provides for equivalent
shares to eligible persons (as defined by the 2003 Plan). The equivalent shares will be granted at the sole discretion of the
Board. The awards contain tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as IPO (as
			defined in the Bonus Plan). On December		31, 2005, 715,000
shares have been awarded.

13	.	Restatement	The consolidated financial statements have been adjusted to reflect a correction of an error for the under-accrual of vacation pay in connection with the 2003 purchase accounting. The effect of the correction was to increase goodwill and accounts payable and accrued expenses as of December 31, 2003 and for each of the years presented in the accompanying balance sheets. There were no changes to the consolidated statements of operations and
accumulated deficit.

25

FMI Holdco I LLC and Subsidiary

Consolidated Financial Statements

For the Six Months Ended June 30, 2006 and June 30, 2005

FMI Holdco I LLC and Subsidiary

Consolidated Financial Statements

For the Six Months Ended June 30, 2006 and June 30, 2005

1

FMI Holdco I LLC and Subsidiary

Contents
Independent accountants' review report	3

Unaudited consolidated financial statements:
Balance sheets	4
Statements of operations and accumulated deficit	5
Statements of cash flows	6
Notes to financial statements	7-22

2

Independent Accountants’ Review Report

FMI Holdco I LLC

Carteret, New Jersey

We have reviewed the accompanying consolidated balance sheets of FMI Holdco I LLC and subsidiary as of June 30, 2006 and 2005 and the related consolidated statements of operations and accumulated deficit, stockholders' equity, and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of FMI Holdco I LLC and subsidiary.

A review consists principally of inquiries of company personnel and analystical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ BDO Seidman, LLP

Woodbridge, New Jersey
September 21, 2006

3

FMI Holdco I LLC and Subsidiary

Consolidated Balance Sheets (unaudited)

June 30,	2006	2005

Assets
Current:
Cash and cash equivalents	$1,776,442	$748,038
Accounts receivable (net of allowance for doubtful accounts
of $672,112 and $513,447, respectively)	12,344,153	15,262,051
Prepaid expenses and other current assets	2,408,530	2,252,394

Total current assets	16,529,125	18,262,483

Property and equipment, net	6,361,380	6,983,490
Trademark	2,600,000	2,600,000
Customer list, net	16,511,595	18,208,785
Debt issuance costs, net	685,291	1,434,894
Other assets	207,018	463,068
Deposits	627,441	531,446
Goodwill	56,227,552	56,227,552

Total assets	$99,749,402	$104,711,718

Liabilities and Members’ Equity
Current liabilities:
Revolving line of credit	$-	$2,500,000
Current portion of long-term debt and capital lease
obligations	4,512,799	4,516,633
Accounts payable and accrued expenses	7,029,277	6,720,640
Accrued facility shutdown and deferred rent	476,544	296,208

Total current liabilities	12,018,620	14,033,481

Deferred rent	1,715,229	2,118,924
Long-term debt and capital lease obligations	46,885,269	51,673,160

Total liabilities	60,619,118	67,825,565

Commitments and contingencies
Members’ equity:
Members’ capital	27,924,490	27,924,490
Senior equity	18,000,000	18,000,000
Accumulated deficit	(6,794,206)	(9,038,337)

Total members’ equity	39,130,284	36,886,153

Total liabilities and members’ equity	$99,749,402	$104,711,718

See accompanying notes to consolidated financial statements. (unaudited)

4

FMI Holdco I LLC and Subsidiary

Consolidated Statements of Operations and Accumulated Deficit

(unaudited)

Six Months Ended June 30,	2006	2005

Revenue	$52,709,659	$54,917,845
Direct expenses:
Direct expenses excluding depreciation	40,735,502	42,564,776
Gain on disposition of fixed assets	(611)	(3,000)
Facility shutdown and other costs	84,503	-
Amortization expense	1,383,705	1,562,593
Depreciation expense	875,280	1,225,744
General and administrative expenses	6,066,165	5,614,621

Income from operations	3,565,115	3,953,111

Other income (expense):
Interest income	25,760	-
Interest expense and bank fees	(2,868,865)	(4,541,247)

Total other expense	(2,843,105)	(4,541,247)

Income (loss) before income tax provision	722,010	(588,136)
Income tax provision	89,698	40,345

Net income (loss)	632,312	$(628,481)
Accumulated deficit, beginning of the year	(7,426,518)	(8,409,856)

Accumulated deficit, end of period	$(6,794,206)	$(9,038,337)

See accompanying notes to consolidated financial statement. (unaudited).

5

FMI Holdco I LLC and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

Six Months Ended June 30,	2006	2005

Cash flows from operating activities:
Net income/(loss)	$632,310	$(628,476)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation	875,280	1,225,744
Amortization of intangibles	1,383,705	1,562,593
Gain on disposition of fixed assets	(611)	(3,000)
Write-off of debt issuance cost	-	1,123,535
Changes in operating assets and liabilities:
Accounts receivable	1,353,420	(4,120,527)
Prepaid expenses and other current assets	(199,583)	93,454
Deposits	(90,099)	(27,935)
Deferred rent	(153,967)	(40,368)
Accounts payable and accrued expenses	(282,291)	(1,110,726)

Net cash provided by operating activities	3,518,164	(1,925,706)

Cash flows from investing activities:
Purchase of property and equipment	(434,606)	(789,814)
Proceeds from the disposition of fixed assets	611	3,000

Net cash used in investing activities	(433,995)	(786,814)

Cash flows from financing activities:
Repayment of long-term debt and capital lease obligations	(2,338,076)	(29,210,144)
Proceeds from long-term debt	-	35,000,000
Prepayment of senior debt pursuant to excess cash flow agreement	(499,370)
Debt issuance cost	(50,494)	(1,837,347)
Net repayments under revolving line of credit	-	(3,435,000)
Equity contributions	-	1,000,000

Net cash provided by (used in) financing activities	(2,887,940)	1,517,509

Net increase (decrease) in cash and cash equivalents	196,229	(1,195,011)
Cash and cash equivalents, beginning of year	1,580,213	1,943,049

Cash and cash equivalents, end of period	$1,776,442	$748,038

See accompanying notes to consolidated financial statement.(unaudited).

6

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

1	.	Summary of
Significant
Accounting
Principles

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FMI Holdco I LLC, and its wholly-owned subsidiary FMI International LLC, (collectively the “Company” or “FMI”). All intercompany balances and transactions have been eliminated in consolidation.

Nature of Business

The Company is a full service logistics and supply chain management service provider to the retail industry. The Company offers ocean and air freight forwarding; local trucking services in the New York and Los Angeles metropolitan markets; line haul truck load services throughout the continental 48 states; and warehousing, consolidation, distribution and marketing services in the New York, Los Angeles and Miami markets.

Member Equity

At June 30, 2006 members’ equity is comprised of $27,924,490 of members’ capital (Series “A” Preferred and common units), $18,000,000 of Senior Equity (PIK Preferred) and a $36,120,000 Super Preferred unit which eliminates against a note from the majority member in the same amount.

Super Preferred Unit: This instrument will receive allocation of profits to offset the note until the full $36,120,000 plus 12.5% (Super Preferred Return) per annum has been repaid. PIK Preferred: These units will receive allocation of profits after the Super Preferred payout until the capital and preferred return of 15% is paid. After these amounts are paid, PIK Preferred members will have ownership to the extent of their common units.

Preferred Units and Common Units: The holders of preferred units will receive profits in proportion to units plus 8% and common units will be paid thereafter.

Losses are allocated in reverse order of profits.

7

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

During the six months ended June 30, 2005 the members contributed $1,000,000 of capital in conjunction with the bank refinancing (see Footnote 5).

Intangible Assets

Intangible assets are stated net of accumulated amortization. Amortization is computed by using the straight-line method based upon the following estimated useful lives of the assets:

Internally developed software	3	years
Customer list	10	years
Debt issuance costs	Term of agreement

Revenue Recognition

Revenue is recognized as services are rendered to customers and collection is reasonably assumed.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by using the straight-line and accelerated methods based upon the following estimated useful lives of the assets:

Office, computer and communication
equipment	3 - 5	years
Transportation equipment	5 - 7	years
Leasehold improvements	Term of lease or
useful life of
related asset,
whichever is
shorter
Warehouse and terminal equipment	7	years

8

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

Concentration of Credit Risk

The Company, at times, has balances with financial institutions in excess of the FDIC limits. The Company limits the amount of exposure with any one financial institution and believes that no significant concentration of investment risk exists with respect to cash or cash equivalents.

Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs ongoing credit evaluations of those customers financial condition while generally requiring no collateral.

The Company provides an allowance for doubtful accounts based on specifically identified amounts that are deemed to be uncollectible. In addition, an allowance is provided based on historical experience and assessments of the general financial conditions affecting the customer base. The Company has a limited number of customers with individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customer’s credit worthiness or other matters affecting the collectibility of amounts due from such customers, could have a material affect on the Company’s results of operations in the period in which such changes or events occur. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

At June 30, 2006 approximately 24% and 12% of accounts receivable and at June 30, 2005 approximately 17% and 6% are due from two customers, respectively.

The Company generated approximately 27% and 16% of its revenues for the six months ended June 30, 2006 and 18% and 14% of its revenues for the six months ended June 30, 2005 from two customers, respectively.

9

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

Income Taxes

In lieu of Federal corporation income taxes, the members of an LLC include their proportionate share of the Company’s taxable income or net operating loss in their individual income tax returns. Certain minimum state taxes have been recorded for the period.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” SFAS 144 provides guidance on how long-lived assets used as part of a group should be evaluated for impairment, establishes criteria for when long-lived assets are held for sale, and prescribes the accounting for long-lived assets that will be disposed of other than by sale.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the June 30, 2005 financial statements were reclassified to conform with the June 30, 2006 presentation.

Self-Insurance

The Company is primarily self-insured for auto, workers’ compensation and general liability costs. Self-insurance liabilities are determined based on claims filed and estimates for claims incurred but not reported. The majority of these liabilities are not discounted due to their short term nature.

10

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, “Share-Based Payment.” This statement is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees.” This statement establishes standards for the accounting for transactions in which the entity exchanges its equity instruments for goods or services, primarily focusing on the accounting for transactions in which an entity obtains employee services in shared-based payment transactions. Companies will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide service, the requisite service period (usually the vest period), in exchange for the award the grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grand date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. SFAS No. 123R is effective for periods beginning after December 15, 2005 and allows its several alternative transition methods. The Company adopted SFAS No. 123R on January 1, 2006. The adoption of SFAS No. 123R did not have a material effect on the Company’s financial statements.

2	.	Financial Results	As of June 30, 2006, the Company has approximately $1.8 million
		and Liquidity	in cash and cash equivalents and working capital of approximately
$4.6 million. As discussed in Footnote 5, the Company refinanced its debt on April 1, 2005. The Refinance converted certain current liabilities into long-term obligations and substantially reduced the quarterly principal repayments and monthly interest rate.

11

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

3	.	Goodwill and
Other Intangibles

June 30, 2006:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software	1,365,487	1,158,469	207,018
Customer list	23,420,000	6,908,405	16,511,595
Debt issuances	1,635,360	950,069	685,291

Total	$29,020,847	$9,016,943	$20,003,904

June 30, 2005:

		Accumulated	Net Carrying
	Cost	Amortization	Value

Trademark	$2,600,000	$-	$2,600,000
Software & Other	1,395,487	932,419	463,068
Customer list	23,420,000	5,211,215	18,208,785
Debt issuances	1,466,231	31,337	1,434,894

Total	$28,881,718	$6,174,971	$22,706,747

As a result of the 2005 Refinance, the debt issuance costs related to the Company’s debt placement of April 1, 2003 of approximately $1,123,535 were written off during the six months ended June 30, 2005 and recorded as interest expense and bank fees on the accompanying Consolidated Statement of Operations and Accumulated Deficit.

Amortization expense for the six months ended June 30, 2006 and June 30, 2005 totaled $1,383,705 and $1,562,593, respectively.

12

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

			The estimated aggregate amortization expense for six months
			ending December 31, 2006 and each of the next four years ending
			December 31, are as follows:

			2006			$1,383,705
			2007			2,617,547
			2008			2,617,547
			2009			2,617,547
			2010			2,617,547

			Goodwill and other intangibles are tested for impairment annually,
			or on an interim basis if an event occurs or circumstances change
			that would likely reduce the fair value of the goodwill or other
			intangibles below their carrying values. The fair value of goodwill
			and other indefinite life intangibles was estimated using the
			present value of future cash flows. There was no impairment of
			goodwill and other intangibles for the six months ended June 30,
			2006	.

4	.	Property and	Major classes of property and equipment consist of the following:
		Equipment

			June 30,		2006	2005

			Office and computer equipment		$1,959,816	$1,677,128
			Transportation equipment		3,372,663	3,318,023
			Leasehold improvements		824,337	478,344
			Communication equipment		167,381	167,381
			Warehouse and terminal equipment		6,491,736	5,222,718
			Construction in progress		-	503,688

					12,815,933	11,367,282
Less: accumulated depreciation and
			amortization		6,454,553	4,383,792

			Total		$6,361,380	$6,983,490

						13

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

			Depreciation expense for the six months ended June 30, 2006 and
			2005 totaled $875,280 and $1,225,744, respectively.
			Capital leases included in property and equipment consist of the
			following:

			Six Months ended June 30,	2006	2005

			Capital leases beginning of year	$3,752,760	$3,526,001
			Add: Fixed assets acquired
			through capital leases	26,000	92,758
			Less: Capital leases fully
			amortized	(209,054)	(218,822)

			Capital leases end of period	3,569,706	3,399,937
			Accumulated depreciation	(1,496,909)	(1,310,430)

			Net book value of capital leases	$2,072,797	$2,089,507

			Depreciation expense for capital leases for the six months ended
			June 30, 2006 and 2005 was $254,979 and $242,853 respectively.
			At June 30, 2006 the Company had outstanding commitments to
			acquire 10 tractors for approximately $1,000,000. The Company
			expects to finance these commitments through capital leases.

5	.	Debt and Capital	2005 Senior Debt Refinancing
		Lease Obligations	On April 1, 2005, the Company completed a refinancing (the
			“Refinance”) of its senior credit facility by executing a new $45.0
			million Loan and Security Agreement with a bank group led by
			GMAC Commercial Finance LLC (the “GMAC Facility”).
			Proceeds were used to retire the Company’s existing senior
			indebtedness, to replace the Company’s outstanding letters of
			credit, to pay certain fees and expenses related to the Refinance,
			and the excess for general corporate purposes. The GMAC
			Facility includes a revolving loan (the “Revolver”) and (3) senior
			term loans (collectively, the “Term Loans”) as follows:

14

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

Revolver		$10,000,000
Term Loan A (“TLA”)		17,875,000
Term Loan B	(“TLB”)	9,625,000
Term Loan C	(“TLC”)	7,500,000	*

Total		$45,000,000

*Includes bank fees and other related debt issuance costs of approximately $1,400,000

The GMAC Facility is secured by a lien on substantially all of the Company’s personal property and assets, and has a scheduled maturity of September 14, 2009. The Revolver and TLC require payments of interest only. TLA and TLB require quarterly principal payments effective September 30, 2005. Regular interest payments are required pursuant to the applicable interest rate elections (i.e. prime- or libor-based). As of June 30, 2006 Libor (1 mo.) stood at 5.35% and prime was 8.25% .

The Revolver is available for direct borrowings and letters of credit. Borrowings are limited to the lesser of (a) $10.0 million less outstanding letters of credit; and, (b) a borrowing base calculated on 85% of the Company’s eligible accounts receivable. There is a $5.5 million limit for letters of credit.

	Applicable Interest	Applicable Interest
	Margin for Base	Margin for Libor
Loan	Rate Loans	Rate Loans

Revolver	2.75%	3.75%
TLA	2.75%	3.75%
TLB	3.25%	4.25%
TLC	3.25%	4.25%

In addition to the 2005 Refinance, the subordinated note of $18,545,000 remains outstanding at June 30, 2006. This note has a term of 84 months (due at maturity in one principal payment) with interest due monthly at 13%.

At June 30, 2006, there were no direct borrowings outstanding on the Revolver while $4,605,410 of letters of credit were issued and outstanding.

15

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

As part of the Refinance, the Members contributed $1,000,000 of capital and entered into a Capital Call Agreement (the “Capital Call”) providing for a future investment in the Company to the extent the Company fails to meet certain financial targets. Under the terms of the Capital Call as amended, to the extent the Company’s Senior Leverage Ratio, as defined therein, exceeds a ratio of 2.5 to 1.0 upon the delivery of the Company’s fiscal 2006 financial statements, the Company’s Members will invest cash in equity securities of the Company in an amount equal to the lesser of (a) $7.5 million and (b) the amount required to reduce the Senior Debt of the Company such that the Senior Leverage Ratio calculated on a pro forma basis (as defined by the Capital Call) equals 2.5 to 1.0.

At June 30, 2006 the Company’s Senior Leverage Ratio per the Capital Call was 2.75. The Term Loans require the Company to maintain certain financial and non-financial covenants. The Company was not in compliance with certain covenants at June 30, 2006 and subsequently GMAC waived the covenant requirement.

On March 31, 2005, the Company entered into an amendment to its April 15, 2003 Note and Equity Purchase Agreement (the “Second Note Agreement Amendment”) to waive certain defaults under the agreement, to permit the Refinancing, and to adjust certain financial covenants of the subordinated note to comply with the senior debt covenants.

16

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

Prior to the Senior Debt Refinancing

Up to the date of the Refinance, the Company had a revolving line of credit with a bank group providing up to $10,500,000 for direct borrowings and letters of credit (including a $5.0 million limit for letters of credit). Interest was payable monthly at Libor (2.4% at December 31, 2004) plus 6.5% . This facility was collateralized by substantially all of the Company’s assets. The facility was paid off and retired on April 1, 2005 in connection with the Refinance. On the date of the Refinance, this facility had outstanding $5,935,000 of direct borrowings and $4,560,249 of letters of credit. The bank group also provided non-revolving senior term loans and a subordinated note. At the time of the Refinance, the term loans had a combined principal balance of $27,645,000, and the subordinated note had a principal balance of $18,545,000. Term Loans ‘A’ and ‘B’ were paid off in connection with the Refinance, and the subordinated note remained in place.

Old Term Loan	‘A’	$14,495,000
Old Term Loan	‘B’	13,150,000
Subordinated Note		18,545,000

Total		$46,190,000

In April 2005, the Company repaid approximately $500,000 of senior debt principal pursuant to an excess cash flow repayment provision as measured at December 31, 2005.

17

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

June 30		2006	2005

Revolving Line of Credit		$-	$2,500,000
Term Loan ‘A’		13,800,630	17,875,000
Term Loan ‘B’		9,529,000	9,625,000
Term Loan ‘C’		7,500,000	7,500,000
Subordinated Note		18,545,000	18,545,000
Notes Payable and Capital Lease
Obligations, financial institutions,
with monthly installments	of
principal, including interest	at
various rates ranging from 4.3% to
12.1% through 2009, collateralized
by equipment.		2,023,438	2,644,793

Total		51,398,068	58,689,793
Less: current portion		4,512,799	7,016,633

Long term portion		$46,885,269	$51,673,160

Aggregate amounts of long-term debt and capital lease obligations maturing in the six months ending December 31, 2006 and the years ending December 31, are as follows:

2006				$2,269,473
2007				4,415,176
2008				4,334,757
2009				21,833,662
2010				18,545,000

Total				$51,398,068

Scheduled Principal Amortization

	Total			Principal due
	Principal	Quarterly Principal Payments		at Maturity

TLA	$17,875,000	$894,000		$3,575,000
		(September 30, 2005 - June 30, 2009)
TLB	9,625,000	$24,000		9,241,000
		(September 30, 2005 - June 30, 2009)
TLC	7,500,000	Not applicable	*	7,500,000

* supported by the Capital Call Agreement defined herein

18

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

6	.	Commitments	and	Reserve for Insurance Losses
		Contingencies		The Company participates in a high deductible insurance program
				for certain insurable risks consisting primarily of auto, workers’
				compensation, general liability and health insurance. Based on
				estimates of the aggregate liability for claims incurred, a provision
				for the deductible portion of the claims is recorded and revised
				annually. These losses are collateralized by cash balances and letters
				of credit.
				The activity in the self-insurance liability for the six months ended
				June 30, was as follows:

				June 30,	2006		2005

				Reserve, beginning of period	$1,387,974		$1,086,937
				Expense	1,853,648		2,214,019
				Payments	(2,227,746)		(1,817,900)

				Reserve, end of period	$1,013,876		$1,483,056

7	.	Supplemental		Cash paid during the six months ended June 30, 2006 and 2005
		Cash Flow		for:
		Disclosures

					2006		2005

			Interest		$2,765,580		$3,372,387

			Taxes		$87,200		$40,340

			Non-cash investing and financing
				capital leases	$26,000	$ $	92,758

8	.	Leases		The Company leases various facilities and equipment in accordance
				with non-cancelable operating lease agreements, which expire at
				various dates through 2010. Total rent expense for the six months
				ended June 30, 2006 and 2005 amounted to $6,627,586 and
				$7,334,417 respectively.

19

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

9.	401(k)/Profit- Sharing Plan

10.	Related Party Transactions

Future minimum lease payments required under non-cancelable leases for the six months ended December 31, 2006 and annually thereafter, are as follows:

	Capital Leases	Operating Leases

2006	$419,500	$12,927,393
2007	636,614	13,751,146
2008	529,216	13,084,713
2009	127,370	8,193,876
2010	-	7,222,243
Thereafter	-	6,474,062

Total future minimum lease
payments	$1,712,700	$61,653,433

Less: amount representing
interest	121,540

Present value of future net
minimum lease payments	$1,591,160

Effective March 1, 2006, FMI subleased its San Pedro warehouse facility to a third party for a (33) month term. The sublease will generate approximately $4,300,000 of rental income over the term which will be recorded as an offset to rental expense.

The Company’s 401(k)/profit sharing plan covers substantially all eligible full-time employees. Employer contributions for the 401(k) portion are $0.25 per $1.00 for participating employees up to 4% of salary, while employer contributions for the profit sharing portion are discretionary. Contributions for the six months ended June 30, 2006 and June 30, 2005 amounted to $200,004 and $187,500, respectively.

The Company paid $215,448 and $223,135 to KRG Capital during the six months ended June 30, 2006 and June 30, 2005, respectively. These fees were ongoing financial and managerial consulting fees. KRG has a controlling interest in FMI Holdco LLC.

20

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

11	.	Option
Agreements

In 2004, certain members purchased the Carteret facility and assumed the existing lease which expires in 2014. Payments to the members under this lease totaled $931,040 and $880,442 during the six months ended June 30, 2006 and June 30, 2005, respectively. On June 29, 2006, the Carteret facility was sold to an unrelated entity with the present lease remaining in place. As previously noted in Footnote 1, certain members contributed $1,000,000 of additional equity as part of The Refinance.

On April 15, 2003 the Company established the 2003 Unit Plan (“2003 Plan”). The 2003 Plan provides for the granting of incentive stock options to purchase common units of the Company, to eligible persons (as defined by the 2003 Plan) at a price not less than the fair market value of the common units at the date of grant. The common units will be granted at the sole discretion of the Board of Directors. The maximum number of units available for the issuance under the 2003 Plan as of June 30, 2006 and 2005 is 350,000. The options contained tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as an IPO (as defined in the 2003 Plan). Options expire ten years from the date of grant.

		Weighted average –
June 30, 2006	Shares	exercise price

Outstanding December 31, 2005	331,375	$0.02
Granted	0	$0.02

Outstanding at June 30, 2006	331,375	$0.02

Weighted-average fair value of
options granted during the
year	$0.02

Options available for future
grant	18,625

21

FMI Holdco I LLC and Subsidiary

Notes to Consolidated Financial Statements (unaudited)

The following table summarizes information about the stock
options outstanding at June 30, 2006:

Weighted Average
Remaining
Contractual Life (in
Exercise Price	Number Outstanding	years)

$0.02	331,375	7.5

On April 15, 2003 the company established the Special Bonus
Plan (“Bonus Plan”). The Bonus Plan provides for equivalent
shares to eligible persons (as defined by the 2003 Plan). The equivalent shares will be granted at the sole discretion of the
Board. The awards contain tiered vesting and are only exercisable upon the sale of the Company or a qualified event such as IPO (as defined in the Bonus Plan). The Company issued 715,000 shares on December 31, 2005. There were no additional shares issued in the six months ended June 30, 2006.

13	.	Facility	In 2004, management approved a plan (“Plan”) to shutdown a
Shutdown	warehouse facility in an effort to improve operating efficiencies.
The Plan provided for the closing of its Carson, California
warehouse. The Plan expenses include impairment of fixed assets and lease costs (net of estimated sublease rentals) related to the shutdown of the facility. Effective April 1, 2005, the Company entered into a sublease agreement with a third party to occupy the entire facility through July 2007, the termination date of the underlying lease. In accordance with SFAS 146, “Accounting for
Costs Associated with Exit or Disposal Activities,” Plan expenses are recorded net of the sublease payments as of July 1, 2004 (the cease-use date).
The Company incurred an additional expense of $84,503 in the six months ended June 30, 2006 related to shutdown costs. There is no accrual for shutdown expenses on the balance sheet at June 30,
2005.

22

AMERUSSIA SHIPPING COMPANY INC.
AND AFFILIATE

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder
AmeRussia Shipping Company Inc. and Affiliate

We have audited the accompanying combined balance sheets of AmeRussia Shipping Company Inc. and affiliate as of December 31, 2005 and 2004, and the related combined statements of operations, changes in stockholder's equity deficiency and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AmeRussia Shipping Company Inc. and affiliate as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

September 29, 2006

1

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED BALANCE SHEETS

	December 31,

	2005	2004

ASSETS
Current assets
Cash	$17,445	$80,834
Accounts receivable	197,545	299,873
Prepaid taxes	2,446	3,186

Total current assets	217,436	383,893

Leasehold improvements - at cost, less accumulated
amortization of $40,661 and $38,855	12,688	14,494

	$230,124	$398,387

LIABILITIES AND STOCKHOLDER'S EQUITY DEFICIENCY
Current liabilities
Loan payable, bank	$120,000	$115,481
Accounts payable and accrued expenses	159,205	339,428

Total current liabilities	279,205	454,909

Commitments

Stockholder's equity deficiency
Common stock - no par value; 1,500 shares authorized,
issued and outstanding	100	100
Accumulated deficit	(49,181)	(56,622)

	(49,081)	(56,522)

	$230,124	$398,387

See notes to combined financial statements.

2

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2005	2004

Net sales	$1,779,343	$2,362,040

Cost of sales	1,286,434	1,946,326

Gross profit	492,909	415,714

Operating expenses
General and administrative	475,098	533,714
Interest	8,570	6,501

	483,668	540,215

Income (loss) before income taxes	9,241	(124,501)

Income taxes	1,800	600

Net income (loss)	$7,441	$(125,101)

See notes to combined financial statements.

3

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY DEFICIENCY

	Common Stock		Retained
			Earnings
	Shares	Amount	(Deficit)

Balance, January 1, 2004	1,500	$100	$68,479

Net loss	-	-	(125,101)

Balance, December 31, 2004	1,500	100	(56,622)

Net income	-	-	7,441

Balance, December 31, 2005	1,500	$100	$(49,181)

See notes to combined financial statements.

4

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2005	2004

Cash flows from operating activities
Net income (loss)	$7,441	$(125,101)
Adjustments to reconcile net income (loss) to net cash
used in operating activities
Amortization	1,806	1,806
Changes in assets and liabilities
Accounts receivable	102,328	(81,406)
Prepaid taxes	740	(3,186)
Accounts payable and accrued expenses	(180,223)	(93,256)

Net cash used in operating activities	(67,908)	(301,143)

Cash flows from financing activities
Loan payable, bank	4,519	481

Net decrease in cash	(63,389)	(300,662)

Cash, beginning of year	80,834	381,496

Cash, end of year	$17,445	$80,834

Supplemental cash flow disclosures
Interest paid	$8,570	$6,501
Income taxes paid	650	3,458

See notes to combined financial statements.

5

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
AmeRussia Shipping Company Inc. (the "Company") was formed in August 1993 in the State of Delaware and is an agent that provides for worldwide marine and inland transportation and other services for steamship companies and other common carriers. The Company has an intermediary license issued by the United States Federal Maritime Commission pursuant to the Shipping Act of 1984, as a "Non-Vessel-Operating Common Carrier". The Company was headquartered in Rutherford, New Jersey and pursuant to the sale of the companies (see Notes 5 and 8), moved its office to Kenilworth, New Jersey and also maintains an office in Houston, Texas. AmeRussia, Ltd. (the "affiliate"), a Russian company owned beneficially by the same stockholder provides logistic support for the company in Russia and is located in Saint Petersburg, Russia.

Principles of Combination
The accompanying combined financial statements include the accounts of the Company and the Affiliate (the "Companies"), which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in the combination.

The Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46(R)"). FIN 46(R) requires that variable interest entities in which a company holds a variable interest and is the primary beneficiary be consolidated beginning in 2005. The Company has determined that it meets the consolidation requirements of FIN 46(R). However, it has not consolidated its variable interest entity at December 31, 2005. The Company has further determined that the adoption of FIN 46(R) would not have a material effect on its combined financial position, results of operations or cash flows.

Revenue Recognition
For the services described above, revenue is recognized upon dispatch of freight at the port of origin.

Use of Estimates
Management uses estimates and assumptions in preparing combined financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

6

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk for Cash
The Company's cash balance is maintained at one bank, and is insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000.

Accounts Receivable
Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at December 31, 2005 and 2004.

Amortization
Leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is shorter.

2 - LOAN PAYABLE, BANK

The Company had a $120,000 bank line of credit which required interest at the prime rate plus 1%. The facility was guaranteed by the sole stockholder of the Company and was secured by all of the Company's assets. Interest expense for the years ended December 31, 2005 and 2004 was $8,570 and $6,501, respectively.

The amount outstanding was repaid by the sole stockholder as part of the sale of the Companies (see Note 8) and the facility was terminated.

3 - MAJOR CUSTOMERS

Sales to three customers accounted for approximately 60% and 77% of net sales for the years ended December 31, 2005 and 2004, respectively.

4 - VENDOR AGREEMENTS

The Company enters into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company's net sales.

7

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

5 - LEASE COMMITMENTS

The Company leased its Rutherford, New Jersey office from its sole stockholder pursuant to a four-year lease terminating December 31, 2008, and also rented its Houston, Texas office from its sole stockholder pursuant to a three-year lease terminating February 28, 2008.

The Affiliate rents its Saint Petersburg, Russia office premises on a month-to-month basis from its sole stockholder.

Rent expense for the years ended December 31, 2005 and 2004 was $52,000 and $56,600, respectively.

The leases and month-to-month arrangement were terminated upon sale of the Companies (See Note 8).

6 - RELATED PARTY TRANSACTIONS

The Company provides consulting services to American Navigation International, Inc., a company affiliated through common ownership. For the year ended December 31, 2005, consulting services provided to the affiliate were $22,000.

7 - CONTINGENCIES

There is a pending action against the Company by the United States Department of Agriculture ("USDA") for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for the Company believes that the claim is not valid and will be dismissed. The Company has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying combined financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former sole stockholder.

8 - SUBSEQUENT EVENTS

Effective May 1, 2006 the sole stockholder of the Company sold all outstanding shares of the Company to a corporate entity, AMR Investments, Inc. ("AMR"). In connection with the sale, the Company purchased a $1,000,000 key-man life insurance policy on the life of the former stockholder. Also effective May 1, 2006 the sole member of the Affiliate sold 100% of its interest to AMR.

8

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

8 - SUBSEQUENT EVENTS (Continued)

In conjunction with the foregoing transactions and effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

In addition, AMR entered into employment agreements with two additional individuals to work for the Company, effective May 1, 2006 and cancelable upon 30 days notice by either the Company or the employees. The agreements contain time restrictions to prohibit the employees from competing with the Company after the termination of their employment.

In addition, AMR entered into three-year lease agreements with the former stockholder effective May 1, 2006 for the office premises and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $3,000 and $1,500 per month, respectively.

Future minimum annual rental payments are as follows:

Year Ending
December 31,

2006	$36,000
2007	54,000
2008	54,000
2009	18,000

$162,000

9

AMERUSSIA SHIPPING COMPANY INC.
AND AFFILIATE

COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2006 AND 2005

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder
AmeRussia Shipping Company Inc. and Affiliate

We have reviewed the accompanying combined balance sheets of AmeRussia Shipping Company Inc. and Affiliate as of June 30, 2006 and 2005, and the related combined statements of operations, changes in stockholder's equity and cash flows for the six months then ended. These combined financial statements are the responsibility of the Companies' management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim combined financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

October 9, 2006

1

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED BALANCE SHEETS
(UNAUDITED)

	June 30,

	2006	2005

ASSETS
Current assets
Cash	$41,976	$43,839
Accounts receivable	315,388	192,167
Prepaid taxes	3,913	14,174

Total current assets	361,277	250,180

Leasehold improvements - at cost, less accumulated
amortization of $39,758 in 2005	-	13,591

	$361,277	$263,771

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Loan payable, bank	$-	$115,672
Accounts payable and accrued expenses	304,789	121,775

Total current liabilities	304,789	237,447

Commitments

Stockholder's equity
Common stock - no par value; 1,500 shares authorized,
issued and outstanding	100	100
Additional paid-in capital	120,000	-
Retained earnings (deficit)	(63,612)	26,224

	56,488	26,324

	$361,277	$263,771

See notes to combined financial statements.

2

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Six Months Ended June 30,

	2006	2005

Net sales	$1,419,036	$1,027,255

Cost of sales	1,131,519	705,629

Gross profit	287,517	321,626

Operating expenses
General and administrative	297,889	234,194
Interest	3,459	3,986

	301,348	238,180

Income (loss) before income taxes	(13,831)	83,446

Income taxes	600	600

Net income (loss)	$(14,431)	$82,846

See notes to combined financial statements.

3

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(UNAUDITED)

	Common Stock
			Additional	Retained
			Paid-In	Earnings
	Shares	Amount	Capital	(Deficit)

Balance, January 1, 2005	1,500	$100	$-	$(56,622)
Net income	-	-	-	82,846

Balance, June 30, 2005	1,500	$100	$-0-	$26,224

Balance, January 1, 2006	1,500	$100	$-	$(49,181)
Capital contribution	-	-	120,000	-
Net loss	-	-	-	(14,431)

Balance, June 30, 2006	1,500	$100	$120,000	$(63,612)

See notes to combined financial statements.

4

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,

	2006	2005

Cash flows from operating activities
Net income (loss)	$(14,431)	$82,846
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities
Amortization	12,688	903
Changes in assets and liabilities
Accounts receivable	(117,843)	107,706
Prepaid taxes	(1,467)	(10,988)
Accounts payable and accrued expenses	145,584	(217,653)

Net cash provided by (used in) operating activities	24,531	(37,186)

Cash flows from financing activities
Loan payable, bank	-	191

Net increase (decrease) in cash	24,531	(36,995)

Cash, beginning of period	17,445	80,834

Cash, end of period	$41,976	$43,839

Supplemental cash flow disclosures
Interest paid	$3,459	$3,986
Income taxes paid	412	386

Noncash investing and financing activities
Conversion of loan payable to equity	120,000	-

See notes to combined financial statements.

5

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
AmeRussia Shipping Company Inc. (the "Company") was formed in August 1993 in the State of Delaware and is an agent that provides for worldwide marine and inland transportation and other services for steamship companies and other common carriers. The Company has an intermediary license issued by the United States Federal Maritime Commission pursuant to the Shipping Act of 1984, as a "Non-Vessel-Operating Common Carrier". The Company was headquartered in Rutherford, New Jersey and pursuant to the sale of the Companies, moved its office to Kenilworth, New Jersey. It also maintains an office in Houston, Texas. AmeRussia, Ltd. (the "Affiliate"), a Russian company owned beneficially by the same stockholder, provides logistic support for the Company in Russia and is located in Saint Petersburg, Russia.

Effective May 1, 2006, the former stockholder of the Company sold all outstanding shares of the Company to a corporate entity, and the former sole member of the Affiliate sold 100% of its interest to AMR Investments, Inc. ("AMR"). The Company and the Affiliate became wholly owned subsidiaries of AMR upon the sale.

Principles of Combination
The accompanying combined financial statements include the accounts of the Company and the Affiliate (the "Companies"), which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in the combination.

The Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46(R)"). FIN 46(R) requires that variable interest entities in which a company holds a variable interest and is the primary beneficiary be consolidated beginning in 2005. The Company has determined that it meets the consolidation requirements of FIN 46(R). However, it has not consolidated its variable interest entity at June 30, 2006 and 2005. The Company has further determined that the adoption of FIN 46(R) would not have a material effect on its combined financial position, results of operations or cash flows.

Revenue Recognition
For the services described above, revenue is recognized upon dispatch of freight at the port of origin.

6

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

Concentrations of Credit Risk for Cash
The Company's cash balance is maintained at one bank, and is insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000.

Accounts Receivable
Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at June 30, 2006 and 2005.

Amortization
Leasehold improvements were amortized using the straight-line method over their estimated useful lives or the term of the lease, whichever was shorter. Leasehold improvements were amortized in full after termination of the lease upon sale of the Companies.

2 - LOAN PAYABLE, BANK

The Company had a $120,000 bank line of credit which required interest at the prime rate plus 1%. The facility was guaranteed by the former stockholder of the Company. Interest expense for the six months ended June 30, 2006 and 2005 was $3,986 and $6,501, respectively.

The amount outstanding of $120,000 was repaid in May 2006 by the former stockholder as part of the sale of the Companies and the facility was terminated. Accordingly, the debt has been reclassified to additional paid-in capital.

7

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

3 - MAJOR CUSTOMERS

Sales to two and four customers accounted for approximately 61% and 59% of net sales for the six months ended June 30, 2006 and 2005, respectively.

4 - VENDOR AGREEMENTS

The Company enters into agreements with unrelated ocean carriers for the Company to receive commission revenue based on certain minimum volume levels and to protect various ocean shipping rates for the duration of the contract. These agreements expire December 31, 2007 and represent more than 50% of the Company's net sales.

5 - COMMITMENTS AND CONTINGENCIES

Lease Obligations
The Company leased its Rutherford, New Jersey office from its former stockholder pursuant to a four-year lease terminating December 31, 2008, and also rented its Houston, Texas office from its former stockholder pursuant to a three-year lease terminating February 28, 2008.

The Affiliate rented its Saint Petersburg, Russia office premises on a month-to-month basis from its former stockholder.

Rent expense for the six months ended June 30, 2006 and 2005 was $26,333 and $26,000, respectively.

The leases and month-to-month arrangement were terminated upon sale of the Companies.

The Companies entered into three-year lease agreements with the former stockholder effective May 1, 2006 for the office premises and equipment located in Saint Petersburg, Russia and Houston, Texas, at rentals of $3,000 and $1,500 a month, respectively.

8

AMERUSSIA SHIPPING COMPANY INC. AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

5 - COMMITMENTS AND CONTINGENCIES (Continued)

Lease Obligations (Continued)
Future minimum annual rental payments are as follows:

Year Ending
June 30,

2007	$54,000
2008	54,000
2009	45,000

$153,000

Employment Agreements
In conjunction with the sale, effective May 1, 2006, the Company entered into an employment agreement with the former stockholder for a three-year period. The agreement contains time restrictions to prohibit the employee from competing with the Company after the termination of his employment.

In addition, AMR entered into employment agreements with two additional individuals, effective May 1, 2006, and cancelable upon 30 days' notice by either the Company or the employees. The agreements contain time restrictions to prohibit the employees from competing with the Company after the termination of their employment.

Litigation
There is a pending action against the Company by the United States Department of Agriculture ("USDA") for $224,000, alleging various shipment shortages to Russia during 1999. Counsel for the Company believes that the claim is not valid and will be dismissed. The Company has filed a counterclaim against the USDA for damages of approximately $700,000. The accompanying combined financial statements do not include any adjustments that may be necessary as a result of the ultimate settlement of this matter. Any potential liability is the responsibility of the former stockholder.

9

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

TUG LOGISTICS, INC. AND AFFILIATES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
TUG Logistics, Inc. and Affiliates

We have audited the accompanying combined balance sheets of TUG Logistics, Inc. and Affiliates as of December 31, 2005 and 2004, and the related statements of income and changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal controls over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of TUG Logistics, Inc. and Affiliates as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

September 25, 2006

1

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS

	December 31,

	2005	2004

ASSETS
Current assets
Cash and cash equivalents	$1,461,068	$1,248,882
Accounts receivable, less allowance for doubtful
accounts of $267,000 and $117,000	7,616,881	6,096,534
Notes receivable, related parties	87,620	-
Prepaid expenses and other current assets	21,526	11,223

Total current assets	9,187,095	7,356,639

Property and equipment - at cost, less accumulated
depreciation	130,791	143,793
Note receivable, related party	115,020	65,000
Security deposits	41,865	40,613

	$9,474,771	$7,606,045

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loan payable, bank	$300,000	$300,000
Loan payable, related party	-	100,000
Accounts payable and accrued expenses	3,927,876	3,424,028
Income taxes payable	676,705	351,661
Current maturities of capital lease obligations	13,739	18,413

Total current liabilities	4,918,320	4,194,102

Loans payable, related party	627,500	627,500
Capital lease obligations, less current maturities	-	13,739
Accrued interest payable	65,317	53,422

	5,611,137	4,888,763

Commitments and contingencies

Stockholders' equity
Common stock	790,000	790,000
Retained earnings	3,073,634	1,927,282

	3,863,634	2,717,282

	$9,474,771	$7,606,045

See notes to combined financial statements.

2

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF INCOME

	Year Ended December 31,

	2005	2004

Net sales	$75,941,030	$65,907,725

Cost of sales	68,005,275	59,505,024

Gross profit	7,935,755	6,402,701
Operating expenses
General and administrative	4,589,758	3,720,161

Income from operations	3,345,997	2,682,540

Interest expense, less interest income of $9,302 and $1,809	37,845	37,554

Income before income taxes	3,308,152	2,644,986

Income taxes	345,800	415,725

Net income	$2,962,352	$2,229,261

See notes to combined financial statements.

3

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
			Retained
	Shares	Amount	Earnings

Balance, January 1, 2004	358,000	$790,000	$2,237,054

Net income	-	-	2,229,261

Dividends	-	-	(2,539,033)

Balance, December 31, 2004	358,000	790,000	1,927,282

Net income	-	-	2,962,352

Dividends	-	-	(1,816,000)

Balance, December 31, 2005	358,000	$790,000	$3,073,634

See notes to combined financial statements.

4

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2005	2004

Cash flows from operating activities
Net income	$2,962,352	$2,229,261
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	36,952	26,198
Provision for doubtful accounts	255,615	142,000
Changes in assets and liabilities
Accounts receivable	(1,775,962)	(1,187,411)
Prepaid expenses and other current assets	(10,303)	6,280
Security deposits	(1,252)	2,839
Accounts payable and accrued expenses	515,743	879,522
Income taxes payable	325,044	350,861

Net cash provided by operating activities	2,308,189	2,449,550

Cash flows from investing activities
Notes receivable, related parties	(137,640)	(65,000)
Acquisition of property and equipment	(23,950)	(38,263)

Net cash used in investing activities	(161,590)	(103,263)

Cash flows from financing activities
Loan payable, bank	-	300,000
Loan payable, related party	(100,000)	240,000
Principal payments of capital lease obligations	(18,413)	(16,166)
Dividends paid	(1,816,000)	(2,539,033)

Net cash used in financing activities	(1,934,413)	(2,015,199)

Net increase in cash	212,186	331,088

Cash, beginning of year	1,248,882	917,794

Cash, end of year	$1,461,068	$1,248,882

Supplemental cash flow disclosures
Interest paid	$35,252	$4,450
Income taxes paid	23,322	61,823

Noncash investing and financing activities
Equipment acquired under capital lease	-	46,318

See notes to combined financial statements.

5

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
TUG Logistics, Inc. and Affiliates ("TUG" or the "Company") provide logistics services through four operating entities in the United States. TUG is headquartered in Los Angeles, California and utilizes over 40 agents in China, Taiwan, Hong Kong, Korea, Japan, Malaysia, Indonesia, Thailand, Singapore and the Philippines. TUG provides ocean, air, supply chain logistics, warehouse and distribution and customs brokerage services to its customers, as well as a full range of ocean transportation intermediary services, forwarding containers (primarily via ocean and air, but also bulk cargo) between Asia and the United States using multiple carriers. TUG is a "Non-Vessel-Operating Common Carrier" ("NVOCC").

TUG's four operating entities in the United States are:
  TUG Logistics, Inc. ("LAX") - a California based NVOCC and headquarters for all TUG operations

  TUG Logistics (Miami), Inc. ("MIAMI") - a Miami based NVOCC

  Clare Freight, Los Angeles, Inc. ("CLARE") - provides customs house brokerage services

  Glare Logistics Inc., Carson, California ("GLARE") - provides warehouse and distribution services

Principles of Combination
The accompanying financial statements include the combined accounts of TUG Logistics, Inc. and Affiliates which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in combination.

Revenue Recognition
Revenue is recognized upon discharge of freight at the port of destination.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

6

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's cash balances are maintained at several banks. The balances are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 for each company for each bank. Balances in these accounts at times exceed the insured limit.

Accounts Receivable
Accounts receivable are stated at the amount management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Depreciation
Depreciation, including depreciation of assets held under capital leases, is provided using the straight-line method over estimated useful lives ranging from three to seven years.

Income Taxes
LAX and CLARE have elected S Corporation status for Federal and California income tax purposes. Under these elections, the taxable income or loss is reportable by the stockholders on their individual income tax returns and there are no provisions made for Federal income tax. Provisions are made for applicable state income taxes.

MIAMI and GLARE are C corporations for Federal income tax purposes and are also subject to state income taxes in various jurisdictions.

2 - NOTES RECEIVABLE, RELATED PARTIES

On December 31, 2004, LAX loaned $65,000 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. This note is payable on December 31, 2006. At December 31, 2005 and 2004, the balance of the note, including interest, is $67,275 and $65,000, respectively.

7

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

2 - NOTES RECEIVABLE, RELATED PARTIES (Continued)

On December 1, 2005, LAX loaned $111,130 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. The note is payable on December 31, 2007. At December 31, 2005, the balance of the note, including interest, is $115,020.

On January 1, 2005, LAX loaned $19,657 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. The note is payable on December 31, 2006. At December 31, 2005, the balance of the note, including interest, is $20,345.

3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,

	2005	2004

Furniture and fixtures	$11,627	$10,888
Equipment	98,493	92,613
Computer hardware	75,642	61,611
Computer software	15,003	11,703

	200,765	176,815
Less - Accumulated depreciation	69,974	33,022

	$130,791	$143,793

Equipment includes assets held under capital leases totaling $67,543 at December 31, 2005 and 2004, with accumulated depreciation of $22,915 and $9,407, respectively.

4 - LOANS PAYABLE, BANK

MIAMI has a $300,000 bank line of credit, which bears interest at the prime rate payable monthly. At December 31, 2005 and 2004, the outstanding balance on this line is $100,000.

GLARE has a $300,000 bank line of credit, which bears interest at the prime rate plus 1% payable monthly. At December 31, 2005 and 2004, the outstanding balance on this line is $200,000.

The companies are required to comply with various covenants including maintaining certain financial ratios. Substantially all of the companies' assets are pledged as collateral for these obligations. Interest expense for the years ended December 31, 2005 and 2004 was $21,852 and $4,440, respectively.

8

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

5 - CAPITAL LEASE OBLIGATIONS

Obligations under capital leases require monthly installments through September 30, 2006, including interest at approximately 8%. Interest expense for the years ended December 31, 2005 and 2004 was $2,831 and $1,470, respectively. The obligations are collateralized by the leased assets.

6 - LOANS PAYABLE, RELATED PARTIES

An entity related through common ownership advanced $100,000 to CLARE during 2004. Amounts due are noninterest-bearing and payable on demand. The loan, including accrued interest of $11,000, was repaid during 2005.

On February 1, 2003, an entity related through common ownership advanced $432,500 to LAX and sold equipment to LAX valued at $55,000. In 2004, an additional $140,000 was advanced. The total amount owed at December 31, 2005 and 2004 was $627,500. The notes bear interest at 3.5% a year and principal and interest are due on January 31, 2008. Interest expense on these loans for the years ended December 31, 2005 and 2004 was $23,795 and $22,978, respectively.

7 - LEASE COMMITMENTS

MIAMI leases office spaces under an operating lease on a year-to-year basis. This lease was renewed until December 31, 2006.

LAX and CLARE lease office space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

GLARE leases warehouse space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

Future minimum annual rental payments, excluding additional rent, are approximately as follows:

Year Ending
December 31,

2006	$398,000
2007	370,000

$768,000

9

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

7 - LEASE COMMITMENTS (Continued)

Rent expense, including additional rent, for the years ended December 31, 2005 and 2004 was approximately $520,000 and $396,000, respectively.

8 - COMMITMENTS AND CONTINGENCIES

The Company is ordinarily involved in claims and lawsuits which arise in the normal course of business. In the opinion of management, the liability resulting from these matters, if any, will not have a material effect on the Company's financial position.

9 - COMMON STOCK

Common stock at December 31, 2005 and 2004 is as follows:

TUG Logistics, Inc.
$10 par value; 1,000,000 shares authorized,
30,000 shares issued and outstanding	$300,000

TUG Logistics (Miami), Inc.
$1 par value; 1,000,000 shares authorized,
300,000 shares issued and outstanding	300,000

Glare Logistics Inc.
$10 par value; 1,000,000 shares authorized,	180,000
18,000 shares issued and outstanding

Clare Freight, Los Angeles, Inc.
$1 par value; 100,000 shares authorized,
10,000 shares issued and outstanding	10,000

$790,000

10 - SUBSEQUENT EVENTS

In April 2006, the shareholders of the Company signed a letter of intent with Maritime Logistics US Holdings Inc. to sell substantially all of the Company's assets, properties and rights.

10

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2006 AND 2005

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

TUG LOGISTICS, INC. AND AFFILIATES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
TUG Logistics, Inc. and Affiliates

We have reviewed the accompanying combined balance sheets of TUG Logistics, Inc. and Affiliates as of June 30, 2006 and 2005, and the related statements of income and changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim combined financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

October 17, 2006

1

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED BALANCE SHEETS
(UNAUDITED)

	June 30,

	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$1,719,675	$1,351,943
Accounts receivable, less allowance for doubtful
accounts of $406,000 and $171,000	8,048,087	8,305,169
Notes receivable, related parties	89,102	-
Prepaid expenses and other current assets	28,000	3,925

Total current assets	9,884,864	9,661,037

Property and equipment - at cost, less accumulated
depreciation	134,832	141,982
Note receivable, related party	16,964	86,138
Security deposits	41,865	40,613

	$10,078,525	$9,929,770

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loan payable, bank	$-	$500,000
Accounts payable and accrued expenses	3,182,413	6,125,194
Income taxes payable	906,092	437,062
Current maturities of capital lease obligations	4,585	17,961

Total current liabilities	4,093,090	7,080,217

Loans payable, related party	627,500	627,500
Capital lease obligations, less current maturities	-	4,585
Accrued interest payable	77,530	53,316

	4,798,120	7,765,618

Commitments and contingencies

Stockholders' equity
Common stock	790,000	790,000
Retained earnings	4,490,405	1,374,152

	5,280,405	2,164,152

	$10,078,525	$9,929,770

See notes to combined financial statements.

2

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF INCOME
(UNAUDITED)

	Six Months Ended June 30,

	2006	2005

Net sales	$41,024,055	$34,302,287

Cost of sales	36,729,105	31,168,565

Gross profit	4,294,950	3,133,722
Operating expenses
General and administrative	2,461,232	2,148,608

Income from operations	1,833,718	985,114

Interest expense, less interest income of $5,791 and $2,495	11,485	19,005

Income before income taxes	1,822,233	966,109

Income taxes	261,462	88,600

Net income	$1,560,771	$877,509

See notes to combined financial statements.

3

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)

	Common Stock
			Retained
	Shares	Amount	Earnings

Balance, January 1, 2005	358,000	$790,000	$1,927,282
Net income	-	-	877,509
Dividends	-	-	(1,430,639)

Balance, June 30, 2005	358,000	$790,000	$1,374,152

Balance, January 1, 2006	358,000	$790,000	$3,073,634

Net income	-	-	1,560,771

Dividends	-	-	(144,000)

Balance, June 30, 2006	358,000	$790,000	$4,490,405

See notes to combined financial statements.

4

TUG LOGISTICS, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,

	2006	2005

Cash flows from operating activities
Net income	$1,560,771	$877,509
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	20,852	14,810
Provision for doubtful accounts	139,000	53,559
Changes in assets and liabilities
Accounts receivable	(570,206)	(2,262,194)
Prepaid expenses and other current assets	(6,474)	7,298
Accounts payable and accrued expenses	(733,250)	2,701,060
Income taxes payable	229,387	85,401

Net cash provided by operating activities	640,080	1,477,443

Cash flows from investing activities
Notes receivable, related parties	96,574	(21,138)
Acquisition of property and equipment	(24,893)	(12,999)

Net cash provided by (used in) investing activities	71,681	(34,137)

Cash flows from financing activities
Loan payable, bank	(300,000)	200,000
Loan payable, related party	-	(100,000)
Principal payments of capital lease obligations	(9,154)	(9,606)
Dividends paid	(144,000)	(1,430,639)

Net cash used in financing activities	(453,154)	(1,340,245)

Net increase in cash	258,607	103,061

Cash, beginning of period	1,461,068	1,248,882

Cash, end of period	$1,719,675	$1,351,943

Supplemental cash flow disclosures
Interest paid	$5,063	$21,606
Income taxes paid	32,075	3,199

See notes to combined financial statements.

5

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
TUG Logistics, Inc. and Affiliates ("TUG" or the "Company") provide logistics services through four operating entities in the United States. TUG is headquartered in Los Angeles, California and utilizes over 40 agents in China, Taiwan, Hong Kong, Korea, Japan, Malaysia, Indonesia, Thailand, Singapore and the Philippines. TUG provides ocean, air, supply chain logistics, warehouse and distribution and customs brokerage services to its customers, as well as a full range of ocean transportation intermediary services, forwarding containers (primarily via ocean and air, but also bulk cargo) between Asia and the United States using multiple carriers. TUG is a "Non-Vessel-Operating Common Carrier" ("NVOCC").

TUG's four operating entities in the United States are:

  TUG Logistics, Inc. ("LAX") - a California-based NVOCC and headquarters for all TUG operations

  TUG Logistics (Miami), Inc. ("MIAMI") - a Miami-based NVOCC

  Clare Freight, Los Angeles, Inc. ("CLARE") - provides customs house brokerage services

  Glare Logistics Inc. ("GLARE") - a California-based provider of warehouse and distribution services

In April 2006, the shareholders of the Company signed a letter of intent with Maritime Logistics US Holdings Inc. to sell substantially all of the Company's assets, properties and rights.

Principles of Combination
The accompanying financial statements include the combined accounts of TUG Logistics, Inc. and Affiliates, which are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in combination.

Revenue Recognition
Revenue is recognized upon discharge of freight at the port of destination.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Actual results could differ from those estimates.

6

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's cash balances are maintained at several banks. The balances are insured by the Federal Deposit Insurance Corporation for up to an aggregate of $100,000 for each company for each bank. Balances in these accounts at times exceed the insured limit.

Accounts Receivable
Accounts receivable are stated at the amount management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Depreciation
Depreciation, including depreciation of assets held under capital leases, is provided using the straight-line method over estimated useful lives ranging from three to seven years.

Income Taxes
LAX and CLARE have elected S Corporation status for Federal and California income tax purposes. Under these elections, the taxable income or loss is reportable by the stockholders on their individual income tax returns and there are no provisions made for Federal income tax. Provisions are made for applicable state income taxes.

MIAMI and GLARE are C Corporations for Federal income tax purposes and are also subject to state income taxes in various jurisdictions.

2 - NOTES RECEIVABLE, RELATED PARTIES

On December 31, 2004, LAX loaned $65,000 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. This note is payable on December 31, 2006. At June 30, 2006 and 2005, the balance of the note, including interest, is $68,413 and $66,138, respectively.

7

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

2 - NOTES RECEIVABLE, RELATED PARTIES (Continued)

On December 1, 2005, LAX loaned $111,130 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. The note is payable on December 31, 2007. In 2006, the related entity paid back $100,000 of the outstanding loan. At June 30, 2006, the balance of the note, including interest, is $16,964.

On January 1, 2005, LAX loaned $19,657 to an entity related through common ownership. This promissory note bears interest at 3.5% a year. The note is payable on December 31, 2006. At June 30, 2006 and 2005, the balance of the note, including interest, is $20,689 and $20,000, respectively.

3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30,

	2006	2005

Furniture and fixtures	$12,257	$11,627
Equipment	113,509	96,443
Computer hardware	84,889	68,241
Computer software	15,003	13,503

	225,658	189,814
Less - Accumulated depreciation	90,826	47,832

	$134,832	$141,982

Equipment includes assets held under capital leases totaling $67,543 at June 30, 2006 and 2005, with accumulated depreciation of $29,670 and $16,162, respectively.

4 - LOANS PAYABLE, BANK

MIAMI has a $300,000 bank line of credit, which bears interest at the prime rate payable monthly. At June 30, 2005, the outstanding balance on this line is $300,000. During 2006, the line of credit agreement with the bank was terminated and the outstanding balance was paid off.

GLARE has a $300,000 bank line of credit, which bears interest at the prime rate plus 1% payable monthly. At June 30, 2005, the outstanding balance on this line is $200,000. During 2006, the line of credit agreement with the bank was terminated and the outstanding balance was paid off.

8

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

4 - LOANS PAYABLE, BANK (Continued)

The companies are required to comply with various covenants including maintaining certain financial ratios. Substantially all of the companies' assets are pledged as collateral for these obligations. Interest expense for the six months ended June 30, 2006 and 2005 was $5,063 and $9,706, respectively.

5 - CAPITAL LEASE OBLIGATIONS

Obligations under capital leases require monthly installments through September 30, 2006, including interest at approximately 8%. Interest expense for the six months ended June 30, 2006 and 2005 was $550 and $1,286, respectively. The obligations are collateralized by the leased assets.

6 - LOANS PAYABLE, RELATED PARTIES

On February 1, 2003, an entity related through common ownership advanced $432,500 to LAX and sold equipment to LAX valued at $55,000. In 2004, an additional $140,000 was advanced. The total amount owed at June 30, 2006 and 2005 was $627,500. The notes bear interest at 3.5% a year and principal and interest are due on January 31, 2008. Interest expense on these loans for the six months ended June 30, 2006 and 2005 was $12,213 and $11,794, respectively.

7 - LEASE COMMITMENTS

MIAMI leases office spaces under an operating lease on a year-to-year basis. This lease was renewed until December 31, 2006.

LAX and CLARE lease office space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

GLARE leases warehouse space under an operating lease which expires on November 30, 2007. Additional payments are required based on increases in real estate taxes and operating expenses over base period amounts.

9

TUG LOGISTICS, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

7 - LEASE COMMITMENTS (Continued)

Future minimum annual rental payments, excluding additional rent, are approximately as follows:

Year Ending
June 30,

2007	$384,000
2008	185,000

$569,000

Rent expense, including additional rent, for the six months ended June 30, 2006 and 2005 was approximately $263,000 and $253,000, respectively.

8 - COMMITMENTS AND CONTINGENCIES

The Company is ordinarily involved in claims and lawsuits which arise in the normal course of business. In the opinion of management, the liability resulting from these matters, if any, will not have a material effect on the Company's financial position.

9 - COMMON STOCK

Common stock at June 30, 2006 and 2005 is as follows:

TUG Logistics, Inc.
$10 par value; 1,000,000 shares authorized,
30,000 shares issued and outstanding	$300,000

TUG Logistics (Miami), Inc.
$1 par value; 1,000,000 shares authorized,
300,000 shares issued and outstanding	300,000

Glare Logistics Inc.
$10 par value; 1,000,000 shares authorized,	180,000
18,000 shares issued and outstanding

Clare Freight, Los Angeles, Inc.
$1 par value; 100,000 shares authorized,
10,000 shares issued and outstanding	10,000

$790,000

10

Condensed consolidated Pro Forma Aerobic Creations, Inc. and Subsidiaries Balance Sheet
Pro Forma as of June 30, 2006
($ 000’s)

	Accounting Acquirer Maritime Holdings[1] Audited			Legal Survivor Aerobic Creations Unaudited	Combined	Pro Forma Transaction Adjustments	Pro Forma Financing Adjustments	Notes:	Consolidated Pro Forma Balance Sheet[3]
		Acquired Companies[2]
		FMI Unaudited	TUG Unaudited

Assets
Cash, Net	$120	$1,776	$1,720	$—	$3,616	$—	$11,504		$15,120
Accounts Receivable, Net	315	12,344	8,137	—	$20,796	—	—		20,796
Other Current Assets	107	2,409	28	—	$2,544	—	—		2,544

Total Current Assets	$542	$16,529	$9,885	$—	$26,956	$—	$11,504		$38,460

PP&E, Net	$29	$6,361	$134	$—	$6,524	$—	$—		$6,524
Other Assets	3	834	59	—	$896	—	—		896
Transaction/Financing Costs	58	685	—	—	$743	(743)	14,840	A	14,840
Goodwill/Intangibles	669	75,340	—	—	$76,009	(76,009)	148,716	B	148,716

Total Assets	$1,301	$99,749	$10,078	$—	$111,128	$(76,752)	$175,060		$209,436

Liabilities & Equity
Accounts Payable	$397	$7,029	$3,182	$3	$10,611	$—	$—		$10,611
Accrued Liabilities	22	477	911	—	$1,410	—	—		1,410
Current maturity of existing debt	125	4,513	—		$4,638	$(4,638)	—		$—
Dividends Payable	150	—	—	—	$150	—	—		$150

Total Current Liabilities	$694	$12,019	$4,093	$3	$16,809	$(4,638)	$—		$12,171

Debt:
Existing Debt	$475	$46,885	$705	$—	$48,065	$(48,065)	$—		$—
Senior Secured Credit Facility	—	—	—	—	—	—	55,000	C	55,000
Convertible Notes	—	—	—	—	—	—	65,000	D	65,000

Total Debt	$475	$46,885	$705	$—	$48,065	$(48,065)	$120,000		$120,000

Other Liabilities- Deferred Rent	—	1,715	—	—	$1,715	—	—		1,715

Equity	132	39,130	5,280	(3)	$44,539	(44,539)	75,550	E	75,550

Total Liabilities & Equity	$1,301	$99,749	$10,078	$—	$111,128	$(97,242)	$195,550		$209,436

NOTES:

1.	Existing Maritime Holdings operations includes two months of the financial results of AmeRussia, which it acquired on May 1, 2006.

2.

Maritime Holdings acquired FMI and Tug on November 8, 2006. It is important to note that the pro forma includes FMI Holdco I LLC, and not its parent company FMI Blocker Inc, as FMI Blocker, Inc., was simply a pass through entity with no assets other than its interest in FMI Holdco I LLC, and was immediately dissolved after the recapitalization.

3.	The Consolidated Pro Forma Results presented herein are for illustrative purposes only.

A.	Transaction and financing costs include:

- Financing fees and expenses payable to Fortress of $2.0 million related to the Senior Debt Financing,

- Cash fees and expenses payable to Rodman & Renshaw, LLC, the Placement Agent, of $6.8 million for the Senior Debt, Notes and fees for the private placement offerring for the common stock,

- Value of the Warrants granted to Rodman & Renshaw, LLC, the Placement Agent, of $1.2 million, and

- Maritime Holdings fees and expenses (including third-party legal, accounting and tax) of $4.9 million.

B.

Management intends to retain a third-party valuation consultant to complete a purchase price allocation study of the Acquisitions that will determine the final allocation between Goodwill and other intangibles. Under the transactions with TUG and SeaMaster, the Company may be required to make future earn-out payments if certain financial hurdles are met that are not reflected in the pro forma balance sheet presented herein.

C.

Under the terms of the Senior Secured Credit Facility, the Company will have $55 million in senior secured debt, subject to principal payments over a 5-year term, and a $10 million Revolving Credit facility, the availability of which has been reduced by $4.2 million to cover outstanding letters of credit.

D.

The Company raised $65 million through the Note Financing. The structure of the transactions may give rise to accounting charges relating to deemed embedded derivatives, as disclosed in greater detail in the risk factors expressed herein, such as original issuance discount (“OID”) accounting or other similar accounting that may result in changes in the presentation reflected herein.

E.	Equity contributed through the Transactions reflects:

- The contributed value of the Maritime Holdings operations of $14.5 million,

- The contributed value of Aerobic of $2.5 million,

- The cash contribution related to the sale of Common Stock of $33.1 million,

- The value attributed to the rollover shares granted to the FMI sellers of $15.5 million, and

- The contributed value of restricted stock held by SeaMaster and TUG discounted to reflect the 3 year restriction on sale of these shares of $10.0 million

F -

Condensed consolidated Pro Forma Aerobic Creations, Inc. and Subsidiaries Statement of Operations
Pro Forma for the year ended December 31, 2005
($ 000’s)
except for per share data

	Accounting Acquirer(1)	Acquired Companies		Legal Survivor		Pro Forma

	AmeRussia Audited	FMI (2) Audited	TUG Audited	Aerobic Audited	Combined	Transaction Adjustments	Notes:	Consolidated (3) Pro Forma

Revenues:
Air & Ocean Freight Services	$1,779	$—	$75,941	$—	$77,720	$—		$77,720
Logistics Services	—	117,857	—	—	117,857	—		117,857

Total Revenue	$1,779	$117,857	$75,941	$—	$195,577	$—		$195,577

Operating Expenses:
Air & Ocean Freight Transportation	$1,286	$—	$68,005	$—	$69,291	$—		$69,291
Logistics Services	—	91,414	—	—	91,414	—		91,414

Total Operating Expenses	$1,286	$91,414	$68,005	$—	$160,705	$—		$160,705

Gross Profit	$493	$26,443	$7,936	$—	$34,872	$—		$34,872

Sales, General & Administrative Expenses
Salaries and Related Costs	$159	$7,624	$3,780	$—	$11,563	$2,500	A	$14,063
Rent and Occupancy Costs	26	898	520	—	1,444	—		1,444
Depreciation and Amortization	—	2,490	37	—	2,527	—		2,527
Amortization of Intangibles	—	3,021	—	—	3,021	2,000	B	5,021
Other Operating Expenses	290	4,004	253	19	4,566	500	C	5,066

Total Sales, General & Administrative	$475	$18,037	$4,590	$19	$23,121	$5,000		$28,121

Operating Income (Loss)	$18	$8,406	$3,346	$(19)	$11,751	$(5,000)		$6,751

Interest Expense, Net	$9	$7,317	$38	$—	$7,364	$3,557	D	$10,921

Income (loss) before income tax provision	$9	$1,089	$3,308	$(19)	$4,387	$(8,557)		$(4,170)
Income Tax provision (benefit)	2	106	346	—	454	(2,122)	E	(1,668)

Net Income (Loss)	$7	$983	$2,962	$(19)	$3,933	$(6,435)		$(2,502)

Weighted average common shares outstanding, basic and diluted								7,555

Net loss per common share, basic and diluted								$(0.33)

NOTES:

A.

The salaries and related costs “Transaction Adjustments” outlined above represent the estimated pro forma impact of the incremental future management personnel and corporate infrastructure for the Company. It is important to note that these expenses were not incurred on a historical basis and that the Company did not receive any historical benefits, in terms of revenue generation and operating management, for these expenses in the historical periods presented herein.

B.

The amortization “Transaction Adjustment” outlined above reflects the estimated pro forma incremental amortization related to fees and expenses of the transactions. One half of these expenses are assumed to be tax deductible.

C.	The other operating expenses “Transaction Adjustments” outlined above reflect the estimated pro forma incremental public company cost of the Company expects to incur.

D.

The interest expense “Transaction Adjustments” outlined above reflect the pro forma incremental interest expense associated with balances of the Company’s Convertible Notes and Senior Credit Facility at the closing based on current LIBOR of 5.4% plus applicable margin. The structure of the transactions may give rise to accounting charges relating to deemed embedded derivatives, as disclosed in greater detail in the risk factors expressed herein, such as original issuance discount (“OID”) accounting or other similar accounting that may result in changes in the presentation reflected herein.

E.

The provision for income tax “Transaction Adjustment” outlined above reflects the estimated net historical tax impact of the pro forma increases to the Company’s SG&A, amortization and interest expense assuming a 40% effective tax rate.

(1)	The Accounting Acquirer, Maritime Holdings, did not exist in 2005; however, its wholly owned subsidairy, AmeRussia did exist and is presented herein.

(2)

Maritime Holdings acquired FMI and Tug on November 8, 2006. It is important to note that the pro forma includes FMI Holdco I LLC, and not its parent company, FMI Blocker Inc, as FMI Blocker, Inc., was simply a pass through entity with no assets other than its interest in FMI Holdco I LLC, and was immediately dissolved after the recapitalization.

(3)	The Consolidated Pro Forma Results presented herein are for illustration purposes only.

F -

Condensed consolidated Pro Forma Aerobic Creations, Inc. and Subsidiaries Statement of Operations
Pro Forma for the six months ended June 30, 2006
($ 000’s)
except for per share data

	Accounting Acquirer (1)		Acquired Companies		Legal Survivor		Pro Forma		Consolidated (3)

	Martime Holdings Audited	AmeRussia (1) Unaudited	FMI (2) Unaudited	TUG Unaudited	Aerobic Unaudited	Combined	Transaction Adjustments	Notes:	Pro Forma Income Statement

Revenues:
Air & Ocean Freight Services	520	$1,419	$—	$41,024	$—	$42,963	$(520)	(1)	$42,443
Logistics Services	—	—	52,710	—	—	52,710	—		52,710

Total Revenue	$520	$1,419	$52,710	$41,024	$—	$95,673	$(520)		$95,153

Operating Expenses:
Air & Ocean Freight Transportation	418	$1,131	$—	$36,729	$—	$38,278	$(418)	(1)	$37,860
Logistics Services	—	—	40,735	—	—	40,735	—		40,735

Total Operating Expenses	$418	$1,131	$40,735	$36,729	$—	$79,013	$(418)		$78,595

Gross Profit	$102	$288	$11,975	$4,295	$—	$16,660	$(102)		$16,558

Sales, General & Administrative Expenses
Salaries and Related Costs	22	$66	$3,956	$2,133	$—	$6,177	$1,228	A, (1)	$7,405
Rent and Occupancy Costs	10	26	351	263	—	650	(10)	(1)	640
Depreciation and Amortization	3	13	875	21	—	912	(3)	(1)	909
Amortization of Intangibles		—	1,384	—	—	1,384	1,000	B	2,384
Other Operating Expenses	202	193	1,844	44	61	2,344	250	C	2,594

Total Sales, General & Administrative	$237	$298	$8,410	$2,461	$61	$11,467	$2,465		$13,932

Operating Income (Loss)	$(135)	$(10)	$3,565	$1,834	$(61)	$5,193	$(2,567)		$2,626

Interest Expense, Net	5	$3	$2,843	$11	$—	2,862	$2,600	D	5,462

Income (loss) before income tax provision	$(140)	$(13)	$722	$1,823	$(61)	$2,331	$(5,167)		$(2,836)
Income Tax provision (benefit)	—	1	90	262	—	353	(1,487)	E	(1,134)

Net Income (Loss)	$(140)	$(14)	$632	$1,561	$(61)	$1,978	$(3,680)		$(1,702)

Weighted average common shares outstanding, basic and diluted									7,555

Net loss per common share, basic and diluted									$(0.23)

NOTES:

A.

The salaries and related costs “Transaction Adjustments” outlined above represent the estimated pro forma impact of the incremental future management personnel and corporate infrastructure for the Company. It is important to note that these expenses were not incurred on a historical basis and that the Company did not receive any historical benefits, in terms of revenue generation and operating management, for these expenses in the historical periods presented herein.

B.

The amortization “Transaction Adjustment” outlined above reflects the estimated pro forma incremental amortization related to fees and expenses of the transactions. One half of these expenses are assumed to be tax deductible.

C.	The other operating expenses “Transaction Adjustments” outlined above reflect the estimated pro forma incremental public company cost of the Company expects to incur.

D.

The interest expense “Transaction Adjustments” outlined above reflect the pro forma incremental interest expense associated with balances of the Company’s Convertible Notes and Senior Credit Facility at the closing based on current LIBOR of 5.4% plus applicable margin. The structure of the transactions may give rise to accounting charges relating to deemed embedded derivatives, as disclosed in greater detail in the risk factors expressed herein, such as original issuance discount (“OID”) accounting or other similar accounting that may result in changes in the presentation reflected herein.

E.

The provision for income tax “Transaction Adjustment” outlined above reflects the estimated net historical tax impact of the pro forma increases to the Company’s SG&A, amortization and interest expense assuming a 40% effective tax rate.

(1)	The Accounting Acquirer, Maritime Holdings, acquired AmeRussia on May 1, 2006. All revenues and expenses related to AmeRussia for the two months ended June 30, 2006, were eliminated in consolidation.

(2)

Maritime Holdings acquired FMI and Tug on November 8, 2006. It is important to note that the pro forma includes FMI Holdco I LLC, and not its parent company, FMI Blocker Inc, as FMI Blocker, Inc., was simply a pass through entity with no assets other than its interest in FMI Holdco I LLC, and was immediately dissolved after the recapitalization.

(3)	The Consolidated Pro Forma Results presented herein for illustrative purposes only.

F -